                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [ X ]
Filed by a Party other than the Registrant  [    ]

Check the appropriate box:

         [ ]   Preliminary Proxy Statement
         [X]   Definitive Proxy Statement
         [ ]   Definitive Additional Materials
         [ ]   Soliciting Material Pursuant to ss. 240.14a-11(c) or
                  ss. 240.14a-12

                 PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
                 --------------------------------------------
                (Name of Registrant as specified in its charter)



      (Name of Person(s) Filing Proxy Statement), if other than Registrant

Payment of Filing Fee (Check the appropriate box):

         [X]   No fee required

         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         [ ]   Fee paid previously with preliminary materials.

         [ ] Check box if any of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               (1)      Amount Previously Paid:
               (2)      Form, Schedule or Registration Statement No.:
               (3)      Filing Party:
               (4)      Date Filed:

[PSEG LOGO]


Public Service Enterprise Group Incorporated
80 Park Plaza, P.O. Box 1171, Newark, New Jersey 07101-1171
--------------------------------------------------------------------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD APRIL 16, 2002

                                      AND

                                PROXY STATEMENT


To the Stockholders of Public Service Enterprise Group Incorporated:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Public Service Enterprise Group Incorporated will be held at the New Jersey Performing Arts Center, One Center Street, Newark, New Jersey, on April 16, 2002, at 2:00 P.M., for the following purposes:

        1. To elect one member of Class II of the Board of Directors to hold office until the Annual Meeting of Stockholders in 2004 and three members of Class III of the Board of Directors to hold office until the Annual Meeting of Stockholders in 2005, in each case until their respective successors are elected and qualified;

        2. To consider and act upon the approval of the 2001 Long-Term Incentive Plan;

        3. To consider and act upon the approval of the Restated and Amended Management Incentive Compensation Plan;

        4. To consider and act upon the ratification of the appointment of Deloitte & Touche LLP as independent auditors for the year 2002;

        5. To consider and act upon a stockholder proposal relating to the nomination of at least two candidates for each open Board position, if the proponent presents the proposal at the meeting; and

        6. To transact such other business as may properly come before said meeting or any adjournment thereof.

     Stockholders entitled to vote at the meeting are the holders of Common Stock of record at the close of business on February 22, 2002.

                                          By order of the Board of Directors,




                                          EDWARD J. BIGGINS, JR.
                                             Secretary


March 1, 2002


YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND MAIL THE ACCOMPANYING PROXY FORM PROMPTLY. TELEPHONE AND ELECTRONIC VOTING ARE ALSO AVAILABLE. PLEASE USE THE TOLL-FREE TELEPHONE NUMBER OR THE INTERNET ADDRESS SHOWN ON THE PROXY FORM.

                               TABLE OF CONTENTS

                                                                                        Page
                                                                                       -----
INTRODUCTION .......................................................................      1
VOTING SECURITIES ..................................................................      2
BOARD OF DIRECTORS .................................................................      2
 Committees of the Board ...........................................................      3
ELECTION OF DIRECTORS (Proposal 1) .................................................      4
SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT AND OTHER
 CERTAIN BENEFICIAL OWNERS .........................................................      8
SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE ...............................      9
EXECUTIVE COMPENSATION .............................................................     10
 Summary Compensation Table ........................................................     10
 Option Grants in Last Fiscal Year (2001) ..........................................     11
 Aggregated Option Exercises in Last Fiscal Year (2001) and Fiscal Year-End Option
   Values (12/31/01) ...............................................................     12
 Employment Contracts and Arrangements .............................................     12
 Compensation Committee Interlocks and Insider Participation .......................     13
 Compensation of Directors and Certain Business Relationships ......................     13
 Compensation Pursuant to Pension Plans ............................................     14
ORGANIZATION AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE
 COMPENSATION ......................................................................     14
AUDIT COMMITTEE REPORT .............................................................     17
FEES BILLED TO PSEG BY DELOITTE & TOUCHE LLP FOR 2001 ..............................     18
PERFORMANCE GRAPH ..................................................................     19
APPROVAL OF 2001 LONG-TERM INCENTIVE PLAN (Proposal 2) .............................     19
APPROVAL OF RESTATED AND AMENDED MANAGEMENT INCENTIVE
 COMPENSATION PLAN (Proposal 3) ....................................................     21
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
 (Proposal 4) ......................................................................     23
STOCKHOLDER PROPOSAL (Proposal 5) ..................................................     23
LEGAL PROCEEDINGS ..................................................................     24
DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS .......................................     25
DISCRETIONARY PROXY VOTING AUTHORITY ...............................................     25
SOLICITATION .......................................................................     25
ANNUAL REPORT ON FORM 10-K .........................................................     25
DELIVERY OF PROXY STATEMENT AND SUMMARY ANNUAL REPORT TO
 STOCKHOLDERS ......................................................................     25
APPENDIX A: CONSOLIDATED FINANCIAL STATEMENTS AND NOTES,
 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATIONS AND INDEPENDENT AUDITORS' REPORT ........................    A-1
APPENDIX B: AUDIT COMMITTEE CHARTER ................................................    B-1
APPENDIX C: 2001 LONG-TERM INCENTIVE PLAN ..........................................    C-1
APPENDIX D: RESTATED AND AMENDED MANAGEMENT INCENTIVE
 COMPENSATION PLAN .................................................................    D-1

                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies by Public Service Enterprise Group Incorporated (PSEG or Enterprise) on behalf of its Board of Directors to be voted at its 2002 Annual Meeting of Stockholders. PSEG is a public utility holding company that owns directly four subsidiaries: Public Service Electric and Gas Company (PSE&G), which is an operating electric and gas utility; PSEG Power LLC (Power), which is an electric generation and wholesale energy marketing and trading company; PSEG Energy Holdings Inc. (Energy Holdings), which directly owns three energy-related businesses that develop and acquire electric generation and distribution in selected international and domestic markets, provide capital to finance energy-related assets and assist customers in efficient energy utilization; and PSEG Services Corporation (Services), which provides management and administrative services to PSEG and its subsidiaries. The complete mailing address of the principal executive offices of PSEG is 80 Park Plaza, P.O. Box 1171, Newark, New Jersey 07101-1171, telephone (973) 430-7000. PSEG's Internet site can be reached at www.pseg.com. The approximate date on which this Proxy Statement and the accompanying proxy were first sent or given to security holders and made available electronically via the Internet was March 6, 2002.

     Every vote is important. Accordingly, each stockholder is urged to date, sign and return the accompanying proxy form whether or not he or she plans to attend the meeting. In addition, this year, stockholders of record may vote their proxies using the toll--free telephone number listed on the proxy form or via the Internet, at the electronic address also listed on the proxy form. When a proxy form is returned properly dated and signed, or properly voted telephonically or electronically, the shares represented thereby will be voted by the persons named as proxies in accordance with the voting stockholder's directions.

     Stockholders may specify their choices by marking the appropriate boxes on the enclosed proxy form. If a proxy form is dated, signed and returned without specifying choices, the shares will be voted as recommended by the Board of Directors. Stockholders voting telephonically or electronically should follow the directions given during the call or on the computer screen. The control number printed on the proxy form is designed to verify stockholder identity and confirm that voting instructions are properly recorded.

     For shares held in the name of a bank or broker, stockholders should follow the voting instructions on the form received from such bank or broker. For such shares, the availability of telephone or Internet voting will depend on the voting processes of the relevant bank or broker.

     PSEG requests that if a stockholder plans to attend the Annual Meeting, he or she should indicate so on the proxy form or in voting shares telephonically or electronically. AN ADMISSION TICKET IS PRINTED ON THE TOP PORTION OF EACH PROXY FORM AND SHOULD BE USED BY EACH STOCKHOLDER WHO PLANS TO ATTEND. Maps and information regarding directions to the meeting location at The New Jersey Performing Arts Center, in Newark, New Jersey, may be found at the back of this Proxy Statement.

     A proxy given in the form which accompanies this Proxy Statement or a vote telephonically or electronically is revocable. However, by law, the presence at the Annual Meeting of a stockholder who has given such a proxy will not revoke the proxy, unless the stockholder files a written notice of such revocation with the Secretary of PSEG prior to the voting of the proxies at the meeting, or the stockholder votes the shares subject to the proxy by written ballot.

     Included in Appendix A to this Proxy Statement are the 2001 Consolidated Financial Statements and Notes of PSEG, along with Management's Discussion and Analysis of Financial Condition and Results of Operations and the Independent Auditors' Report.

                               VOTING SECURITIES

     Holders of record of the 205,839,018 shares of PSEG Common Stock outstanding at the close of business on February 22, 2002 will have one vote per share. The holders of Common Stock entitled to cast a majority of the votes at the meeting, present in person or represented by proxy, will constitute a quorum. All votes cast by proxy or in person will be counted. Abstentions and broker non-votes will not be counted.

     The accompanying proxy includes any shares registered in the names listed thereon in Enterprise Direct (formerly the Enterprise Dividend Reinvestment and Stock Purchase Plan) and the Enterprise Employee Stock Purchase Plan. If no instructions are received with respect to shares held in Enterprise Direct, the administrator of that plan will vote those shares in accordance with the recommendations of the Board of Directors contained in this Proxy Statement.

     Participants in the PSEG Thrift and Tax-Deferred Savings Plan or PSEG Employee Savings Plan will receive a separate direction card from the respective plan's trustee for shares that have been allocated to their accounts under the Enterprise Common Stock Fund and their ESOP Accounts. The trustee will vote the shares of PSEG Common Stock beneficially owned by the participant under the respective plan in accordance with such participant's instructions.

     Stockholders are entitled to cumulative voting in the election of directors. This means that stockholders may cast with respect to the class to be elected a number of votes equal to the number of votes to which their shares are entitled, multiplied by the number of directors to be elected in that class. The votes may be cast for the election of one nominee or may be distributed among as many nominees in that class as desired.


                               BOARD OF DIRECTORS

     Management of PSEG is under the general direction of the Board of Directors. The Board is divided into three classes of as nearly equal numbers of directors as possible. As a result of this classification of directors, one class of directors is elected each year for a three-year term. Directors whose terms expire are eligible for renomination and will be considered by the Corporate Governance Committee in accordance with its customary standards, subject to the retirement policy for directors mentioned below.

     The present terms of the three directors included in Class III of the Board of Directors, T.J. Dermot Dunphy, Raymond V. Gilmartin and Conrad K. Harper, expire at the 2002 Annual Meeting. In addition, Shirley Ann Jackson and William V. Hickey were elected as directors by the Board of Directors in June 2001 and October 2001, respectively, for terms expiring with the 2002 Annual Meeting. Dr. Jackson has been nominated to serve as a director in Class III for a new three-year term, which will expire at the 2005 Annual Meeting. Mr. Hickey has been nominated to serve as a director in Class II for a new two-year term, which will expire at the 2004 Annual Meeting.

     Mr. Dunphy will retire as a Director at the expiration of his term at this year's Annual Meeting, in accordance with the retirement policy described below. The Board wishes to thank Mr. Dunphy for his many years of dedicated service.

     Therefore, at this year's meeting, directors will be elected to fill three positions in Class III to serve until the 2005 Annual Meeting and one position in Class II to serve until the 2004 Annual Meeting, in each case until their respective successors are elected and qualified. Mr. Gilmartin and Mr. Harper were elected to their present terms by the stockholders. The present term of Class I of the Board of Directors expires at the 2003 Annual Meeting, and the present term of Class II expires at the 2004 Annual Meeting. Directors in Class I and Class II (other than Mr. Hickey) will not be elected at the 2002 Annual Meeting.

     The By-Laws of PSEG currently provide that the Board of Directors shall consist of not less than 3 nor more than 16 directors as shall be fixed from time to time by the Board. The number of directors is currently fixed at 10, but will be reduced to 9, effective upon Mr. Dunphy's retirement.

     The Board of Directors of PSEG held regular monthly meetings in 2001, except in February, May and August, and met on other occasions when circumstances required. The Board met 12 times in 2001, and, on average, the meetings lasted approximately four hours. Directors spend additional time preparing for Board and committee meetings they attend and they are called upon for counsel between meetings. In addition, during 2001, E. James Ferland, Albert R. Gamper, Jr., Conrad K. Harper and Marilyn M. Pfaltz served on the Board of Directors of PSE&G. Mr. Ferland also served on the Boards of Directors of Energy Holdings, Power and Services. The PSE&G Board met 9 times in 2001. Committee membership and membership on the PSE&G Board is shown in the biographies under "Election of Directors".

     Under the retirement policy for directors, directors who have never been employees of the PSEG group of companies and directors who are former chief executive officers of PSEG may not serve as directors beyond the Annual Meeting of Stockholders following their seventieth birthday. Directors who are former employees, other than chief executive officers, may not serve as directors beyond the Annual Meeting of Stockholders following termination of active employment with the PSEG group of companies.


Committees of the Board

     The committees of the PSEG Board and their principal functions are as follows:

 Audit Committee

     Makes recommendations to the Board of Directors regarding the selection of independent auditors. Reviews independence of independent auditors, services provided by them, their fees and peer review reports of their performance. Conducts a review of annual audited financial statements and evaluates the acceptability and quality of such statements with the independent auditors, management and internal auditors. Recommends to the Board of Directors the inclusion of the audited financial statements in PSEG's Annual Report to the Securities and Exchange Commission on Form 10-K.

     Annually reviews and assesses the Audit Committee Charter and assures compliance with New York Stock Exchange rules. Reviews annual audit reports of both independent and internal auditors as well as environmental health and safety auditors. Reviews planned scope of future audits. Ascertains implementation of auditors' recommendations. Reviews internal auditing procedures and internal accounting controls. Reviews adequacy and implementation of policies and practices relating to accounting, financial reporting, internal auditing, operating controls, business conduct compliance program (including environmental health and safety compliance) and business ethics. Meets privately with representatives of the independent auditors, internal auditors and environmental auditors.

     The Board determines annually, and upon a change in Committee composition, the independence and financial literacy of the Committee members and makes written affirmation to the New York Stock Exchange in accordance with its rules.

     The Committee held five meetings in 2001. The Audit Committee Report appears below on page 17 and the Audit Committee Charter is attached as Appendix B.

 Corporate Governance Committee

     Monitors the composition of the Board to assure a reasonable balance of professional interests, business experience, financial expertise and independence. Considers qualifications of Board members and evaluates prospective nominees and recommends to the Board membership changes and nominees to maintain requisite balance. Periodically evaluates performance of the Board and its committees, including a review of the size, structure and composition of the Board and its committees and their governance practices. Makes recommendations to the Board to improve effectiveness of the Board and its committees. The Committee met three times in 2001.

     The Corporate Governance Committee will consider stockholders' recommendations for nominees for election to the Board of Directors. Such recommendations must be submitted in writing to Edward J. Biggins, Jr., Secretary, Public Service Enterprise Group Incorporated, 80 Park Plaza, T4B, P.O. Box 1171,

Newark, New Jersey 07101-1171. Nominations must be accompanied by the written consent of any such person to serve if nominated and elected and by biographical material to permit evaluation of the individual recommended. In addition, the By-Laws of PSEG require that shareholder nominations must be submitted at least 90 days in advance of an Annual Meeting.

     The Corporate Governance Committee seeks candidates for the Board of Directors with an attained position of leadership in their field of endeavor, breadth of experience and sound business judgment. It is the policy of the Board of Directors that a person who is not an employee of PSEG shall not be recommended initially to the stockholders for election as a director unless it appears that, consistent with the retirement policy for directors referred to above, such person would be available to serve as a director for at least five years.

 Executive Committee

     Except as otherwise provided by law, the Executive Committee has and may exercise all the authority of the Board of Directors when the Board is not in session. This Committee meets only on call and did not meet during 2001.

 Finance Committee

     Considers corporate financial policies, or changes therein, before presentation to the Board of Directors. Periodically reviews PSEG's financial planning. Makes recommendations to the Board of Directors regarding the issuance and sale of securities. Oversees the investment of the assets of the pension plans and nuclear decommissioning trust fund of PSEG and its subsidiaries. The Committee held five meetings in 2001.

 Nuclear Committee

     Provides an independent basis for evaluating the safety and effectiveness of PSEG's nuclear operations. Specific attention is provided to evaluation of overall management attention to nuclear safety, regulatory issues and other evaluations of nuclear operations, and to improvement in operations. The Committee held four meetings in 2001.

 Organization and Compensation Committee

     Studies and makes recommendations to the Board of Directors concerning corporate organization in general and compensation for certain executives. Administers the compensation program for executive officers. Makes comparative studies and reports to the Board of Directors with respect to compensation for directors who are not officers. Reviews and makes recommendations to the Board of Directors with respect to certain benefit plans for directors and officers. Administers certain benefit plans for directors and officers.

     The Committee held six meetings in 2001. The Organization and Compensation Committee report on Executive Compensation appears below on page 14.


Proposal 1

                             ELECTION OF DIRECTORS

     At the 2002 Annual Meeting of Stockholders, three members of Class III of the Board of Directors are to be elected to hold office until the Annual Meeting of Stockholders in 2005 and one member of Class II of the Board of Directors is to be elected to hold office until the Annual Meeting of Stockholders in 2004, in each case until their respective successors are elected and qualified.

     The nominees listed below were selected by the Board of Directors upon the recommendation of the Corporate Governance Committee. Proxies will be voted for these nominees, unless authority to vote for one or more of them shall have been withheld by so marking the enclosed proxy form or so indicating when voting by telephone or Internet.

     If at the time of the meeting any of the nominees listed below should be unable to serve, which is not anticipated, it is the intention of the persons designated as proxies to vote, in their discretion, for other nominees, unless the number of directors constituting a full Board is further reduced.

     There is shown as to each nominee, and as to each director whose term of office will continue after the 2002 Annual Meeting, the period of service as a director of PSEG (and PSE&G prior to the formation of PSEG), age as of the date of the Annual Meeting, present committee memberships, business experience during at least the last five years and other present directorships. Beneficial ownership of PSEG Common Stock is shown under Security Ownership of Directors, Management and Certain Beneficial Owners. During 2001, each nominee and each director attended more than 75% of the aggregate number of Board meetings and committee meetings on which he or she served, except Mr. Dunphy who attended 55% of such meetings.


                       Nominees For Election As Director

                Class III--Nominees For Terms Expiring in 2005



[PICTURE OMITTED]

Raymond V. Gilmartin

                  RAYMOND V. GILMARTIN has been a director since 1993. Age 61. Chairman of Organization and Compensation Committee and member of Corporate Governance Committee, Executive Committee and Finance Committee. Has been Chairman of the Board, President and Chief Executive Officer of Merck & Co., Inc., Whitehouse Station, New Jersey (discovers, develops, manufactures and markets human and animal health products) since November 1994. Was President and Chief Executive
                  Officer of Merck & Co., Inc. from June 1994 to November 1994. Was Chairman of the Board, President and Chief Executive Officer of Becton Dickinson and Company from November 1992 to June 1994. Director of Merck & Co., Inc. Microsoft Corporation and General Mills, Inc.



[PICTURE OMITTED]

Conrad K. Harper

                  CONRAD K. HARPER has been a director since 1997. Age 61. Chairman of Finance Committee and member of Audit Committee, Nuclear Committee and Organization and Compensation Committee. Director of PSE&G. Has been a partner in the law firm of Simpson Thacher & Bartlett, New York, New York, since October 1996 and from October 1974 to May 1993. Was Legal Adviser, U.S. Department of State from May 1993 to June 1996. Director of New York Life Insurance Company.



[PICTURE OMITTED]

Shirley Ann Jackson


                   SHIRLEY ANN JACKSON has been a director since June 2001. Age 55. Member of Audit Committee, Finance Committee and Organization and Compensation Committee. Has been President of Rensselaer Polytechnic Institute since July 1999. Was previously a director from 1987 to 1995, prior to becoming Chair, U.S. Nuclear Regulatory Commission from July 1995 to July 1999. Was Professor of Theoretical Physics, Rutgers University and consultant in semiconductor theory to AT&T Bell Laboratories from 1991 to 1995. Director of AT&T Corporation, FedEx Corporation, Marathon Oil Corporation, Sealed Air Corporation, US Steel Corporation, Albany Molecular Research, Inc. and Medtronic, Inc.

                       Nominees For Election As Director


                  Class II--Nominee For Term Expiring in 2004


[PICTURE OMITTED]

William V. Hickey

                  WILLIAM V. HICKEY has been a director since October 2001. Age
                  57. Member of Audit Committee, Finance Committee and Organization and Compensation Committee. Has been President and Chief Executive Officer of Sealed Air Corporation, Saddle Brook, New Jersey (manufactures food and specialty protective packaging materials and systems), since March 2000. Was President and Chief Operating Officer from December 1996 to February 2000 and, prior to that, Executive Vice President from 1994. Director of Sealed Air Corporation and Sensient Technologies Corporation.



         Directors Whose Terms Continue Beyond the 2002 Annual Meeting and Who Are Not Subject to Election this Year


                Class II--Directors Whose Terms Expire in 2004



[PICTURE OMITTED]

Albert R. Gamper, Jr.

                  ALBERT R. GAMPER, JR. has been a director since December 2000. Age 59. Chairman of Audit Committee and member of Finance Committee and Nuclear Committee. Director of PSE&G. Has been President and Chief Executive Officer of The CIT Group, Inc., Livingston, New Jersey (commercial finance company), since February 2002. Was President and Chief Executive Officer of Tyco Capital Corporation from June 2001 to February 2002. Was Chairman of the Board, President and Chief Executive Officer of The CIT Group, Inc., from January 2000 to June 2001. Was President and Chief Executive Officer of The CIT Group, Inc. from December 1989 to December 1999.



Richard J. Swift

[PICTURE OMITTED]

                  RICHARD J. SWIFT has been a director since 1994. Age 57. Chairman of Nuclear Committee and member of Audit Committee and Corporate Governance Committee. Has been Chairman of the Financial Accounting Standards Board Advisory Committee since January 2002. Was Chairman of the Board, President and Chief Executive Officer of Foster Wheeler Ltd., Clinton, New Jersey (provides design, engineering, construction, manufacturing, management, plant operations and environmental services) from April 1994 until October 2001. Was President and Chief Operating Officer of Foster Wheeler Ltd. from December 1992 to April 1994. Director of Ingersoll-Rand Limited.

         Directors Whose Terms Continue Beyond the 2002 Annual Meeting and Who Are Not Subject to Election this Year


                 Class I--Directors Whose Terms Expire in 2003



[PICTURE OMITTED]

Ernest H. Drew

                   ERNEST H. DREW has been a director since 1993. Age 65. Chairman of Corporate Governance Committee and member of Nuclear Committee and Organization and Compensation Committee. Until retirement, was Chief Executive Officer of Industries and Technology Group--Westinghouse Electric Corporation, from July 1997 to December 1997. Was a Member, Board of Management, Hoechst AG, Frankfurt, Germany (manufactures pharmaceuticals, chemicals, fibers, film, specialties and advanced materials) from January 1995 to June 1997. Was Chairman of the Board and Chief Executive Officer of Hoechst Celanese Corporation, Somerville, New Jersey from May 1994 until January 1995, and President and Chief Executive Officer from January 1988 until May 1994. Director of Thomas & Betts Corporation, Ashland Inc. and UQM Technologies, Inc.


[PICTURE OMITTED]

E. James Ferland

                   E. JAMES FERLAND has been a director since 1986, and Chairman of the Board, President and Chief Executive Officer of PSEG since July 1986, Chairman of the Board and Chief Executive Officer of PSE&G since July 1986, Chairman of the Board and Chief Executive Officer of Energy Holdings since June 1989, Chairman of the Board and Chief Executive Officer of Power since June 1999 and Chairman of the Board and Chief Executive Officer of Services since November 1999. Age 60. Chairman of Executive Committee. Director of Foster Wheeler Ltd.



[PICTURE OMITTED]

Marilyn M. Pfaltz

                   MARILYN M. PFALTZ has been a director since 1980. Age 69. Member of Audit Committee, Corporate Governance Committee and Finance Committee. Director of PSE&G. Has been a partner of P and R Associates, Summit, New Jersey (communication specialists), since 1968. Director of AAA National Association, AAA Investment Company, AAA Life Re Ltd. and Beacon Trust Company.

                  SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT
                         AND CERTAIN BENEFICIAL OWNERS


Directors and Management

     The following table sets forth, as of February 22, 2002, beneficial ownership of PSEG Common Stock, including options, by the directors and executive officers named in the table appearing under Executive Compensation. None of these amounts exceeds 1% of the Common Stock outstanding.


                                                                               Amount and Nature
Name                                                                        of Beneficial Ownership
----                                                                        -----------------------
      Robert E. Busch ....................................................           396,709(1)
      Frank Cassidy ......................................................           640,836(2)
      Robert J. Dougherty, Jr. ...........................................           651,103(3)
      Ernest H. Drew .....................................................             7,976(4)
      T. J. Dermot Dunphy ................................................            59,772(5)
      E. James Ferland ...................................................         1,410,442(6)
      Albert R. Gamper, Jr. ..............................................             2,443(7)
      Raymond V. Gilmartin ...............................................             7,976(8)
      Conrad K. Harper ...................................................             3,922(9)
      William V. Hickey ..................................................             1,680(10)
      Shirley Ann Jackson ................................................               770(11)
      Alfred C. Koeppe ...................................................           504,608(12)
      Marilyn M. Pfaltz ..................................................            12,179(13)
      Richard J. Swift ...................................................             6,932(14)
      All directors and executive officers as a group (17 persons) .......         4,503,419(15)

----------
(1) Includes the equivalent of 153 shares held under PSEG Thrift and Tax-Deferred Savings Plan. Includes options to purchase 395,000 shares, 45,000 of which are currently exercisable.

(2) Includes the equivalent of 1,760 shares held under PSE&G Thrift and Tax-Deferred Savings Plan. Includes options to purchase 630,000 shares, 200,000 of which are currently exercisable.

(3) Includes the equivalent of 975 shares held under PSE&G Thrift and Tax-Deferred Savings Plan. Includes options to purchase 621,666 shares, 191,667 of which are currently exercisable.

(4) Includes 3,600 shares of restricted stock awarded pursuant to the Stock Plan for Outside Directors described below.

(5) Includes 5,983 shares of restricted stock awarded pursuant to the Stock Plan for Outside Directors described below.

(6) Includes the equivalent of 13,395 shares held under PSE&G Thrift and Tax-Deferred Savings Plan. Includes options to purchase 1,115,000 shares, 493,333 of which are currently exercisable. Includes 210,000 shares of restricted stock, which vest as described in the Summary Compensation Table, note 5.

(7) Includes 600 shares of restricted stock awarded pursuant to the Stock Plan for Outside Directors described below.

(8) Includes 3,600 shares of restricted stock awarded pursuant to the Stock Plan for Outside Directors described below.

(9) Includes 2,400 shares of restricted stock awarded pursuant to the Stock Plan for Outside Directors described below.

(10) Includes 600 shares of restricted stock awarded pursuant to the Stock Plan for Outside Directors described below.

(11) Includes 600 shares of restricted stock awarded pursuant to the Stock Plan for Outside Directors described below.

(12) Includes the equivalent of 2,508 shares held under PSE&G Thrift and Tax-Deferred Savings Plan. Includes options to purchase 495,000 shares, 155,000 of which are currently exercisable.

(13) Includes 5,755 shares of restricted stock awarded pursuant to the Stock Plan for Outside Directors described below.

(14) Includes 3,000 shares of restricted stock awarded pursuant to the Stock Plan for Outside Directors described below.

(15) Includes the equivalent of 24,597 shares held under PSE&G Thrift and Tax-Deferred Savings Plan. Includes options to purchase 3,929,666 shares, 1,196,334 of which are currently exercisable. Includes 336,138 shares of restricted stock.


Certain Beneficial Owners

     The following table sets forth, as of February 22, 2002, beneficial ownership by any person or group known to PSEG to be the beneficial owner of more than five percent of PSEG Common Stock. According to the Schedules 13G filed by the owners with the Securities and Exchange Commission, these securities were acquired in the ordinary course of business and were not acquired for the purpose of and do not have the effect of changing or influencing the control of PSEG and were not acquired in connection with or as a participant in any transaction having such purpose or effect.


                                                          Amount and Nature
Name and Address                                       of Beneficial Ownership        Percent
----------------                                       -----------------------        -------
   Vanguard Windsor Funds--Windsor II Fund (1)            11,023,200(1)(2)(3)           5.36
    100 Vanguard Boulevard
    Malvern, PA 19355

   Barrow, Hanley, Mewhinney & Straus, Inc.(4)            10,993,700(3)(4)(5)           5.34
    One McKinney Plaza
    3232 McKinney Avenue, 15th Floor
    Dallas, TX 75204-2429

----------
(1)   As reported on Schedule 13G filed February 11, 2002.

(2)   Has sole voting power but shared dispositive power.

(3) Barrow, Hanley, Mewhinney & Straus, Inc. has advised PSEG that it is an investment manager of Windsor II Fund and the shares reported by it on its Schedule 13G are included in the shares reported by Vanguard Windsor Funds--Windsor II Fund in its Schedule 13G.

(4)   As reported on Schedule 13G filed February 8, 2002.

(5) Has shared voting power with respect to 10,888,300 shares and sole voting power with respect to 45,400 shares. Has sole dispositive power with respect to all shares.


                   SECTION 16 BENEFICIAL OWNERSHIP COMPLIANCE

     During 2001, Patricia A. Rado, Vice President and Controller of PSEG was late in filing a Form 4 in accordance with the requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, with regard to a single transaction to purchase 100 shares of PSEG Common Stock.

                             EXECUTIVE COMPENSATION

     The following table sets forth compensation paid or awarded to the Chief Executive Officer (CEO) and the four most highly compensated executive officers of PSEG as of December 31, 2001 for all services rendered to PSEG and its subsidiaries and affiliates during each year indicated.


                          Summary Compensation Table


                                                                            Long-Term Compensation
                                             Annual Compensation   ---------------------------------------
                                           ----------------------               Awards             Payouts
                                                      Bonus/Annual ------------------------------  -------
                                                       Incentive       Restricted                    LTIP     All Other
Name and Principal                           Salary      Award            Stock          Options   Payouts   Compensation
    Position                         Year     ($)        ($)(1)            ($)            (#)(2)    ($)(3)      ($)(4)
----------------------------------- ------ --------- ------------- ------------------   --------- --------- -------------
E. James Ferland .................. 2001   926,525     1,023,000        2,248,000(5)     350,000   400,800     51,152
 Chairman of the Board,             2000   890,000     1,001,300                0        300,000   361,440     59,037
 President and CEO of PSEG          1999   815,000       733,500                0        215,000   304,720     29,292
Robert J. Dougherty, Jr. .......... 2001   518,057       308,100                0        130,000   200,400      4,253
 President and Chief                2000   490,000       358,400                0        350,000   162,648      4,251
 Operating Officer of Energy        1999   425,000       255,000                0        100,000   121,888      4,003
 Holdings
Frank Cassidy ..................... 2001   448,319       283,200                0        130,000   120,240      4,254
 President and Chief                2000   390,000       279,900                0        350,000   112,950      4,254
 Operating Officer of Power         1999   302,500       195,000                0        100,000    70,320      4,004
Alfred C. Koeppe .................. 2001   358,654       270,000                0         75,000   100,200      6,803
 President and Chief                2000   340,000       255,000                0        310,000    90,360      6,805
 Operating Officer of               1999   290,000       152,300                0         75,000    75,008      6,404
 PSE&G
Robert E. Busch ................... 2001   335,482       262,500                0        315,000    60,120      6,803
 President and Chief                2000   300,000       157,500                0         40,000         0      6,805
 Operating Officer of Services      1999   275,000       144,400                0         26,500         0      6,402

----------
(1) Amount awarded in 2001 was earned under the Restated and Amended Management Incentive Compensation Plan and in 2000 and 1999 was earned under the Management Incentive Compensation Plan and determined and paid in the following year based on individual performance and financial and operating performance of PSEG, including comparison to other companies.

(2) All grants of options to purchase shares of PSEG Common Stock were non-qualified options made under the 1989 Long-Term Incentive Plan (1989
      LTIP) or the 2001 Long-Term Incentive Plan (2001 LTIP). All options granted were non-tandem. Non-tandem grants are made without performance units and dividend equivalents.

(3) Amount paid in proportion to options exercised, if any, based on value of previously granted performance units and dividend equivalents under the 1989 LTIP, each as measured during three-year period ending the year prior to the year in which payment is made. Under the 1989 LTIP, tandem grants are made with an equal number of performance units and dividend equivalents which may provide cash payments, dependent upon future financial performance of PSEG in comparison to other companies and dividend payments by PSEG, to assist recipients in exercising options granted. The tandem grant is made at the beginning of a three-year performance period and cash payment of the value of such performance units and dividend equivalents is made following such period in proportion to the options, if any, exercised at such time.

(4)   Includes employer contribution to Thrift and Tax-Deferred Savings Plan:

                     Ferland     Dougherty     Cassidy     Koeppe     Busch
                       ($)          ($)          ($)         ($)       ($)
                    ---------   -----------   ---------   --------   ------
   2001 .........   5,102       4,253         4,254       6,803      6,803
   2000 .........   5,102       5,102         4,254       6,805      6,805
   1999 .........   4,801       4,003         4,404       6,404      6,402

      In addition, 2001, 2000 and 1999 amounts include for Mr. Ferland, $46,050, $53,935 and $24,491 representing interest on compensation deferred under PSE&G's Deferred Compensation Plan in excess of 120% of the applicable federal long-term rate as prescribed under Section 1274(d) of the Internal Revenue Code. Prior to January 1, 2000, under PSE&G's Deferred Compensation Plan, interest was paid at prime rate plus 1/2%, adjusted quarterly. Effective January 1, 2000, the Plan was amended to permit participants to select from among four additional investment options for compensation that is deferred.

(5) Value as of original award date, based on the closing price of $40.80 on the New York Stock Exchange on November 20, 2001, with respect to an award to Mr. Ferland of 60,000 shares of restricted stock, of which 30,000 shares vest in 2006 and 30,000 shares vest in 2007. Dividends on the shares awarded are paid in cash from the date of award.


                   Option Grants in Last Fiscal Year (2001)

                                                     Option Grants in Last Fiscal Year
                                     -----------------------------------------------------------------
                                         Number of            % of Total      Exercise                    Grant Date
                                         Securities       Options Granted      or Base                     Present
                                         Underlying         to Employees        Price      Expiration       Value
Name                                  Options Granted      in Fiscal Year      ($/Sh)         Date          ($)(3)
----------------------------------   -----------------   -----------------   ----------   ------------   -----------
E. James Ferland .................        350,000(1)             12.4            40.78      12/18/11      2,205,000
Robert J. Dougherty, Jr. .........        130,000(1)              4.6            40.78      12/18/11        819,000
Frank Cassidy ....................        130,000(1)              4.6            40.78      12/18/11        819,000
Alfred C. Koeppe .................         75,000(1)              2.6            40.78      12/18/11        472,500
Robert E. Busch ..................         65,000(1)              2.3            40.78      12/18/11        409,500
                                          250,000(2)              8.8            46.23      04/24/11      1,880,000

----------
(1) Granted under 2001 LTIP with exercisability commencing December 18, 2002, December 18, 2003 and December 18, 2004, respectively, with respect to one-third of the options at each such date.

(2) Granted under 1989 LTIP not in tandem with performance units and dividend equivalents, with exercisability commencing April 24, 2002, April 24, 2003, April 24, 2004, April 24, 2005 and April 24, 2006, respectively, with respect to one-fifth of the options at each such date.

(3) Determined using the Black-Scholes model, incorporating the following material assumptions and adjustments: (a) exercise price $40.78 and $46.23, equal to the fair market value of the underlying PSEG Common Stock on the respective dates of grant; (b) an option term of ten years on all grants; (c) interest rate of 5.02% and 5.14% that represent the interest rates on U.S. Treasury securities on the respective dates of grant with a maturity date corresponding to that of the option terms; (d) volatility of 26.07% and 25.30% calculated using daily PSEG Common Stock prices for the one-year period prior to the respective grant dates; (e) dividend yield of 5.30% and 4.67% and (f) reductions of approximately 7.38% and 11.38%, to reflect the probability of forfeiture due to termination prior to vesting, and approximately 8.70% and 9.78% to reflect the probability of a shortened option term due to termination of employment prior to the option expiration dates. Actual values which may be realized, if any, upon any exercise of such options, will be based on the market price of PSEG Common Stock at the time of any such exercise and thus are dependent upon future performance of PSEG Common Stock. There is no assurance that any such value realized will be at or near the value estimated by the Black-Scholes model utilized.

          Aggregated Option Exercises in Last Fiscal Year (2001) and
                   Fiscal Year-End Option Values (12/31/01)

                                 Shares
                                Acquired
                                   On        Value
                                Exercise   Realized   Exercisable   Unexercisable   Exercisable   Unexercisable
Name                             (#)(1)     ($)(2)        (#)            (#)           ($)(3)        ($)(3)
------------------------------ ---------- ---------- ------------- --------------- ------------- --------------
E. James Ferland .............   10,000    122,875      493,333        621,667       2,993,689     1,143,161
Robert J. Dougherty, Jr. .....   71,667    761,269      191,667        430,000         517,976       485,464
Frank Cassidy ................    3,000     34,192      200,000        430,000         894,462       485,464
Alfred C. Koeppe .............    2,500     29,344      155,000        340,000         651,463       332,375
Robert E. Busch ..............    1,500     10,575       45,000        350,000         194,249       167,189

----------
(1) Does not reflect any options granted and/or exercised after year-end (12/31/01). The net effect of any such grants and exercises is reflected in the table appearing under Security Ownership of Directors, Management and Certain Beneficial Owners.

(2) Represents difference between exercise price and market price of PSEG Common Stock on date of exercise.

(3) Represents difference between market price of PSEG Common Stock and the respective exercise prices of the options at fiscal year-end (12/31/01). Such amounts may not necessarily be realized. Actual values which may be realized, if any, upon any exercise of such options will be based on the market price of PSEG Common Stock at the time of any such exercise and thus are dependent upon future performance of PSEG Common Stock.


Employment Contracts and Arrangements

     PSEG has entered into an employment agreement dated as of June 16, 1998 and amended as of November 20, 2001 (Agreement) with Mr. Ferland covering his employment as Chief Executive Officer through March 31, 2007. Under the Agreement, Mr. Ferland has agreed not to retire prior to March 31, 2002, but may retire thereafter. The Agreement provides that Mr. Ferland will be renominated for election as a Director during his employment under the Agreement. The Agreement provides that Mr. Ferland's base salary, target annual incentive bonus and long term incentive bonus will be determined based on compensation practices for CEOs of similar companies and that his annual salary will not be reduced during the term of the Agreement. The Agreement also provided for an award to him of 150,000 shares of restricted PSEG Common Stock as of June 16, 1998 and 60,000 shares of restricted PSEG Common Stock as of November 20, 2001, of which 60,000 shares vest in 2002; 20,000 shares vest in 2003; 30,000 shares vest in 2004, 40,000 shares vest in 2005, 30,000 shares vest in 2006; and 30,000 shares vest in 2007. Any non-vested shares are forfeited upon his retirement unless the Board of Directors, in its discretion, determines to waive the forfeiture.

     The Agreement provides for the granting of 22 years of pension credit for Mr. Ferland's prior service, which was awarded at the time of his initial employment. The Agreement further provides that if Mr. Ferland is terminated without "Cause" or resigns for "Good Reason" (as those terms are defined in the Agreement) during the term of the Agreement, the entire restricted stock award immediately vests, he will be paid a benefit of two times base salary and target bonus, and his welfare benefits will be continued for two years unless he is sooner employed. In the event such a termination occurs after a "Change in Control" (also as defined in the Agreement), the payment to Mr. Ferland becomes three times the sum of salary and target bonus, continuation of welfare benefits for three years unless sooner reemployed, payment of the net present value of providing three years additional service under PSEG's retirement plans, and a gross-up for excise taxes on any termination payments due under the Internal Revenue Code. The Agreement provides that Mr. Ferland is prohibited from competing with or recruiting employees from PSEG or its subsidiaries or affiliates for two years after termination of employment. Violation of these provisions requires a forfeiture of a portion of the restricted stock grant and certain other benefits.

     PSEG has entered into employment agreements with each of Messrs. Cassidy, Dougherty and Koeppe dated as of October 17, 2000 and Mr. Busch dated as of April 24, 2001, covering the respective employment of each in the position listed in the Summary Compensation Table through October 16, 2005 for Messrs. Cassidy, Dougherty and Koeppe and April 24, 2006 for Mr. Busch. The agreements are essentially identical and provide that the base salary, target annual incentive bonus and long-term incentive bonus of each will be determined based on compensation practices of similar companies and that annual salary will not be reduced during the term of the Agreement, and annually awards to Messrs. Cassidy, Dougherty and Koeppe 50,000 options on PSEG Common Stock from 2001 through 2005 which vest each October 17 and expire on October 17, 2010 and annually awards to Mr. Busch 50,000 options on PSEG Common Stock from 2002 through 2006 which vest each April 24 and expire on April 24, 2011.

     The Agreements further provide that if the individual is terminated without "Cause" or resigns for "Good Reason" (as those terms are defined in each Agreement) during the term of the Agreement, the entire option award becomes vested, the individual will be paid a benefit of two times base salary and target bonus, and his welfare benefits will be continued for two years unless he is sooner employed. In the event such a termination occurs after a "Change in Control" (also as defined in the Agreement), the payment to the individual becomes three times the sum of salary and target bonus, continuation of welfare benefits for three years unless sooner reemployed, payment of the net present value of providing three years additional service under PSEG's retirement plans, and a gross-up for excise taxes on any termination payments due under the Internal Revenue Code. The Agreements provide that the individual is prohibited for one year from competing with and for two years from recruiting employees from, PSEG or its subsidiaries or affiliates, after termination of employment. Violation of these provisions requires a forfeiture of certain benefits.

     The agreements for Messrs. Busch and Koeppe also provide for the grant of additional years of credited service for retirement purposes in light of allied work experience of fifteen years and twenty-five years, respectively.


Compensation Committee Interlocks and Insider Participation

     During 2001, each of the following individuals served as a member of the Organization and Compensation Committee: Raymond V. Gilmartin, Chairman, Irwin Lerner, former Chairman, Ernest H. Drew, T. J. Dermot Dunphy, Conrad K. Harper, William V. Hickey and Shirley Ann Jackson. During 2001, no member of the Organization and Compensation Committee was an officer or employee or a former officer or employee of any PSEG company.


Compensation of Directors and Certain Business Relationships

     During 2001, a director who was not an officer of PSEG or its subsidiaries and affiliates was paid an annual retainer of $30,000 and a fee of $1,500 for attendance at any Board or committee meeting, inspection trip, conference or other similar activity relating to PSEG or PSE&G. Fifty percent of the annual retainer is paid in PSEG Common Stock. No additional retainer is paid for service as a director of PSE&G. Each Committee Chair receives an additional annual retainer of $3,000.

     PSEG also maintains a Stock Plan for Outside Directors pursuant to which directors who are not employees of PSEG or its subsidiaries receive 600 shares of restricted stock for each year of service as a director. Such shares held by each non-employee director are included in the table above under the heading Security Ownership of Directors, Management and Certain Beneficial Owners.

     The restrictions on the stock granted under the Stock Plan for Outside Directors provide that the shares are subject to forfeiture if the director leaves service at any time prior to the Annual Meeting of Stockholders following his or her 70th birthday. This restriction would be deemed to have been satisfied if the director's service were terminated after a "change in control" as defined in the Plan or if the director were to die in office. PSEG also has the ability to waive these restrictions for good cause shown.

Restricted stock may not be sold or otherwise transferred prior to the lapse of the restrictions. Dividends on shares held subject to restrictions are paid directly to the director, and the director has the right to vote the shares.

     Director Conrad K. Harper is a partner in the law firm of Simpson Thacher & Bartlett, which firm was retained during 2001 by certain PSEG subsidiaries to provide legal services.


Compensation Pursuant to Pension Plans

     The table below illustrates annual retirement benefits for executive officers expressed in terms of single life annuities based on the average final compensation and service shown and retirement at age 65. A person's annual retirement benefit is based upon a percentage that is equal to years of credited service plus 30, but not more than 75%, times average final compensation at the earlier of retirement, attainment of age 65 or death. These amounts are reduced by Social Security benefits and certain retirement benefits from other employers. Pensions in the form of joint and survivor annuities are also available.


                              Pension Plan Table

                                        Length of Service
 Average Final        -----------------------------------------------------
 Compensation          30 Years     35 Years      40 Years       45 Years
-------------------   ----------   ----------   ------------   ------------
  500,000 .........    300,000       325,000       350,000        375,000
  600,000 .........    360,000       390,000       420,000        450,000
  700,000 .........    420,000       455,000       490,000        525,000
  800,000 .........    480,000       520,000       560,000        600,000
  900,000 .........    540,000       585,000       630,000        675,000
1,000,000 .........    600,000       650,000       700,000        750,000
1,100,000 .........    660,000       715,000       770,000        825,000
1,200,000 .........    720,000       780,000       840,000        900,000
1,300,000 .........    780,000       845,000       910,000        975,000
1,400,000 .........    840,000       910,000       980,000      1,050,000
1,500,000 .........    900,000       975,000     1,050,000      1,125,000

     Average final compensation, for purposes of retirement benefits of executive officers, is generally equivalent to the average of the aggregate of the salary and bonus amounts reported in the Summary Compensation Table above under "Annual Compensation" for the five years preceding retirement, not to exceed 150% of the average annual salary for such five year period. Messrs. Ferland, Dougherty, Cassidy, Koeppe and Busch will have accrued approximately 48, 48, 48, 46 and 34 years of credited service, respectively, as of age 65.


                    ORGANIZATION AND COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The compensation program for executive officers of PSEG and its subsidiaries is administered by the Organization and Compensation Committee of the PSEG Board of Directors. During 2001, the Committee consisted solely of non-employee directors. Policies and plans developed by the Committee are approved by the full Board of Directors. Administration of the plans is the responsibility of the Committee.

     The Committee's philosophy on executive compensation is to base compensation on the value and level of performance of the executive and to link compensation to shareholder value. To achieve this result, the Committee has developed and administers several pay delivery systems designed to focus executive efforts on improving corporate performance. These systems include base salary, an annual incentive compensation plan and a long-term incentive compensation plan. Over the past several years, the Committee has shifted the relationship of these elements to place a higher proportion on stock options to increase the linkage of executive compensation with long-term shareholder value. Also included as compensation are a deferred compensation plan, employer contributions to a 401(k) plan and an employee stock purchase plan.

     Base salary levels are reviewed annually using compensation data compiled by outside compensation experts for similar positions and comparable companies. The utilities surveyed include some of, but are not limited to, those included in the Dow Jones Utilities Index. Most of the general industry companies surveyed are included in the S&P 500 Composite Stock Price Index. Each of these indices are shown in the Performance Graph below. For PSE&G positions, market data is reviewed for large electric and gas utilities, as well for general industry. For Power, data for energy services and relevant general industry is utilized, while for Energy Holdings and Services positions, relevant general industry data is taken into consideration. Individual performance of the executive with respect to corporate performance criteria is determined and taken into account when setting salaries against the competitive market data. Such corporate performance criteria include attainment of business unit plans and financial targets, as well as individual measures for each executive officer related to such person's area of responsibility. In addition, factors such as leadership ability, managerial skills and other personal aptitudes and attributes are considered. Base salaries for satisfactory performance are targeted at the median of the competitive market. Generally, for 2001, base salaries were increased from 2000 levels to reflect general market adjustments for comparable positions.

     For fiscal year 2001, the base salary of E. James Ferland, Chairman of the Board, President and Chief Executive Officer, based on overall performance and consideration of market data, was set at a rate which was approximately the median of comparable size energy companies. Since the incentive compensation plans discussed below have been based in part upon a percentage of salary, these elements of Mr. Ferland's compensation may be affected by increases in salary. In determining base salary for Mr. Ferland, individual performance in relation to corporate performance factors such as achievement of business plans, financial results, safety, human resources management, nuclear operations, effectiveness of transition to competitive environment and civic leadership are considered.

     The Restated and Amended Management Incentive Compensation Plan is designed to motivate and reward executives for both achievement of individual goals and overall company results and operates as a bonus pool plan pursuant to which an award fund is established by the Committee each year. The maximum award fund in any year is 2.5% of PSEG's net income. Mr. Ferland's maximum award cannot exceed 10% of the award fund and the maximum award for other participants cannot exceed 90% of the award fund divided by the number of participants, other than Mr. Ferland, for that plan year. The Committee has the authority to reduce the award of any participant below the maximum award otherwise payable based upon criteria it deems appropriate. For plan year 2001, each individual executive officer whose award is not subject to the income tax deduction limit of Section 162(m) of the Internal Revenue Code, described below, had a target incentive award, expressed as a percentage of salary ranging from 30% to 50%, established by the Committee. Each individual target incentive award was multiplied by two components, one reflecting corporate goal results and one reflecting a combination of business factors and individual goal results. The corporate goal for 2001 was based upon a comparison of PSEG return on equity to a group of utilities which comprise the Dow Jones Utilities Index. The return on equity is measured as of September 30, rather than December 31, in order to permit award determinations to be made and paid closer in time to year-end.

     The corporate goal was computed by assigning an award factor of between 0 and 1.5 based upon the comparison of return on equity. No award is granted if PSEG's return on equity falls below a threshold amount which is three percentage points below the median return of the comparison group. A return of three percentage points above the median results in an award factor of 1.5. For 2001, the corporate goal factor was 1.5. After applying the corporate goal factor, the resulting amount is further multiplied by a combination of a business factor and an individual factor of between 0 and 1.5, based upon the executive's accomplishment of specific objectives. The criteria utilized with respect to a significant percentage of such individual specific objectives were the attainment of certain corporate performance goals. Depending on the executive officer, for 2001 these corporate factors were financial and business performance, regulatory and public policy strategies, business strategy, safety, nuclear performance and cost savings.

     Annual awards are determined within 120 days of the end of the fiscal year. Awards for 2001 performance, including Mr. Ferland's, were determined in January 2002. The Committee determined to reduce Mr. Ferland's award below the ..25% of PSEG's net income maximum to reflect certain specific factors, including: PSEG's 2001 return on equity, PSEG's operating activities, the performance of his direct reports, the performance of individual business units and safety and financial performance at two subsidiaries.

     The 1989 Long-Term Incentive Plan and the 2001 Long-Term Incentive Plan are designed to provide a direct linkage between the executive's interests and increases in shareholder value by encouraging certain executives of PSEG and its subsidiaries to increase their ownership of PSEG Common Stock. They are also designed to motivate and reward executives for meeting corporate objectives that are intended to more closely align the executives' interest with the long-term interests of PSEG's shareholders.

     The 1989 Plan's design includes the granting of stock options in tandem with performance units and dividend equivalents, as well as the granting of options not in tandem with performance units and dividend equivalents. In 2001, only non-tandem stock options were granted in order to strengthen the linkage of compensation to stock ownership and performance, increase stock ownership of executive officers and better align their total compensation with the competitive market. In the case of tandem grants, as to which no grants were made in 2001, cash payment is made only if the specified performance level is achieved, dividend equivalents have accrued and options are exercised. Any such payment is based on the value of performance units awarded and dividend equivalents accrued, if any, as measured during the three-year period ending the year prior to the year in which payment, if any, is made. Grant levels are determined by the Committee based upon several factors including the participant's ability to contribute to the overall success of PSEG and its subsidiaries and competitive market data. The level of grants and the value of the performance units are reviewed annually by the Committee. The Committee does not consider the current level of options held by executive officers when determining option grants.

     In 2001, the total value of the grant of options to executive officers as a group was targeted at the median of the competitive market, but, depending upon individual factors for particular executives, in some cases was either above or below the median. In 2001, Mr. Ferland was granted 350,000 non-tandem options. The grant of stock options to Mr. Ferland was at approximately the median of the comparative market data.

     In 2001, the performance unit value was determined by PSEG's total return to shareholders, over a three-year performance period, as compared to the companies in the Dow Jones Utilities Index. The higher the ranking of PSEG in the group, the greater the value of the performance unit. If PSEG ranks in the top three out of fifteen in the group, executives receive 125% of the target award. If PSEG ranks as the fourth company, executives receive 100% of the target award, with decreasing awards from 90% down to 30% if PSEG is the fifth through the eleventh company, respectively. No award is given if PSEG's total return to shareholders falls below the eleventh company out of fifteen. In 2001, PSEG's long-term performance as measured by the total return to shareholders over the 1998 through 2000 period placed it as the sixth company. Therefore, performance unit awards equal to 80% of the target award were granted in respect of tandem options granted in 1998.

     Under the 2001 Long-Term Incentive Plan, only non-qualified stock options can be granted and individual grants cannot exceed 1,000,000 shares annually.

     Mr. Ferland has been awarded 210,000 shares of restricted PSEG Common Stock under an Employment Agreement entered into in 1998 and amended in 2001, which shares vest in stages annually through 2007. The award was designed to align his interests with an increase in shareholder value and to incent him to remain with PSEG as CEO through March 31, 2007.

     Section 162(m) of the Internal Revenue Code generally denies a deduction for Federal income tax purposes for compensation in excess of $1 million for persons named in the proxy statement, except for compensation pursuant to stockholder-approved performance-based plans. Messrs. Ferland and Dougherty were the only named executive officers for whom compensation paid in 2001 for Federal income tax purposes exceeded $1 million. The Committee and PSEG have determined that the amount as to which a deduction is not allowed by reason of
Section 162(m) is sufficient to warrant taking action at this time to seek stockholder approval of the 2001 Long-Term Incentive Plan and the Restated and Amended Management Incentive Compensation Plan. The Committee and PSEG will continue to evaluate executive compensation in light of Section 162(m).


     Members of the Organization and Compensation Committee:

  Raymond V. Gilmartin, Chairman             Conrad K. Harper
  Ernest H. Drew                             William V. Hickey
  T. J. Dermot Dunphy                        Shirley Ann Jackson


                             AUDIT COMMITTEE REPORT

     The Audit Committee of the PSEG Board of Directors is composed of seven independent directors. It operates under a written charter adopted by the Board of Directors and annually reviewed and assessed for adequacy by the Audit Committee, a copy of which is attached as Appendix B to the PSEG Proxy Statement.

     Management is responsible for PSEG's financial statements and internal controls. The independent accountants of PSEG, Deloitte & Touche LLP, are responsible for performing an independent audit of PSEG's annual consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Committee's responsibility is to assist the Board of Directors in overseeing the quality and integrity of the accounting, auditing and financial reporting practices.

     In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that PSEG's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated audited financial statements with management and the independent accountants. The Committee discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), which includes, among other things:

    o   methods used to account for significant transactions;

    o   the effect of significant accounting policies in emerging areas;

    o the process used by management in formulating accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of these estimates; and

    o any disagreements with management over the application of accounting principles, the basis for management's accounting estimates, and the disclosures in the financial statements.

     The independent accountants also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence with respect to PSEG and its management. The Committee has considered whether the independent accountants' provision of financial information systems design and implementation services and of other services to PSEG and the audit and non-audit fees paid to the independent accountants, are compatible with maintaining the independent accountants' independence. On the basis of its review, the Committee determined that the independent accountants have the requisite independence.

     Based on the Committee's discussions with management and the independent accountants, the Committee's review of the audited financial statements, the representations of management regarding the audited financial statements and the report of the independent accountants to the Committee, the Committee recommended to the Board of Directors that the audited financial statements be included in PSEG's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.


     Members of the Audit Committee:

            Albert R. Gamper Jr., Chairman             William V. Hickey
            T. J. Dermot Dunphy                        Shirley Ann Jackson
            Conrad K. Harper                           Marilyn M. Pfaltz
            Richard J. Swift


             FEES BILLED TO PSEG BY DELOITTE & TOUCHE LLP FOR 2001

Audit Fees


     The aggregate fees billed to PSEG and its subsidiaries by Deloitte & Touche LLP, the member firms of Deloitte Touche Thomatsu and their respective affiliates (collectively, Deloitte & Touche) for professional services rendered for the audit of the annual consolidated financial statements and the review of the financial statements included in quarterly reports on Form 10-Q of PSEG and its subsidiaries for the year ended December 31, 2001 totaled $2,396,035.


Financial Information Systems Design and Implementation Fees

     No fees were billed to PSEG and its subsidiaries by Deloitte & Touche for professional services rendered for information technology services relating to financial information systems and implementation for the year ended December 31, 2001.


All Other Fees

     The aggregate fees billed to PSEG and its subsidiaries by Deloitte & Touche for 2001 for services other than the services described above rendered to PSEG and its subsidiaries totaled $2,838,866, including fees in the amount of $150,000 for the audits of benefit plans, $355,750 for certain statutory and contractually required audits, $734,245 in connection with due diligence procedures and $442,323 in connection with financing transactions, including Registration Statements filed with the Securities and Exchange Commission. Included in these services is approximately $254,000 of fees billed by Deloitte Consulting. Deloitte & Touche has recently announced its intent to separate Deloitte Consulting from Deloitte Touche Thomatsu.

                               PERFORMANCE GRAPH

     The graph below shows a comparison of the five-year cumulative total return assuming $100 invested on December 31, 1996 in PSEG Common Stock, the S&P 500 Composite Stock Price Index, the Dow Jones Utilities Index and the S&P Electric Utilities Index.



                              [GRAPHIC OMITTED]


                                  1996          1997          1998          1999          2000          2001
                                  ----          ----          ----          ----          ----          ----
                    PSEG         100.00        125.89        168.20        154.89        228.94        208.56
     S&P 500 Stock Index         100.00        133.32        171.34        207.35        188.46        166.16
     Dow Jones Utilities         100.00        123.01        145.88        137.68        207.84        153.53
  S&P Electric Utilities         100.00        126.06        145.31        117.44        180.03        165.40


Proposal 2

                   APPROVAL OF 2001 LONG-TERM INCENTIVE PLAN

     There will be presented to the meeting a proposal to approve the PSEG 2001 Long-Term Incentive Plan (2001 LTIP). The 2001 LTIP provides for grants of non-qualified stock options to officers and other key employees of PSEG and its subsidiaries in order to (1) encourage such employees to increase their ownership of PSEG's Common Stock, (2) encourage such employees to focus on the long-term performance of PSEG and its subsidiaries, (3) more closely align such employees' interests with the long-term interests of stockholders and (4) attract to the employ of PSEG and its subsidiaries individuals of experience and ability by providing a competitive total compensation package. The Board of Directors believes that stock options play an important role in retaining the services of outstanding personnel and in encouraging them to have greater financial investment in PSEG. The Board of Directors has adopted the 2001 LTIP and directed that it be submitted to stockholders for approval.

     The 2001 LTIP is set forth in Appendix C. The primary provisions of the 2001 LTIP are summarized below:

     Administration. The 2001 LTIP is administered by the Organization and Compensation Committee of the Board of Directors (Committee), which is comprised of non-employee directors, none of whom may receive any awards under the 2001 LTIP. The Committee establishes the terms and conditions of awards under the 2001 LTIP, subject to certain limitations contained in the 2001 LTIP.

     Eligible Employees. The Committee may grant non-qualified stock options to any employee of PSEG or any of its subsidiaries. The Committee has granted options to those employees that it has identified as key contributors to PSEG's or its subsidiaries' success. In 2001, there were 46 employees who have received awards under the 2001 LTIP. No employee may receive grants under the 2001 LTIP in any year that, singly or in the aggregate, relate to more than one million shares of PSEG's common stock.

     Shares Available. An aggregate of fifteen million shares of PSEG's Common Stock may be issued pursuant to stock option grants under the 2001 LTIP. This number does not include any shares that remain available for grants pursuant to PSEG's 1989 Long-Term Incentive Plan. If there is a stock split, stock dividend or other relevant change affecting PSEG's shares, appropriate adjustments will be made in the number of shares that may be issued under the 2001 LTIP in the future and in the number of shares and the price of outstanding grants made before such event. If shares under a grant are not issued, those shares will again be available for inclusion in future grants.

     Stock Option Grants. Only non-qualified options may be issued under the 2001 LTIP. The term of any option may not exceed ten years. The per share option price for any option granted may not be less than the fair market value of PSEG's Common Stock on the date of grant. Once granted and except as discussed above with regard to changes in PSEG's capitalization, the Committee may not reduce the per share option price of an outstanding option. The 2001 LTIP also prohibits adjustments or reductions in the exercise price of options granted under the 2001 LTIP by cancellation of outstanding options and the subsequent regranting of options at a lower price without stockholder approval.

     U.S. Federal Income Tax Consequences. The grant of a non-qualified stock option would not result in income for a grantee or in a deduction for PSEG. The exercise of a non-qualified stock option would result in ordinary income for the grantee and a deduction for PSEG measured by the difference between the option price and the fair market value of the shares received at the time of exercise. Income tax withholding would be required.

     Other Information. The Board of Directors or the Committee may amend the 2001 LTIP as deemed appropriate. However, if the Securities Exchange Act of 1934 requires PSEG to obtain stockholder approval of a plan change, then such approval will be sought. Options are not assignable or transferable except in limited circumstances upon death. PSEG has filed a registration statement under the Securities Act of 1933 with respect to the 2001 LTIP.

     The following table provides information regarding option grants made by the Committee in the last fiscal year (2001) in accordance with the 2001 LTIP. Except as noted below, all such options were granted on December 18, 2001 at an option price of $40.78 per share. These options are subject to a vesting schedule pursuant to which one-third become exercisable annually beginning December 18, 2002 and the options are void if not exercised before December 18, 2011.


                         2001 Long-Term Incentive Plan

                                                                            Number of Shares
                                                                            Subject to Option
Name and Position                                                            Granted in 2001
-----------------                                                            ---------------
   E. James Ferland, Chairman, President and CEO-PSEG ..................          350,000
   Robert J. Dougherty, Jr., President and COO-Energy Holdings .........          130,000
   Frank Cassidy, President and COO-Power ..............................          130,000
   Alfred C. Koeppe, President and COO-PSE&G ...........................           75,000
   Robert E. Busch, President and COO-Services .........................           65,000
   All Executive Officers as a Group (8) ...............................        1,025,000
   All Non-Employee Directors and Nominees as a Group ..................             None
   All Non-Executive Employees as a Group (158) ........................        1,308,000

     No associate of any director, executive officer or nominee received any option grant in 2001 under the 2001 LTIP.

     No other person received 5% or more of such options granted in 2001 under the 2001 LTIP, except Thomas M. O'Flynn, Executive Vice President and Chief Financial Officer. Mr. O'Flynn received 180,000 options, 130,000 of which were granted on the date and with the terms stated above and 50,000 of which were granted on July 1, 2001 at an option price of $45.85 per share, subject to a vesting schedule pursuant to which one-third become exercisable annually beginning December 19, 2001 and are void if not exercised before July 1, 2011.

     On February 22, 2002, the closing price of PSEG's Common Stock on the New York Stock Exchange was $42.38.

     Since no determination has been made with respect to employees who may be granted stock options in the 2001 LTIP in 2002 or any future years, it is not possible to provide information with respect to future option grants.


The Board of Directors unanimously recommends a vote FOR this proposal.


Proposal 3

                       APPROVAL OF RESTATED AND AMENDED
                    MANAGEMENT INCENTIVE COMPENSATION PLAN

     There will be presented to the meeting a proposal to approve the PSEG Restated and Amended Management Incentive Compensation Plan (MICP). The MICP is an annual incentive compensation plan for selected salaried employees in executive or other important positions, who, individually or as members of a group, contribute in a substantial degree to the success of PSEG and its subsidiaries and who are in a position to have a direct and significant impact on the growth and success of PSEG and its subsidiaries. The MICP provides these executives a means of participating in PSEG's success and an incentive to contribute further to that success. The MICP also serves to supplement PSEG's and its subsidiaries' salary and benefit programs so as to provide overall compensation for such executives which is competitive with corporations with which PSEG and its subsidiaries must compete for executive talent and to assist PSEG and its subsidiaries in attracting and retaining executives who are important to their continued success.

     The Board of Directors has approved the MICP, as restated and amended, and directed that it be submitted to stockholders for approval.

     The MICP has been in place for several years as an annual incentive compensation plan for key management employees. The restatement and amendment of the MICP was done in order to satisfy the requirements of Section 162(m) of the Internal Revenue Code so that payments made pursuant to the MICP would be eligible for deduction as compensation for federal income tax purposes. Under
Section 162(m), the compensation deduction is generally limited to $1,000,000 for payments made to a company's chief executive officer and each of its four other highest paid executive officers. However, certain types of compensation are excluded from this $1,000,000 limit, including compensation paid pursuant to plans that are "performance based" and are approved by stockholders. As restated and amended, the MICP is a bonus pool plan pursuant to which incentive awards for participants subject to Section 162(m) are based upon the net income of PSEG on a consolidated basis.

     The MICP is set forth in Appendix D. The primary provisions of the MICP are summarized below:

     Administration. The MICP is administered by the Committee, none of whose members may receive any awards under the MICP. The Committee establishes the terms and conditions of awards under the MICP for participants other than participants subject to Section 162(m). Each year, the Committee determines (a) whether or not the MICP shall be in operation for such year; (b) the executives who will participate in the MICP for such year; (c) a target incentive award for each participant; and (d) for any participant who is not subject to Section 162(m), other performance measures or objectives that may be used in determining their awards under the MICP.

     Previously, the Committee had established participants' target incentive awards as a percentage of their base salaries and determined participants' MICP awards based upon the achievement of certain individual, employer and corporate goals established at the beginning of each plan year. The Committee intends to continue operation of the MICP as it relates to participants who are not subject to Section 162(m) in the same manner, subject to the overall limits on the maximum award fund and the maximum individual award contained in the MICP.

     Eligible Employees. Those employees of PSEG and its subsidiaries who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, and those employees who are key officers or management employees of PSEG or one of its subsidiaries who, in the option of the Committee, are in a position to have a direct and significant impact on achieving PSEG's long-term objectives are eligible to participate in the MICP. There are approximately 34 employees who currently participate in the MICP.

     The Award Fund. Under the MICP, the Committee is authorized to establish an award fund for each plan year. The maximum award fund in any plan year shall be equal to 2.5% of PSEG's net income for that year. Net income is defined in the MICP as the amount reported by PSEG as its consolidated income before extraordinary items and the cumulative effect of accounting changes, adjusted, however, by adding any amount that has been expensed (after taxes) for MICP awards in computing such net income. No amounts may be paid under the MICP for any plan year unless PSEG has net income. The total of all awards paid to participants in any plan year may not exceed the award fund for that year. The Committee has the right to decrease the amount of the award fund below the maximum in any plan year. The maximum award fund amount for 2001 was $19.3 million.

     Participant Awards. The maximum award that the Chief Executive Officer may receive in any plan year is 10% of the award fund. The maximum award any other participant may receive in any plan year is that amount which is 90% of the maximum award fund for that plan year divided by the number of participants, other than the chief executive officer, in the plan for that plan year. The Committee has the authority to reduce the award of any participant below he maximum award otherwise payable based upon criteria it deems appropriate. For 2001, the maximum award which could have been paid to the Chief Executive Officer was approximately $1.9 million and the maximum award amount which could have been paid to any other participant was approximately $510,000.

     Payment of Awards. All awards under the MICP are payable in a lump sum in cash.

     Other Information. The Board of Directors or the Committee may amend the MICP as deemed appropriate. However, any amendment or revision that would increase the cost of the MICP by a substantial proportion may be made only with the approval of the stockholders.

     The following table provides information regarding awards for 2001 made by the Committee in accordance with the MICP, all of which are payable in 2002:


                    Management Incentive Compensation Plan

Name and Position                                                            Amount for 2001($)
-----------------                                                            ------------------
   E. James Ferland, Chairman, President and CEO-PSEG ...................        1,023,000
   Robert J. Dougherty, Jr., President and COO-Energy Holdings ..........          308,100
   Frank Cassidy, President and COO-Power ...............................          283,200
   Alfred C. Koeppe, President and COO-PSE&G ............................          270,000
   Robert E. Busch, President and COO-Services ..........................          262,500
   All Executive Officers as a Group (9) ................................        2,944,400
   All Non-Employee Directors as a Group ................................             None
   All Non-Executive Employees as a Group (25) ..........................        2,502,000


The Board of Directors unanimously recommends a vote FOR this proposal.

Proposal 4

            RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Deloitte & Touche LLP of Parsippany, New Jersey, as independent auditors to make the annual audit of the books of account and supporting records of PSEG for 2002, subject to the ratification of the stockholders at the Annual Meeting of Stockholders.

     Deloitte & Touche LLP has made the annual audit of the books of account since 1973. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will be afforded an opportunity to make a statement if they so desire and to respond to appropriate questions.


The Board of Directors unanimously recommends a vote FOR this proposal.


Proposal 5

                              STOCKHOLDER PROPOSAL

     This proposal was submitted by a stockholder and is printed exactly as it was submitted.

     Mr. John A. Dal Pan, 155 Mc Cosh Road, Upper Montclair, NJ 07043, owner of 5,669 shares of Common Stock, has informed PSEG that he intends to present for action at the Annual Meeting the following resolution:

     "Resolved: The shareholders urge our Board of Directors to take the necessary steps to nominate at least two candidates for each open board position, and that the names, biographical sketches, SEC-required declarations and photographs of such candidates shall appear in the company's proxy materials (or other required disclosures) to the same extent that such information is required by law and is our company's current practice with the single candidates it now proposes for each position.

     Supporting statement:

     As stated by Mr. Bart Naylor when he made a similar proposal to the Boards of Directors of both Bell South and ExonMobil:

     Although our company's board appreciates the importance of qualified people overseeing management, we believe that the process for electing directors can be improved.

     Our company currently nominates for election only one candidate for each board seat, thus leaving shareholders no practical choice in most director elections. Shareholders who oppose a candidate have no easy way to do so unless they are willing to undertake the considerable expense of running an independent candidate for the board. The only other way to register dissent about a given candidate is to withhold support for that nominee, but that process rarely affects the outcome of directors' elections. The current system thus provides no readily effective way for shareholders to oppose a candidate that has failed to attend board meetings; or serve on so many boards as to be unable to supervise our company management diligently; or who serves as a consultant to the company that could compromise independence; or poses other problems. As a result, while directors legally serve as the shareholder agent in overseeing management, the election of directors at the annual meeting is largely perfunctory. Even directors of near bankrupt companies enjoy re-election with 90%+ pluralities. The "real" selection comes through the nominating committee, a process too often influenced, if not controlled by the very management the board is expected to scrutinize critically.

     Our company should offer a rational choice when shareholders elect directors. Such a process could abate the problem of chair "choosing" his own board, that is, selecting those directors he expects will reflexively support his initiatives, and shedding those who may sometimes dissent. Such a process could create healthy and more rigorous shareholder evaluation about which specific nominees are best qualified.

     Would such a process lead to board discontinuity? Perhaps, but only with shareholder approval.

     Presumably an incumbent would be defeated only because shareholders considered the alternative a superior choice. Would such a procedure discourage some candidate? Surely our board should not be made of those intolerant of competition. Would such a procedure be "awkward" for management when it recruits candidates? Hopefully so. (Management could print a nominee's name advanced by an independent shareholder to limit such embarrassment.) The point is to remove the final decision on who serves as a board director from the hands of management, and place it firmly in those of the shareholders.

     We urge you to vote FOR this proposal.


The Board of Directors recommends a vote AGAINST the adoption of this proposal for the following reasons:

     The Board of Directors has long recognized the importance of a sound procedure for the nomination of Directors and believes that the current process serves stockholders well.

     The Board's current practice of nominating a single candidate for each Board position is consistent with the longstanding and widespread practice of major companies. The proponent does not cite any example of a corporation that has adopted the process he recommends. Although the proponent mentions that stockholders of both Bell South and ExxonMobil received this proposal in their proxy statements last year, approximately 96% of the stockholders of ExxonMobil voted against this proposal. The proposal was not presented for a vote at the Annual Meeting of Bell South.

     At present, the Corporate Governance Committee of the Board, which consists solely of independent Directors, monitors the composition of the Board to assure that it contains a reasonable balance of professional interests, business experience, financial expertise and independence. This Committee also considers the qualifications of existing Board members, and new nominees, before recommending such individuals for election or re-election to the Board. The Board then selects nominees based on the Committee's recommendation.

     Following nomination, and in accordance with federal securities laws that require all companies to include in their proxy material certain information about each candidate, the names, business experience and other information about all nominees, as well as existing Board members, are provided in PSEG's Proxy Statement to ensure stockholders are in a position to make an informed vote.

     The Board of Directors believes that this proposal would not improve the current nomination process. The Board is responsible for advising stockholders in making voting decisions. If the Board were required to nominate two candidates for each open position, as provided by the proposal, the Board would fail in its responsibility to stockholders to identify and recommend the best candidates for Board service. Further, many well-qualified persons would not be willing to participate in the type of contested election that the proposal would require.

     In summary, the procedure set forth by the proposal would not be an efficient or effective means of selecting the most qualified Directors for PSEG. The Corporate Governance Committee will, of course, continue to consider stockholders' recommendations for nominees for election to the Board of Directors, as well as nominees identified by the Board members and management. The Board believes that the current process provides stockholders with the best candidates and is therefore in the best interests of PSEG.


The Board of Directors unanimously recommends a vote AGAINST this proposal.


                               LEGAL PROCEEDINGS

     As previously disclosed in PSEG's reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, in 1995 and 1996, four shareholder derivative suits on behalf of PSEG shareholders were filed against certain directors and officers. This litigation generally relates to PSE&G's operation of the Salem and Hope Creek Nuclear Generating Stations and seeks recovery of damages for alleged losses, removal of certain executive officers and changes in the composition of the Board of Directors, and other relief. In March 1996, the Board concluded a five-month investigation regarding the allegations in the complaints and determined that the litigation should not have been instituted and should be terminated. Following discovery, in July 1999, the court granted defendants' Motions for Summary Judgment dismissing all four derivative actions. The plaintiffs appealed in three of these actions, and in April 2001, the Appellate Division of the New Jersey Superior Court unanimously affirmed the dismissal. The plaintiffs filed petitions for certification with the New Jersey Supreme Court requesting a further appeal, which was granted. Oral argument was held in February 2002.


                  DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     Stockholder proposals intended for inclusion in next year's Proxy Statement should be sent to Edward J. Biggins, Jr., Secretary, Public Service Enterprise Group Incorporated, 80 Park Plaza, T4B, P.O. Box 1171, Newark, New Jersey 07101-1171, and must be received by November 6, 2002.


                     DISCRETIONARY PROXY VOTING AUTHORITY

     If PSEG is not notified by January 5, 2003 of any proposal intended to be presented for consideration at the 2002 Annual Meeting of Stockholders, then the proxies named by PSEG with respect to that meeting shall have discretionary voting authority with respect to such proposal if presented at the meeting.

     If any matters not described in this Proxy Statement should come before the meeting, the persons named in the enclosed form of proxy or their substitutes will vote proxies given in said form in respect of any such matters in accordance with their best judgment. As of the date of this Proxy Statement, the Board of Directors and the management of PSEG did not know of any other matters which might be presented for stockholder action at the meeting.


                                 SOLICITATION

     The cost of soliciting proxies in the form accompanying this Proxy Statement will be borne by PSEG. In addition to solicitation by mail, proxies may be solicited by directors, officers and employees of PSEG and its subsidiaries, in person or by telephone, telegraph or facsimile. PSEG has also retained Morrow & Co. to aid in the solicitation of proxies from brokers, bank nominees, other institutional holders and certain large individual holders. The anticipated cost of such services is approximately $10,000, plus reimbursement of expenses.


                          ANNUAL REPORT ON FORM 10-K

     PSEG will also provide without charge to each person solicited, on the written request of any such person, a copy of its Annual Report on Form 10-K for the year 2001, which has been filed with the Securities and Exchange Commission. Any such request should be made in writing to Morton A. Plawner, Treasurer, Public Service Enterprise Group Incorporated, 80 Park Plaza, T6B, P.O. Box 1171, Newark, New Jersey 07101-1171. Any such copy of PSEG's Annual Report on Form 10-K so furnished will not include any exhibits thereto, but will be accompanied by a list briefly describing all such exhibits, and PSEG will furnish any such exhibit upon request and upon payment of the fee specified therefore.


             DELIVERY OF PROXY STATEMENT AND SUMMARY ANNUAL REPORT
                                TO STOCKHOLDERS

     Stockholders can elect to view future Proxy Statements and Annual Reports electronically over the Internet instead of receiving paper copies in the mail. To do so, please logon to www.pseg.com/edelivery and follow the instructions. Each year, stockholders who choose this option will receive the Internet address where the materials can be found.

     Only one Summary Annual Report to Stockholders and Proxy Statement is being delivered to multiple security holders sharing an address unless PSEG has received contrary instructions from one or more of the security holders. PSEG undertakes to deliver promptly upon written or oral request a separate copy of the Summary Annual Report and Proxy Statement to a security holder at a shared address to which a single copy of the documents was delivered if the security holder notifies PSEG that the security holder wishes to receive a separate copy of the Summary Annual Report and Proxy Statement by writing to PSEG Services Corporation, Stockholder Services, P.O. Box 1171, Newark, New Jersey 07101-1171 or by phoning 1-800-242-0813.


     Security holders sharing an address can request delivery of a single copy of Summary Annual Reports or Proxy Statements if they are receiving multiple copies of Summary Annual Reports or Proxy Statements by writing or phoning as noted above.


                                          By order of the Board of Directors,



                                            EDWARD J. BIGGINS, JR.
                                                 Secretary


March 1, 2002

                                                                     APPENDIX A

                 CONSOLIDATED FINANCIAL STATEMENTS AND NOTES,
        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
            RESULTS OF OPERATIONS AND INDEPENDENT AUDITORS' REPORT


                                                                    Page
                                                                   -----
Management's Discussion and Analysis of
 Financial Condition and Results of Operation ..................   A-2

Consolidated Statements of Income ..............................   A-29

Consolidated Balance Sheets ....................................   A-30

Consolidated Statements of Cash Flows ..........................   A-32

Consolidated Statements of Common Stockholders' Equity .........   A-33

Notes to Consolidated Financial Statements .....................   A-34

Financial Statement Responsibility .............................   A-86

Independent Auditors' Report ...................................   A-87


                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     This discussion makes reference to the Consolidated Financial Statements and related Notes to Consolidated Financial Statements (Notes) of Public Service Enterprise Group Incorporated and should be read in conjunction with such statements and notes.


CORPORATE STRUCTURE

     We are a holding company and, as such, have no operations of our own. We have four principal direct wholly-owned subsidiaries: Public Service Electric and Gas Company (PSE&G), PSEG Power LLC (Power), PSEG Energy Holdings Inc. (Energy Holdings) and PSEG Services Corporation (Services).

     PSE&G is an operating public utility company engaged principally in the transmission and distribution of electric energy and gas service in New Jersey. On August 21, 2000, pursuant to the terms of the Final Order issued by the New Jersey Board of Public Utilities (BPU), PSE&G transferred its generation-related assets and liabilities and its wholesale power contracts to Power and its subsidiaries. PSE&G continues to own and operate its regulated electric and gas transmission and distribution business. PSE&G is the parent of PSE&G Transition Funding LLC (Transition Funding), a bankruptcy-remote subsidiary, which issued $2.525 billion of securitization bonds in January of 2001 in partial recovery of PSE&G's stranded cost resulting from New Jersey deregulation and restructuring. An additional $540 million of PSE&G's stranded costs is being recovered from its customers over a four-year transition period ending July 31, 2003 through a Market Transition Charge (MTC).

     Power was formed in June 1999 to acquire, own and operate the electric generation-related assets of PSE&G pursuant to the Final Order. Power has three principal direct wholly-owned subsidiaries: PSEG Nuclear LLC (Nuclear), PSEG Fossil LLC (Fossil) and PSEG Energy Resources & Trade LLC (ER&T) and currently operates in two reportable segments, generation and trading. The generation segment of Power's business earns revenues by selling energy on a wholesale basis under contract to power marketers and to load serving entities, and by bidding energy, capacity and ancillary services into the market. The energy trading segment of Power's business earns revenues by trading energy, capacity, fixed transmission rights, fuel and emission allowances in the spot, forward and futures markets. The trading segment also earns revenues through financial transactions, including swaps, options and futures in the electricity and gas markets. Power also has a finance company subsidiary, PSEG Power Capital Investment Co. (Power Capital), which provides certain financing for its other subsidiaries.

     Energy Holdings participates in three energy-related reportable segments through its principal wholly-owned subsidiaries: PSEG Global Inc. (Global), which develops, acquires, owns and operates electric generation and distribution facilities; PSEG Resources Inc. (Resources), which provides energy infrastructure financing and invests in energy-related financial transactions and manages a diversified portfolio of investments including leveraged leases, operating leases, leveraged buyout (LBO) funds, limited partnerships and marketable securities; and PSEG Energy Technologies Inc. (Energy Technologies), an energy management company that constructs, operates and maintains heating, ventilating and air conditioning (HVAC) systems for, and provides energy-related engineering, consulting and mechanical contracting services to, industrial and commercial customers in the Northeastern and Middle Atlantic United States. Energy Holdings also has a finance subsidiary, PSEG Capital Corporation (PSEG Capital), which serves as a financing vehicle for Energy Holdings' subsidiaries and borrows on the basis of a minimum net worth maintenance agreement with PSEG. See Liquidity and Capital Resources for further detail. Energy Holdings is also the parent of Enterprise Group Development Corporation (EGDC), a property management business and is conducting a controlled exit from this business.

     Services was formed in 1999 and provides management and administrative services to us and our subsidiaries.


OVERVIEW OF 2001 AND FUTURE OUTLOOK

     The Energy Competition Act and the related BPU proceedings, including the Final Order and the Energy Master Plan Proceedings, have dramatically reshaped the utility industry in New Jersey and have directly affected how we will conduct business, and therefore, our financial prospects in the future. Deregulation, restructuring, privatization and consolidation are creating opportunities and risks for us and our subsidiaries. We have realigned our organizational structure to address the competitive environment brought about by the deregulation of the electric generation industry in New Jersey and the Eastern U.S. and have transitioned from primarily being a regulated New Jersey utility to a operating as a competitive global energy company. We have been engaged in the competitive energy business for a number of years through certain of our unregulated subsidiaries; however, competitive businesses now constitute a much larger portion of our activities. As of December 31, 2001, Power, PSE&G, and Energy Holdings comprised approximately 20%, 51% and 29% of PSEG's consolidated assets and contributed approximately 50%, 30% and 20% of our net income for the year ended December 31, 2001. Our projected earnings contributions for 2002 and 2003 are 50% to 55% from Power, 25% to 30% from Energy Holdings and 20% to 25% from PSE&G. Additionally, we will be more dependent on cash flows generated from our unregulated operations for our capital needs. As the unregulated portion of the business continues to grow, financial risks and rewards will be greater, financial requirements will change and the volatility of earnings and cash flows will increase.

     Our subsidiaries consist of a portfolio of energy-related businesses that together are designed to produce a coherent energy market strategy. Because the nature and risks of these businesses are different, and because they operate in different geographic locations, the combined entity is designed to produce consistent earnings growth in a manner that will mitigate the adverse financial effects of business losses or an economic downturn in any one sector or geographic region.

     For 2001, we earned $3.70 per share. Our improved earnings for 2001 as compared to 2000 were due primarily to new acquisitions, asset sales, commercial operations of several power plants and improved operations at Global which saw an increase in earnings from $40 million to $116 million, new leveraged lease investments at Resources, continued strong performance of our nuclear generating facilities and improved performance of our energy trading operations, which saw an increase in margins from $72 million in 2000 to $140 million in 2001. These improvements more than offset the effects of comparatively unfavorable weather conditions, two BPU mandated 2% rate reductions, effective in February 2001 and August 2001, and the effects of the securitization transaction that occurred on January 31, 2001.

     We estimate a 7% compound annual growth rate in earnings per share over the next five years. Our earnings for 2002 will depend on several factors, including our ability to effectively manage our commitments under contracts to deliver energy, capacity and ancillary services to the various suppliers of BGS to New Jersey's utilities and our ability to minimize the effects, including potential asset impairments, brought about by the economic, political and social crisis in Argentina, where we face considerable fiscal and cash uncertainties.

     Looking beyond 2002, our earnings will depend on the outcome of future BGS auctions in New Jersey, energy prices, which are currently depressed, in the United States markets in which Power and Global participate, the successful operation of our generation stations, PSE&G's ability to obtain timely and adequate rate relief, regulatory decisions affecting our interests in distribution companies in South America, and the effect of economic conditions in foreign countries in which we invest.

  PSE&G

     PSE&G operates under cost-based regulation by the BPU for its distribution operations and by the Federal Energy Regulatory Commission (FERC) for its electric transmission operations. As such, the earnings of PSE&G are largely determined by the regulation of its rates. PSE&G is expected to continue to make a steady contribution to earnings in the future as it continues its transmission and distribution and sale of electric energy and gas service in New Jersey. PSE&G's success will be determined by its ability to maintain system reliability and safety, effectively manage costs and obtain timely and adequate rate relief. The risks from this business are relatively modest and generally relate to the regulatory treatment of the various rate and other issues by the BPU and the FERC.

     On January 9, 2002 the BPU approved an additional $90 million of gas base rate revenues for PSE&G, simultaneously with other PSE&G rate filings related to underrecovered gas costs which were deferred on its balance sheet. All three rate changes were effective January 9, 2002.

     Also on January 9, 2002, the BPU approved the transfer of the utility's gas supply business, including its transportation and storage contracts, to Power. As a result, after April 1, 2002, Power will provide gas supply to PSE&G to serve its Basic Gas Supply Service (BGSS) customers under a Requirements Contract at market prices. Industrial and commercial BGSS customers will be priced under PSE&G's Market Priced Gas Service (MPGS) and residential BGSS customers will remain under current pricing until April 1, 2004 after which, subject to further BPU approval, those residential gas customers would also move to MPGS service.

     On February 15, 2002, the BPU announced the successful outcome of the BGS auction. Through the auction, PSE&G contracted for sufficient electricity to serve all of its BGS customers and any difference between the existing tariff rates and the rates set through the auction for the one-year contract period beginning August 1, 2002 will be deferred and recovered over future periods as a regulatory asset.


  Power

     Power is focused on a generation market extending from Maine to the Carolinas and the Atlantic Coast to Indiana (Super Region). The risks of Power's business are that the competitive wholesale power prices that it is able to obtain are sufficient to provide a profit and sustain the value of its assets. It is also subject to credit risk of the counterparties to whom it sells energy products, the successful operation of its generating facilities, fluctuations in market prices of energy and imbalances between obligations and available supply. These risks are higher than those for a regulated business. Therefore, they provide the opportunity for greater returns, but they also present the greater possibility of business losses and counterparty credit risk. Power is currently constructing projects which will increase capacity by over 3,500 MW, net of planned retirements.

     Power currently sells approximately 95% of the output from its generation facilities under bilateral contracts, primarily the BGS contract with PSE&G, and the remaining 5% to customers in the competitive wholesale (spot) market. Within the spot market, Power sells into the energy, capacity and ancillary services markets. Ancillary services include operating reserves and area regulation.

     Power has entered into one-year contracts commencing August 1, 2002 with various direct bidders in the New Jersey BGS Auction, which was approved by the BPU on February 15, 2002. Power believes that its obligations under these contracts are reasonably balanced by its available supply.

     In addition, Power is projected to continue its strong growth in its energy trading segment. In 2001, the energy trading business realized a gross margin of approximately $140 million and forecasts an increase for 2002 due in part to the transfer of PSE&G's gas supply business to Power, discussed below. We marked to market energy trading contracts and include gains and losses in earnings. The vast majority of these contracts have terms of less than one year and are valued using market exchange prices and broker quotes. The energy trading business provides the opportunity for greater returns, but it also is more risky than the regulated business, and can be adversely impacted by fluctuating energy market prices and by the credit quality of the counterparties with which it does business. Our trading business utilizes a conservative risk management strategy to minimize exposure to market and credit risk. For further information, see Accounting Issues, Note
1. Organization and Summary of Significant Accounting Policies and Note 8. Financial Instruments, Energy Trading and Risk Management.


  Energy Holdings

     Energy Holdings is a major part of our growth strategy. In order to achieve this strategy, Global will focus on generation and distribution investments within targeted high-growth regions. Resources will utilize its market access, industry knowledge and transaction structuring capabilities to expand its energy-related financial investment portfolio. We are evaluating the future prospects of Energy Technologies' business model and its fit in our portfolio given the slow pace of retail deregulation in the markets in which we operate. Resources' assets generate cash flow and earnings in the near term, while investments at Global generally have a longer time horizon before achieving expected cash flow and earnings. Also, Resources' passive lower-risk assets serve to balance the higher risk associated with operating assets at Global and Energy Technologies.

     Global's recent activities have been concentrated on developing generation internationally and in acquiring distribution businesses, principally in South America, some of which have been privatized by the local governments. As Global has grown, its objective has evolved from being a minority or equal partner to seeking to be the majority or sole owner of many of its investments. Global's business depends on the ability to negotiate or obtain favorable prices and terms for the output of its generating facilities nationally and internationally, and to obtain favorable governmental and regulatory treatment for its distribution assets in foreign countries. Global undertakes investments where the expected return is commensurate with the market, regulatory, international and currency risks that are inherent with its investments. Since these risks are priced in the original investment decision, to the extent that market, regulatory international or currency conditions evolve differently than originally forecast, the investment performance of Global's assets will differ form the expected performance. Thus, the expected investment returns from Global's projects are priced to produce relatively high returns to compensate for the high level of risk associated with this business.

     Global has investment exposure of $632 million in four distribution companies and two generation plants in Argentina. For further discussion of our $632 million investment exposure in Argentina, see Note 9. Commitments and Contingent Liabilities.

     Resources invests principally in energy-related financing transactions, principally leveraged leases. As such, it is designed to produce predictable earnings at reasonable levels with relatively low risk. The modest risks faced by Resources are the credit risk of its counterparties and the tax treatment of its investment structures. Over the longer term, Resources' earnings and cash flow streams are dependent upon the availability of suitable transactions and its ability to continue to enter into these transactions.

     Energy Technologies is a business that principally constructs, installs, and maintains heating, ventilating and air conditioning equipment and related services. It has not produced profitable operations due to the extremely competitive nature of the business and the failure of the retail energy market to develop. The principal risks of this business are the ability to obtain net revenue to cover internal costs and the carrying value of its assets.


RESULTS OF OPERATIONS

     Our business consists of six reportable segments which are Generation, Energy Trading, PSE&G, Global, Resources and Energy Technologies. The following is a discussion of the major year-to-year financial statement variances and follows the financial statement presentation as it relates to each of our segments. The presentation of Electric Revenues and Electric Energy Costs includes Power's generation business, the electric transmission and distribution business of PSE&G and the consolidated portions of Global's operations; Gas Revenues and Gas Costs includes the gas distribution business of PSE&G; Trading Revenues and Costs includes Power's energy trading business; and

Other Revenues includes Global's unconsolidated operations, Resources and Energy Technologies. Prior to 2001, Energy Technologies had certain electric and gas costs which were included in Electric Energy Costs and Gas Costs, respectively. For a discussion of management's determination of our reportable segments and related disclosures, see Note 14. Financial Information by Business Segments.

     Prior to April 1999, the discussion that follows reports on business conducted under full monopoly regulation of the utility businesses. It must be understood that such businesses have changed due to the deregulation of the electric generation and natural gas commodity sales businesses, the subsequent transfer of the generation business, and the anticipated transfer of the gas supply business from PSE&G to Power. Past results are not an indication of future business prospects or financial results.

                               Earnings (Losses)
                        -------------------------------
                                  Year Ended
                                 December 31,
                        -------------------------------
                          2001       2000      1999 (A)
                        --------   --------   ---------
                             (Millions of Dollars)
Generation               $ 311      $ 270       $ 490
Energy Trading              83         43          23
PSE&G                      230        369         131
Resources                   64         65          66
Global                     116         40          28
Energy Technologies        (18)       (10)         (6)
Other (B)                  (16)       (13)         (9)
                         -----      -----       -----
  Total PSEG             $ 770      $ 764       $ 723
                         =====      =====       =====


                        Contribution to Earnings Per Share
                                (Basic and Diluted)
                        -----------------------------------
                                    Year Ended
                                   December 31,
                        -----------------------------------
                           2001         2000       1999 (A)
                        ----------   ----------   ---------
Generation               $  1.49      $  1.26      $  2.23
Energy Trading              0.40         0.20         0.10
PSE&G                       1.11         1.71         0.60
Resources                   0.31         0.30         0.30
Global                      0.55         0.19         0.13
Energy Technologies        (0.08)       (0.05)       (0.03)
Other (B)                  (0.08)       (0.06)       (0.04)
                         -------      -------      -------
  Total PSEG             $  3.70      $  3.55      $  3.29
                         =======      =======      =======

----------
(A) Excludes $804 million, net of tax, extraordinary item recorded in 1999.

(B) Other activities include amounts applicable to PSEG (parent corporation), Energy Holdings (parent corporation) and EGDC. Losses primarily result from after-tax effect of interest on certain financing transactions and certain other administrative and general expenses at parent companies.


For the Year Ended December 31, 2001 compared to the Year Ended December 31,
2000

     Basic and diluted earnings per share of our common stock (Common Stock) were $3.70 for the year ended December 31, 2001, an increase of $0.15 per share, or 4.2% from the comparable 2000 period, including $0.12 of accretion as a result of our stock repurchase program, discussed in Liquidity and Capital Resources. In addition, our improved earnings for 2001 as compared to 2000 resulted from improved performance from our Energy Trading segment, Global's withdrawal and sale of its interest in the Eagle Point Cogeneration Partnership (Eagle Point), acquisitions and expanded operations at Global, new leveraged lease investments at Resources and continued strong performance of our nuclear facilities. These improvements more than offset the effects of unfavorable weather conditions at PSE&G, two BPU mandated 2% rate reductions effective in February 2001 and August 2001 which reduced generation revenues, and the effects of the securitization transaction that occurred on January 31, 2001.


     Operating Revenues

     Electric

     Electric revenues increased $319 million or 8% in 2001 as compared to 2000 primarily due to the inclusion of $172 million of revenues related to various majority-owned acquisitions and plants going into operation at our Global segment in 2001.

     In addition, revenues from our generation segment increased $108 million in 2001 as compared to 2000 primarily due to an increase of $180 million in BGS revenue for the year ended December 31, 2001 as compared to 2000 which resulted from customers returning to PSE&G in 2001 from third party suppliers (TPS) as wholesale market prices exceeded fixed BGS rates. At December 31, 2001, TPS were serving less than 1% of the customer load traditionally served by PSE&G as compared to the December 31, 2000 level of 10.5%. Partially offsetting this increase was a net $40 million decrease in MTC revenues, relating to two 2% rate reductions offset by a pre-tax charge to income related to MTC recovery in 2000. As of December 31, 2001, as required by the Final Order, PSE&G has had rate reductions totaling 9% since August 1, 1999 and will have an additional 4.9% rate reduction effective August 1, 2002, which will be in effect until July 31, 2003.

     The remaining $39 million of the increase related to the PSE&G segment and was primarily related to increases in electric distribution and appliance service revenue.

     Gas Distribution

     In our PSE&G segment, Gas Distribution revenues increased $153 million or 7% in 2001 as compared to 2000 primarily due to higher gas costs experienced in 2001. Customer rates in all classes of business have increased in 2001 to recover a portion of the higher natural gas costs. The commercial and industrial classes fuel recovery rates vary monthly according to the market price of gas. The BPU also approved increases in the fuel component of the residential class rates of 16% in November 2000 and 2% for each month from December 2000 through July 2001. These increased revenues were partially offset by lower sales volumes in the fourth quarter of 2001 than the comparable period in 2000, primarily resulting from warmer weather.

     Pursuant to a settlement, the BPU issued an order approving a $90 million gas base rate increase effective January 9, 2002. The BPU approved the settlement simultaneously with the implementation of PSE&G's previously approved Gas Cost Underrecovery Adjustment (GCUA) surcharge to recover its October 31, 2001 gas cost under-recovery balance of approximately $130 million over a three year period with interest and also approved PSE&G's proposal to reduce its 2001/2003 Commodity Charges (formerly Levelized Gas Adjustment Clause (LGAC)) by approximately $140 million. The net impact of simultaneously implementing the above three proceedings for the typical gas residential heating customers is an approximate rate reduction of 2%.

     Trading

     Revenues from our energy trading segment decreased by $321 million or 12% for the year ended December 31, 2001 from the comparable periods in 2000, respectively, due to lower energy trading volumes and lower prices as compared to 2000. For information regarding valuation, term, credit and other issues related to Power's energy trading segment, see Accounting Issues, Note 1. Organization and Summary of Significant Accounting Policies and Note 8. Financial Instruments, Energy Trading and Risk Management of Notes.

     Other

     Other revenues increased $169 million or 21% in 2001 as compared to 2000. This increase was due to an increase in revenues at the Global, Resources and Energy Technologies segments of $111 million, $9 million and $50 million, respectively. The increase at Global was primarily realized from the gain of $75 million on the withdrawal and sale of Global's interest in Eagle Point and was partially offset by a loss in equity earnings of $26 million, which was recorded in 2000 and not recorded in 2001, as a result of the withdrawal. In addition, revenues benefited from an increase of $45 million in interest income related to certain loans, notes and approximately $29 million of increased revenues relating primarily to improved earnings of certain non-consolidated projects. These increases were partially offset by lower revenues due to a reduction in earnings related to the adverse effect of foreign currency exchange rate movements between the United States Dollar and Brazilian Real. The increase at Resources was primarily due to improved revenues of $45 million from higher leveraged lease income from new leveraged lease transactions that was partially offset by lower Net Investment Gains of $37 million. The increase at Energy Technologies was primarily due to increased sales in its mechanical contracting business partially offset by a decrease of energy supply revenues.


     Operating Expenses

     Electric Energy Costs

     Electric Energy Costs increased $159 million or 17% in 2001 as compared to 2000. The increase was primarily due to $85 million of Electric Energy Costs relating to the various majority-owned acquisitions and projects going into operation at Global in 2001; higher costs in our generation segment associated with increased load served under the BGS contract due to retail customers returning to PSE&G in 2001 as discussed previously; and higher fuel costs of $73 million for fossil generation from higher natural gas prices in the early part of 2001 and higher gas expense due to increased MMBTU usage. These increases were partially offset by low cost generation from the continued strong performance of our nuclear generation facilities.


     Gas Costs

     Gas Costs increased $125 million or 8% in 2001 as compared to 2000 due to higher natural gas prices at our PSE&G segment in the early part of 2001. Under the LGAC in PSE&G, underrecoveries or overrecoveries, together with interest (in the case of net overrecoveries), are deferred and included in operations in the period in which they are reflected in rates. These increases were partially offset by lower costs incurred at Energy Technologies due to the outsourcing of certain supply contracts since June 2000 under its retail gas service agreements.


     Trading Costs

     Energy Trading costs decreased $391 million or 15% in 2001 compared to 2000, primarily due to lower energy trading volumes and lower prices.


     Operation and Maintenance

     Operation and Maintenance expense increased $280 million or 14% in 2001 as compared to 2000. Contributing to the increase were higher operating expenses relating to various majority-owned acquisitions and new plants going into operation at Global in 2001. Additionally, operation and maintenance expenses increased due to planned generation outage work in the first quarter of 2001 and higher expenses relating to projects going into operation during the second quarter of 2000 for our generation segment and the deferral of costs incurred during 2000 in connection with deregulation that PSE&G expects to recover in future rates.


     Depreciation and Amortization

     Depreciation and Amortization expense increased $160 million or 44% in 2001 as compared to 2000. The 2001 increase was due primarily due to $180 million of amortization of the regulatory asset recorded for PSE&G's stranded costs, which commenced with the issuance of the transition bonds, previously discussed. These increases were partially offset by a reduction in the accrual for the estimated cost of removal in our Generation segment.


     Taxes Other Than Income Taxes

     Taxes Other Than Income Taxes decreased $16 million or 9% in 2001 as compared to 2000. This decrease was primarily due to a reduction in the net taxable Transitional Energy Facility Assessment (TEFA) sales and the scheduled phase out of the TEFA. The TEFA was enacted as part of the energy tax reform bill and was scheduled to be phased out by 2003. Recent legislation delayed the phase out until 2007.


     Interest Expense

     Interest expense increased $131 million or 23% in 2001 as compared to 2000. The increase was primarily due to increased debt associated with the issuance of $2.525 billion securitization bonds by Transition Funding and the issuance of $1.8 billion of senior notes by Power to finance the generation asset transfer. These increases were offset by a general reduction in the amount of short-term and long-term debt at PSEG and PSE&G using proceeds from the securitization bonds. Interest expense at Energy Holdings increased $53 million primarily from additional borrowings used for equity investments in Global and Resources.


     Preferred Securities Dividend Requirements of Subsidiaries

     Preferred Securities Dividend Requirements decreased $22 million or 23% in 2001 as compared to 2000 due to redemption of trust preferred securities.


     Income Taxes

     Income Taxes decreased $117 million or 24% in 2001 as compared to 2000. The decrease was primarily due to lower pre-tax income, and normal adjustments as a result of closing the audit for the 1994-1996 tax years, and upon filing our actual tax return for 2000.


For the Year Ended December 31, 2000 compared to the Year Ended December 31,
1999

     Excluding the $804 million, net of tax, extraordinary charge recorded in 1999, resulting from the deregulation of our generation segment, basic and diluted earnings per share increased $0.26 for the year ended December 31, 2000 as compared to 1999, including $0.08 of accretion as a result of our stock repurchase program. For further discussion, see Note 3. Regulatory Issues and Accounting Impacts of Deregulation of Notes. This increase was primarily due to lower depreciation and amortization resulting from the amortization of the excess depreciation reserve at our PSE&G segment beginning in January 2000 and the lower depreciation resulting from the lower recorded amounts of the generation-related assets in our generation segment resulting from the 1999 impairment recorded pursuant to Statement of Financial Accounting Standards
(SFAS) No. 121, "Accounting for the Impairment of Long Lived Assets and for Long Lived Assets to be Disposed Of" (SFAS 121). Also contributing to the increase were increased sales due to favorable weather conditions in the fourth quarter of 2000 and higher profits realized from our energy trading segment. In addition, better overall performance of our Global segment, which benefited from favorable performance by its domestic generation assets and by its investments made in South America distribution assets in 1999, contributed to the increase. The increase in earnings was partially offset by the 5% electric rate reduction, beginning August 1, 1999 coupled with a charge to income in the third quarter of 2000 related to MTC recovery at our generation segment.

     Operating Revenues

     Electric

     Electric revenues decreased $244 million or 6% in 2000 as compared to 1999 due to a decrease in revenues from our generation segment primarily relating to the 5% rate reduction, which decreased our revenues by approximately $120 million combined with a $115 million deferral of MTC revenues; and reduced retail demand as PSE&G lost retail customers to TPS which amounted to approximately $182 million. See Accounting Issues -- Accounting for the Effects of Regulation for a discussion of the deferral of MTC revenues. These decreases were partially offset by increased revenues from our PSE&G segment relating to higher transmission and distribution sales.

     To the extent fuel expense flowed through the Electric Levelized Energy Adjustment Clause (LEAC) through July 31, 1999, the Levelized Gas Adjustment Clause (LGAC), the Societal Benefits Clause (SBC) or the non-utility generation market transition charge (NTC) mechanisms, as established by the BPU with respect to PSE&G's rates, variances in certain revenues and expenses offset and thus had no effect on earnings. On August 1, 1999, the LEAC mechanism was eliminated as a result of the Final Order. This has increased earnings volatility since Power now bears the full risks and rewards of changes in nuclear and fossil generating fuel costs and purchased power costs. See Note 3. Regulatory Issues and Accounting Impacts of Deregulation for a discussion of LEAC, LGAC, SBC, NTC, Remediation Adjustment Clause (RAC) and Demand Side Management (DSM) and their status under the Energy Master Plan Proceedings.


     Gas Distribution

     Revenues from our PSE&G segment for gas distribution increased $423 million or 25% in 2000 as compared to 1999 primarily due to increases in natural gas prices being passed along to customers under certain transportation only contracts. Under these contracts, PSE&G is responsible only for delivery of gas to its customers. Such customers are responsible for payment to PSE&G for the cost of the commodity and as PSE&G's costs for these customers increase, the customer's rates will increase. Also contributing to this increase were higher sales resulting from colder weather in the fourth quarter of 2000 as compared to the same period in 1999 and higher rates approved by the BPU to allow PSE&G to recover for increasing natural gas costs.


     Trading

     Energy Trading revenues increased $882 million or 48% for the year ended December 31, 2000 from the comparable period in 1999 primarily due to increased energy trading volumes.


     Other

     Other revenues increased $107 million or 16% in 2000 as compared to 1999. The increase was due to an increase of $26 million at Resources due to higher leveraged lease income from new leveraged lease investments, and increases in revenue at Energy Technologies due to the addition of revenues from acquisitions of various HVAC companies in 2000 and 1999. These increases were partially offset by a reduction in revenues of $42 million at Global primarily due to a gain on sale of Newark Bay recorded in 1999 as compared to no significant gain on sale of assets in 2000.


     Operating Expenses

     Electric Energy Costs

     Electric Energy Costs increased $38 million or 4% in 2000 as compared to 1999. The increase was primarily due to higher fuel costs in our generation segment and additional costs related to projects at our Global and Energy Technologies segments.

     Due to the elimination of the LEAC on August 1, 1999, the historical trends can no longer be considered an indication of future Electric Energy Costs. Given the elimination of the LEAC, the lifting of the requirements that electric energy offered for sale in the Pennsylvania-New Jersey-Maryland Power Pool (PJM) not exceed the variable cost of producing such energy (capped at $1,000 per megawatt-hour), the absence of a PJM price cap in situations involving emergency purchases and the potential for plant outages, price movements could have a material impact on our financial condition, results of operations or net cash flows.

     Gas Costs

     Gas Costs increased $364 million or 33% in 2000 as compared to 1999 primarily due to the higher prices for natural gas and increased demand for natural gas at our PSE&G segment due to colder weather in the fourth quarter of 2000 as compared to the same period in 1999. This increase was partially offset by the outsourcing of certain supply contracts at Energy Technologies in June 2001, as discussed previously.

     Due to the operation of the Levelized Gas Adjustment Clause (LGAC) mechanism, variances in gas revenues and costs at PSE&G offset and had no direct effect on earnings.


     Trading Costs

     Energy Trading Costs increased $847 million or 47% for the year ended December 31, 2000 from the comparable 1999 period primarily due to increased energy trading volumes.


     Operation and Maintenance

     Operation and Maintenance expense increased $81 million or 4% in 2000 as compared to 1999. The increase was primarily due to the additional of $123 million in operating expenses from the HVAC and mechanical service contracting companies acquired by Energy Technologies in 2000 and 1999. The increase was partially offset by the effects of a $55 million pre-tax charge to earnings to reduce the carrying value of certain assets at Global and EGDC in 1999.


     Depreciation and Amortization

     Depreciation and Amortization expense decreased $174 million or 32% in 2000 as compared to 1999. The decrease was primarily due to the amortization of the regulatory liability for the excess electric distribution depreciation reserve at PSE&G, which amounted to approximately $125 million as of December 31, 2000. Also contributing to the decrease was lower depreciation resulting from the lower net book value balances of the generation-related assets in our generation segment. The generation-related asset balances were reduced as of April 1, 1999 as a result of the impairment recorded pursuant to SFAS 121.


     Taxes Other Than Income Taxes

     Taxes Other Than Income Taxes include the Transitional Energy Facility Assessment (TEFA). Taxes Other Than Income Taxes decreased $14 million or 7% in 2000 as compared to 1999. This decrease was due to New Jersey energy tax reform and the five-year phase out of the TEFA commencing in January 1999. Effective January 1, 2000, revised rates became effective which reflected two years phase out of the TEFA.


     Interest Expense

     Interest expense increased $84 million or 17% in 2000 as compared to 1999. The increase was primarily due to interest expense associated with recourse financing activities at Energy Holdings which increased $51 million from additional borrowings incurred as a result of equity investments in distribution and generation facilities and the repayment of non-recourse debt. Also contributing to the increase was the interest related to higher levels of short-term debt.


     Income Taxes

     Income Taxes decreased $73 million or 13% in 2000 as compared to 1999. The decrease is primarily due to a decrease in the foreign tax liability from foreign investments at Global recorded under the equity method. Under such accounting method, Global reflects in revenues its pro rata share of the investment's net income. Under this accounting method, the foreign income taxes are a component of equity in earnings, thereby distorting the effective tax rate downward. During 1999, there was an increase in state income taxes at Resources totaling $11 million due to the early termination of a leveraged lease. The decrease was also due to lower effective tax rates relating to the amortization of the excess depreciation reserve for electric distribution.

LIQUIDITY AND CAPITAL RESOURCES

     The following discussion of our liquidity and capital resources is on a consolidated basis, noting the uses and contributions of our three direct operating subsidiaries in 2001, PSE&G, Power and Energy Holdings.

     Our capital requirements and those of our subsidiaries are met and liquidity provided by internally generated cash flow and external financings. PSEG, Power and Energy Holdings from time to time make equity contributions to their respective direct and indirect subsidiaries to provide for part of their capital and cash requirements, generally relating to long-term investments. At times, we utilize inter-company dividends and inter-company loans to satisfy various subsidiary needs and efficiently manage our and our subsidiaries' short-term cash needs. Any excess funds are invested in accordance with guidelines adopted by our Board of Directors.

     External funding to meet our needs and the needs of PSE&G, the majority of the requirements of Power and a substantial portion of the requirements of Energy Holdings, is comprised of corporate finance transactions. The debt incurred is the direct obligation of those respective entities. Some of the proceeds of these debt transactions are used by the respective obligor to make equity investments in its subsidiaries.

     All of our publicly traded debt as well as that of PSE&G, Power and Energy Holdings have received investment grade ratings from each of the three major credit rating agencies. The changes in the energy industry and the recent bankruptcy of Enron Corp. are attracting increased attention from the rating agencies which regularly assess business and financial matters. Given the changes in the industry, attention to and scrutiny of our, PSE&G's, Power's and Energy Holdings' performance, capital structure and competitive strategies by rating agencies will likely continue. These changes could affect the bond ratings, cost of capital and market prices of our respective securities. We will continue to evaluate our capital structure, financing requirements, competitive strategies and future capital expenditures to maintain our current credit ratings. The current ratings of securities of PSEG and its subsidiaries are shown below and reflect the respective views of the rating agencies, from whom an explanation of the significance of their ratings may be obtained. There is no assurance that these ratings will continue for any given period of time or that they will not be revised or withdrawn entirely by the rating agencies, if, in their respective judgments, circumstances so warrant. Any downward revision or withdrawal may adversely effect the market price of PSEG's, Energy Holdings' Power's and PSE&G's securities and serve to increase those companies' cost of capital.

                            Moody's     Standard & Poor's       Fitch
                           ---------   -------------------   ----------
PSEG:
-----
  Extendible Notes            Baa2             BBB              BBB+
  Preferred Securities        Baa3             BB+               BBB
  Commercial Paper             P2               A2            Not Rated

PSE&G:
------
  Mortgage Bonds               A3               A-                A
  Preferred Securities        Baa1             BBB               A-
  Commercial Paper             P2               A2               F1

Power:
------
  Senior Notes                Baa1             BBB              BBB+

Energy Holdings:
----------------
  Senior Notes                Baa3             BBB-             BBB-

PSEG Capital:
-------------
  Medium Term Notes           Baa2             BBB            Not Rated


     Depending on the particular company, external financing may consist of public and private capital market debt and equity transactions, bank revolving credit and term loan facilities, commercial paper and/or project financings. Some of these transactions involve special purpose entities. These are corporations, limited liability companies or partnerships formed in accordance with applicable tax, accounting and legal requirements in order to achieve specified beneficial financial advantages, such as favorable tax, legal liability or accounting treatment.

     The availability and cost of external capital could be affected by each subsidiary's performance as well as by the performance of their respective subsidiaries and affiliates. This could include the degree of structural or regulatory separation between us and our subsidiaries and between PSE&G and its non-utility affiliates and the potential impact of affiliate ratings on consolidated and unconsolidated credit quality. Additionally, compliance with applicable financial covenants will depend upon future financial position and levels of earnings and net cash flows, as to which no assurances can be given.

     Financing for Global's projects and investments is generally provided by non-recourse project financing transactions. These consist of loans from banks and other lenders that are typically secured by project and special purpose subsidiary assets and/or cash flows. Two of Power's projects currently under construction have similar financing. Non-recourse transactions generally impose no obligation on the parent-level investor to repay any debt incurred by the project borrower. However, in some cases, certain obligations relating to the investment being financed, including additional equity commitments, are guaranteed by Global, Energy Holdings, and/or Power. Further, the consequences of permitting a project-level default include loss of any invested equity by the parent.

     Our debt indentures and credit agreements and those of our subsidiaries contain cross-default provisions under which a default by us or by specified subsidiaries involving specified levels of indebtedness in other agreements would result in a default and the potential acceleration of payment under such indentures and credit agreements. For example, a default for a specified amount with respect to any indebtedness of Global or Power, as set forth in various credit agreements, including obligations in non-recourse transactions, could cause a cross-default in one of our or our subsidiaries' credit agreements.

     Such lenders, or the debt holders under any of our or our subsidiaries' indentures, could determine that debt payment obligations may be accelerated as a result of a cross-default. These occurrences could severely limit our liquidity and restrict our ability to meet our debt, capital and, in extreme cases, operational cash requirements. Any inability to satisfy required covenants and/or borrowing conditions would have a similar impact. This would have a material adverse effect on our financial condition, results of operations and net cash flows, and those of our subsidiaries.

     In addition, our credit agreements and those of our subsidiaries generally contain provisions under which the lenders could refuse to advance loans in the event of a material adverse change in the borrower's, and as may be relevant, to our, Energy Holdings', Power's or PSE&G's business or financial condition. In the event that we or the lenders in any of our or our subsidiaries' credit agreements determine that a material adverse change has occurred, loan funds may not be advanced.

     Some of these credit agreements also contain maximum debt to equity ratios, minimum cash flow tests and other restrictive covenants and conditions to borrowing. Compliance with applicable financial covenants will depend upon our future financial position and the level of earnings and cash flow, as to which no assurances can be given. As part of our financial planning forecast, we perform stress tests on our financial covenants. These tests include a consideration of the impacts of potential asset impairments, foreign currency fluctuations, and other items. Our current analyses and projections indicate that, even in a worst-case scenario with respect to our investments in Argentina and considering other potential events, we will still be able to meet our financial covenants.

     Our debt indentures and credit agreements and those of our subsidiaries do not contain any material "ratings triggers" that would cause an acceleration of the required interest and principal payments in the event of a ratings downgrade. However, in the event of a downgrade we and/or our subsidiaries may be subject to increased interest costs on certain bank debt. Also, in connection with its energy trading business, Power must meet certain credit quality standards as are required by counterparties. If Power loses its investment grade credit rating, ER&T would have to provide credit support (letters of credit or cash), which would significantly impact the energy trading business. These same contracts provide reciprocal benefits to Power Global and Energy Holdings may have to provide collateral for certain of their equity commitments if Energy Holdings' ratings should fall below investment grade. This would increase our costs of doing business and limit our ability to successfully conduct our energy trading operations. In addition, our counterparties may require us to meet margin or other security requirements which may include cash payments.

     Capital resources and investment requirements could be affected by the outcome of proceedings by the BPU pursuant to the Energy Competition Act and the requirements of the 1992 Focused Audit conducted by the BPU, of the impact of our non-utility businesses, owned by Energy Holdings, on PSE&G. As a result of the Focused Audit, the BPU ordered that, among other things:

   (1) We will not permit Energy Holdings' investments to exceed 20% of our consolidated assets without prior notice to the BPU;

   (2) PSE&G's Board of Directors would provide an annual certification that the business and financing plans of Energy Holdings will not adversely affect PSE&G;

   (3) We will (a) limit debt supported by the minimum net worth maintenance agreement between us and PSEG Capital to $650 million and (b) make a good-faith effort to eliminate such support over a six to ten year period from May 1993; and

   (4) Energy Holdings will pay PSE&G an affiliation fee of up to $2 million a year which is to be used to reduce customer rates.

     In the Final Order the BPU noted that, due to significant changes in the industry and, in particular, our corporate structure as a result of the Final Order, modifications to or relief from the Focused Audit order might be warranted. PSE&G has notified the BPU that PSEG will eliminate PSEG Capital debt by the end of the second quarter of 2003 and that it believes that the Final Order otherwise supercedes the requirements of the Focused Audit. While we believe that this issue will be satisfactorily resolved, no assurances can be given.

     In addition, if we were no longer to be exempt under the Public Utility Holding Company Act of 1935 (PUHCA), we and our subsidiaries would be subject to additional regulation by the SEC with respect to financing and investing activities, including the amount and type of non-utility investments. We believe that this would not have a material adverse effect on our financial condition, results of operations and net cash flows.

     Over the next several years, we and our subsidiaries will be required to refinance maturing debt, incur additional debt and provide equity to fund investment activity. Any inability to obtain required additional external capital or to extend or replace maturing debt and/or existing agreements at current levels and reasonable interest rates may affect our financial condition, results of operations and net cash flows.

     We and our subsidiaries have the following credit facilities for various funding purposes and to provide liquidity for our $850 million commercial program and PSE&G's $900 million commercial paper program. These agreements are with a group of banks and provide for borrowings with maturities of up to one year. The following table summarizes our various facilities as of December 31, 2001:

                                                                                      Commercial
                                                 Total       Primary       Amount     Paper (CP)
Company                        Maturity Date    Facility     Purpose    Outstanding   Outstanding
-------                        -------------    --------     -------    -----------   -----------
                                                     (Millions of Dollars)
PSEG:
-----
 364-day Credit Facility        March 2002        $570      CP Support      $ --         $475
 5-year Credit Facility         March 2002         280      CP Support        --
 5-year Credit Facility       December 2002        150         Funding       125          N/A
 Bilateral Credit Agreement        N/A        No Limit         Funding       153          N/A

PSE&G:
------
 364-day Credit Facility        June 2002          390      CP Support        --           --
 5-year Credit Facility         June 2002          450      CP Support        --           --
 Bilateral Credit Agreement     June 2002           60      CP Support        --           --
 Bilateral Credit Agreement        N/A        No Limit         Funding        --          N/A

Energy Holdings:
----------------
 364-day Credit Facility         May 2002          200         Funding        --          N/A
 5-year Credit Facility          May 2004          495         Funding       250          N/A
 Bilateral Credit Agreement                        100         Funding        50          N/A
                                                                            ----         ----
 Total                                                                      $578         $475
                                                                            ====         ====

     PSEG

     As of December 31, 2001, we had repurchased approximately 26.5 million shares of Common Stock, at a cost of approximately $997 million since 1998. The repurchased shares have primarily been held as treasury stock with the balance used for general corporate purposes.

     Dividend payments on Common Stock were $2.16 per share and totaled approximately $449 million and $464 million for the years ended December 31, 2001 and 2000, respectively. Our dividend rate has remained constant since 1992 in order to retain additional capital for reinvestment and to reduce the payout ratio as earnings grow. Although we presently believe we will have adequate earnings and cash flow in the future from our subsidiaries to maintain common stock dividends at the current level, earnings and cash flows required to support the dividend will become more volatile as our business continues to change from one that is principally regulated to one that is principally competitive. Future dividends declared will necessarily be dependent upon our future earnings, cash flows, financial requirements, alternate investment opportunities and other factors.

     We have issued Deferrable Interest Subordinated Debentures in connection with the issuance of tax deductible preferred securities. If payments on these Deferrable Interest Subordinated Debentures are deferred, in accordance with their terms, PSEG may not pay any dividends on its common stock until such default is cured. Currently, there has been no deferral or default.

     Financial covenants contained in our facilities include the ratio of debt (excluding non-recourse project financings and securitization debt and including commercial paper and loans) to total capitalization. At the end of any quarterly financial period such ratio shall not be more than .70 to 1. As of December 31, 2001, the ratio of debt to capitalization was .64 to 1.

     In 2001, PSEG invested $400 million investment in Energy Holdings, and expects to make approximately the same contribution in 2002.

     In June 2001, $300 million of Extendible Notes, Series C matured.

     In 2001, we invested $400 million in Energy Holdings and expect to make approximately the same contribution in 2002.


     PSE&G

     Under its Mortgage, PSE&G may issue new First and Refunding Mortgage Bonds against previous additions and improvements and/or retired Mortgage Bonds provided that its ratio of earnings to fixed charges calculated in accordance with its Mortgage is at least 2:1. At December 31, 2001, PSE&G's Mortgage coverage ratio was 3:1. As of December 31, 2001, the Mortgage would permit up to approximately $1 billion aggregate principal amount of new Mortgage Bonds to be issued against previous additions and improvements. PSE&G will need to obtain BPU authorization to issue any financing necessary for its capital program, including refunding of maturing debt and opportunistic refinancing. In January 2002, PSE&G filed a petition with the BPU for authorization to issue $1 billion of long-term debt through December 31, 2003.

     On December 27, 2001, PSE&G filed a shelf registration statement on Form S-3 for the issuance of $1 billion of debt and tax deferred preferred securities, which was declared effective by the SEC in February 2002.

     On January 31, 2001, $2.525 billion of transition bonds were issued by PSE&G Transition Funding LLC, a bankruptcy-remote, wholly-owned subsidiary of PSE&G, in eight classes with maturities ranging from 1 year to 15 years. PSE&G also received payment from Power on its $2.786 billion promissory note used to finance the transfer of its generation business to Power. The proceeds from these transactions were used to pay for certain debt issuance and related costs for securitization, retire a portion of PSE&G's outstanding short-term debt, reduce PSE&G's common equity, loan funds to us and make various short-term investments.

     In March 2001, PSE&G redeemed all of its $150 million of 9.375% Series A cumulative monthly income preferred securities, all of its $75 million of 5.97% preferred stock, $15 million of its 6.75% preferred stock and $52 million of its floating rate notes due December 7, 2002. In June 2001, PSE&G redeemed the remaining $248 million outstanding of floating rate notes due December 7, 2002.


     In June 2001, PSE&G redeemed all of its $208 million of 8.625% Series A cumulative quarterly income preferred securities.

     In November 2001, $100 million of PSE&G Mortgage Bonds, Series FF matured. Also in November 2001, PSE&G redeemed $105 million of its variable rate Pollution Control Notes. In December 2001, PSE&G redeemed an additional $19 million of its variable rate Pollution Control Notes.

     Since 1986, PSE&G has made regular cash payments to us in the form of dividends on outstanding shares of PSE&G's common stock. PSE&G paid common stock dividends of $112 million and $638million to us for the years ended December 31, 2001 and 2000, respectively.

     PSE&G has issued Deferrable Interest Subordinated Debentures in connection with the issuance of tax deductible preferred securities. If payments on those Deferrable Interest Subordinated Debentures are deferred, in accordance with their terms, PSE&G may not pay any dividends on its common or preferred stock until such default is cured. Currently, there has been no deferral or default.


     Power

     Power's short-term financing needs will be met using our commercial paper program or lines of credit discussed above. As of December 31, 2001, letters of credit were issued in the amount of approximately $100 million.

     In April 2001, Power issued $500 million of 6.875% Senior Notes due 2006, $800 million of 7.75% Senior Notes due 2011 and $500 million 8.625% Senior Notes due 2031. The net proceeds from the sale of the senior notes were used primarily for the repayment of loans from us.

     In August 2001, subsidiaries of Power closed on $800 million of non-recourse project bank financing for projects in Waterford, Ohio and Lawrenceburg, Indiana. The total combined project cost for Waterford and Lawrenceburg is estimated at $1.2 billion. Power's required estimated equity investment in these projects is approximately $400 million. In connection with these projects, ER&T has entered into a five-year tolling agreement pursuant to which it is obligated to purchase the output of these facilities at stated prices. As a result, ER&T will bear the price risk related to the output of these generation facilities which are scheduled to be completed in 2003.

     In the fourth quarter of 2001, Power issued $124 million of Pollution Control Notes.


     Energy Holdings

     As of December 31, 2001, Energy Holdings had two separate senior revolving credit facilities with a syndicate of banks as discussed in the table above. The five-year facility permits up to $250 million of letters of credit to be issued of which $57 million are outstanding as of December 31, 2001.

     Financial covenants contained in these facilities include the ratio of cash flow available for debt service (CFADS) to fixed charges. At the end of any quarterly financial period such ratio shall not be less than 1.50x for the 12-month period then ending. As a condition of borrowing, the pro-forma CFADS to fixed charges ratio shall not be less than 1.75x as of the quarterly financial period ending immediately following the first anniversary of each borrowing or letter of credit issuance. CFADS includes, but is not limited to, operating cash before interest and taxes, pre-tax cash distributions from all asset liquidations and equity capital contributions from us to the extent not used to fund investing activity. In addition, the ratio of consolidated recourse indebtedness to recourse capitalization, as at the end of any quarterly financial period, shall not be greater than 0.60 to 1.00. This ratio is calculated by dividing the total recourse indebtedness of Energy Holdings by the total recourse capitalization. This ratio excludes the debt of PSEG Capital, which is supported by us. As of December 31, 2001, the latest 12 months CFADS coverage ratio was 4.4x and the ratio of recourse indebtedness to recourse capitalization was .45 to 1.

     PSEG Capital has a $750 million MTN program which provides for the private placement of MTNs. This MTN program is supported by a minimum net worth maintenance agreement between PSEG Capital and us which provides, among other things, that we (1) maintain its ownership, directly or indirectly, of all outstanding common stock of PSEG Capital, (2) cause PSEG Capital to have at all times a positive tangible net worth of at least $100,000 and (3) make sufficient contributions of liquid assets to PSEG Capital in order to permit it to pay its debt obligations. We believe that we are capable of eliminating our support of PSEG Capital debt within the time period set forth in the Focused Audit. In October 2001, $135 million of 6.74% MTNs matured and were refinanced with funds from the issuance of short-term debt at Energy Holdings. At December 31, 2001 and December 31, 2000, total debt outstanding under the MTN program was $480 million and $650 million, respectively maturing from 2002 to 2003.

     In February 2001, Energy Holdings sold $400 million of 8.625% Senior Notes due 2008 and in July 2001, sold $550 million of 8.50% Senior Notes due 2011. The net proceeds were used to repay short-term debt outstanding from intercompany loans and borrowings under Energy Holdings' revolving credit facilities and for general corporate purposes.

     In March 2001, $160 million of non-recourse bank debt originally incurred to fund a portion of the purchase price of Global's interest in Chilquinta Energia, S.A. was refinanced. The private placement offering by Chilquinta Energia Finance Co. LLC, a Global affiliate, of senior notes was structured in two tranches: $60 million due 2008 at an interest rate of 6.47% and $100 million due 2011 at an interest rate of 6.62%. An extraordinary loss of $2 million (after-tax) was recorded in connection with the refinancing of the $160 million non-recourse bank debt.

     In October 2001, PSEG Chile Holdings, a wholly-owned subsidiary of Global and a United States functional currency entity closed on $150 million of project financing related to its investment in SAESA, a Chilean Peso functional currency entity. The debt is variable and is based on LIBOR. In connection with this project financing, PSEG Chile Holdings entered into two foreign currency forward exchange contracts with a total notional amount of $150 million. The two contracts were entered into to hedge the Peso/United States Dollar exposure on the net investment.

CAPITAL REQUIREMENTS

     For the year ended December 31, 2001, we made net plant additions of $2.053 billion, excluding Allowance for Funds Used During Construction (AFDC) and capitalized interest. The majority of these additions, $1.5 billion, primarily related to Power for developing the Lawrenceburg, Indiana and the Waterford, Ohio sites and adding capacity to the Bergen, Linden, Burlington and Kearny stations in New Jersey. In addition, PSE&G had net plant additions of $398 million related to improvements in its transmission and distribution system, gas system and common facilities.

     Also in 2001, Energy Holdings' subsidiaries made investments totaling approximately $1.7 billion. These investments included leveraged lease investments totaling $460 million by Resources and new acquisitions by Global and additional investments in existing domestic and international facilities.


     Forecasted Expenditures

     Our subsidiaries have substantial commitments as part of their growth strategies and ongoing construction programs. We expect that the majority of each subsidiaries' capital requirements over the next five years will come from internally generated funds, with the balance to be provided by the issuance of debt at the subsidiary or project level and equity contributions from us. Projected construction and investment expenditures for our subsidiaries for the next five years are as follows:

                     2002      2003      2004      2005      2006
                  --------- --------- --------- --------- ---------
                                (Millions of Dollars)
Power              $  960    $  700    $  340    $  250    $  230
Energy Holdings       450       600       600       600       600
PSE&G                 485       440       440       450       465
                   ------    ------    ------    ------    ------
  Total            $1,895    $1,740    $1,380    $1,300    $1,295
                   ======    ======    ======    ======    ======


     For a discussion of new generation and development and other commitments to purchase equipment and services, all of which are included in our forecasts above, see Note 9. Commitments and Contingent Liabilities.

     Power's capital needs will be dictated by its strategy to continue to develop as a profitable, growth-oriented supplier in the wholesale power market. Power will size its fleet of generation assets to take advantage of market opportunities, while seeking to increase its value and manage commodity price risk through its wholesale energy trading activity. A significant portion of Power's projected investment expenditures in the latter part of this forecast are not yet committed to specific projects.

     Energy Holdings plans to continue the growth of Global and Resources. The majority of Energy Holdings' projected investment expenditures are not yet committed to specific projects. Investment activity is subject to periodic review and revision and may vary significantly depending upon the opportunities presented.

     PSE&G's construction expenditures are primarily to maintain the safety and reliability of its electric and gas transmission and distribution facilities.

     Factors affecting our subsidiaries' actual expenditures and investments, including ongoing construction programs, include: availability of capital, suitable investment opportunities, prices of energy and supply in markets in which we participate, economic and political trends, revised load forecasts, business strategies, site changes, cost escalations under construction contracts, requirements of regulatory authorities and laws, and the timing of and amount of electric and gas transmission and/or distribution rate changes.

     Disclosures about Contractual Obligations and Commercial Obligations and Certain Investments

     The following tables, reflect our and our subsidiaries' contractual cash obligations and other commercial commitments in the respective periods in which they are due.

                                  Total      Less
                                 Amounts     Than                                   Over
Contractual Cash Obligations    Committed   1 year    2 - 3 years   4 - 5 years   5 years
------------------------------ ----------- -------- -------------- -------------- --------
                                                  (Millions of Dollars)
Long-Term Debt                   $10,301    $1,093      $1,364         $1,622      $6,222
Capital Lease Obligations            102         8          16             16          62
Operating Leases                      64        14          20             11          19
                                 -------    ------      ------         ------      ------
Total Contractual Cash
  Obligations                    $10,467    $1,115      $1,400         $1,649      $6,303
                                 =======    ======      ======         ======      ======

     We, Power, and Energy Holdings have guaranteed certain obligations of affiliates, including the successful completion, performance or other obligations and have contract equity contribution obligations related to certain projects in an aggregate amount of approximately $730 million, as of December 31, 2001. A substantial portion of such guarantees is eliminated upon successful completion, performance and/or refinancing of construction debt with non-recourse project term debt.

     In the normal course of business, Energy Technologies secures construction obligations with performance bonds issued by insurance companies. In the event that Energy Technologies' tangible equity falls below $100 million, Energy Holdings would be required to provide additional support for the performance bonds. As of December 31, 2001, Energy Technologies had tangible equity of $114 million and performance bonds outstanding of $124 million. The performance bonds are not included in the table below.


                                  Total
                                 Amounts    Less Than                                  Over
Other Commercial Commitments    Committed     1 year     2 - 3 years   4 - 5 years   5 years
------------------------------ ----------- ----------- -------------- -------------- --------
                                                   (Millions of Dollars)
Standby Letters of Credit          $159        $144         $  5            $ 4         $ 6
Guarantees and Equity
  Commitments                       571         428          101             --          42
                                   ----        ----         ----            ---         ---
Total Commercial
  Commitments                      $730        $572         $106            $ 4         $48
                                   ====        ====         ====            ===         ===


     Off Balance Sheet Arrangements

     Global has certain investments that are accounted for under the equity method in accordance with generally accepted accounting principles (GAAP). Accordingly, an amount is recorded on our balance sheet which is primarily Energy Holdings' equity investment and is increased for Energy Holdings' pro-rata share of earnings less any dividend distribution from such investments. The companies in which we invest that are accounted for under the equity method have an aggregate $1.88 billion of debt on their combined, consolidated financial statements. Our pro-rata share of such debt is $737 million and is non-recourse to us, Energy Holdings, and Global. We are generally not required to support the debt service obligations of these companies. However, default with respect to this non-recourse debt could result in a loss of invested equity.

     Resources has investments in leveraged leases that are accounted for in accordance with SFAS 13 "Accounting for Leases." Leveraged lease investments generally involve three parties: an owner/lessor, a creditor, and a lessee.
In a typical leveraged lease financing, the lessor purchases an asset to be leased. The purchase price is typically financed 80% with debt provided by the creditor and the balance comes from equity funds provided by Resources. The creditor provides long term financing to the transaction, and is secured by the property subject to lease. Such long term financing is non-recourse to Resources. As such, in the event of default the creditor may only look to the leased asset as security for his loan. As a lessor, Resources has ownership rights to the property and rents the property to the lessee for use in its business operation. As of December 31, 2001 Resources' equity investment in leased assets was approximately $1.6 billion, net of deferred taxes of approximately $1.2 billion. For additional information, see Note 5. Long-Term Investments.

     In the event that collectibility of the minimum lease payments to be received by the lessor is no longer reasonably predictable, the accounting treatment for some of the leases may change. In such cases, Resources may deem that a lessee has a high probability of defaulting on the lease obligation. In many instances, Resources has protected its equity investment in such transactions by providing for the direct right to assume the debt obligation. Debt assumption would be at Resources' sole discretion, and normally only would occur if an appraisal of the leased property yielded a value that exceeds the present value of the debt outstanding. Should Resources ever directly assume a debt obligation, the fair value of the underlying asset and the associated debt would be recorded on the balance sheet instead of the net equity investment in the lease. In the events described above, the lease essentially changes from being classified as a capital lease to a conventional operating lease.


QUALITATIVE AND QUANTITATIVE DISCLOSURES ABOUT MARKET RISK

     The market risk inherent in our market risk sensitive instruments and positions is the potential loss arising from adverse changes in foreign currency exchange rates, commodity prices, equity security prices, and interest rates as discussed in the notes to the financial statements. Our policy is to use derivatives to manage risk consistent with our business plans and prudent practices. We have a Risk Management Committee comprised of executive officers which utilizes an independent risk oversight function to ensure compliance with corporate policies and prudent risk management practices.

     Counterparties expose us to credit losses in the event of non-performance or non-payment. We have a credit management process which is used to assess, monitor and mitigate counterparty exposure for us and our subsidiaries. In the event of non-performance or non-payment by a major counterparty, there may be a material adverse impact on our and our subsidiaries' financial condition, results of operations or net cash flows.


     Foreign Currencies

     We conduct our multinational business basis in a wide variety of foreign currencies. The objective of our foreign currency risk management policy is to preserve the economic value of cash flows in non-functional currencies. Toward this end, Energy Holdings' policy is to hedge all significant firmly committed cash flows identified as creating foreign currency exposure. In addition, we typically hedge a portion of exposure resulting from identified anticipated cash flows, providing the flexibility to deal with the variability of longer-term forecasts as well as changing market conditions, in which the cost of hedging may be excessive relative to the level of risk involved.

     As of December 31, 2001, Global and Resources had assets located or held in international locations of approximately $3.4 billion and $1.3 billion, respectively.

     Resources' international investments are primarily leveraged leases of assets located in Australia, Austria, Belgium, China, Germany, the Netherlands, the United Kingdom, and New Zealand with associated revenues denominated in United States Dollars ($US) and therefore, not subject to foreign currency risk.

     Global's international investments are primarily in companies that generate or distribute electricity in Argentina, Brazil, Chile, China, India, Italy, Oman, Peru, Poland, Taiwan, Tunisia and

Venezuela. Investing in foreign countries involves certain additional risks. Economic conditions that result in higher comparative rates of inflation in foreign countries are likely to result in declining values in such countries' currencies. As currencies fluctuate against the $US, there is a corresponding change in Global's investment value in terms of the $US. Such change is reflected as an increase or decrease in the investment value and Other Comprehensive Income (Loss), a separate component of Stockholder's Equity. As of December 31, 2001, net foreign currency devaluations have reduced the reported amount of Energy Holdings' total Stockholder's Equity by $258 million (after-tax), of which $79 million (after-tax) was caused by the devaluation of the Chilean Peso and $169 million (after-tax) was caused by the devaluation of the Brazilian Real.

     Global holds a 60% ownership interest in a Tunisian generation facility under construction. The Power Purchase Agreement, signed in 1999, contains an embedded derivative that indexes the fixed Tunisian dinar payments to United States Dollar exchange rates. The embedded derivative is being marked to market through the income statement. As of January 1, 2001, a $9 million gain was recorded in the cumulative effect of accounting change for SFAS 133. During 2001, an additional gain of $1.4 million was recorded to the income statement as a result of favorable movements in the United States Dollar to Tunisian dinar exchange rate.

     Global holds approximately a 32% ownership interest in RGE a Brazilian distribution company whose debt is denominated in United States Dollars. In December 2001, the distribution company entered into a series of three forward exchange contracts to purchase United States Dollars for Brazilian Reals in order to hedge the risk of fluctuations in the exchange rate between the two currencies associated with the upcoming principal payments on the debt. These contracts expire in May, June and July 2002. As of December 31, 2001, Global's share of the fair value and aggregate notional value of the contracts was approximately $13 million. These contracts were established as hedges for accounting purposes resulting in an after tax charge to Other Comprehensive Income (OCI) of approximately $1.2 million. In addition, in order to hedge the foreign currency exposure associated with the outstanding portion of the debt, Global entered into a forward exchange contract in December 2001 to purchase United States Dollars for Brazilian Reals in approximately their share of the total debt outstanding ($61 million). The contract expired prior to December 31, 2001 and was not designated as a hedge for accounting purposes. As a result of unfavorable movements in the United States Dollar to Brazilian Real exchange rates, a loss of $4 million, after-tax was recorded related to this derivative upon maturity of the contract. This amount was recorded in Other Income.

     Through its 50% joint venture, Meiya Power Company, Global holds a 17.5% ownership interest in a Taiwanese generation project under construction where the construction contractor's fees, payable in installments through July 2003, are payable in Euros. To manage the risk of foreign exchange rate fluctuations associated with these payments, the project entered into a series of forward exchange contracts to purchase Euros in exchange for Taiwanese dollars. As of December 31, 2001, Global's share of the fair value and aggregate notional value of these forward exchange contracts was approximately $1 million and $16 million, respectively. These forward exchange contracts were not designated as hedges for accounting purposes, resulting in an after-tax gain of approximately $0.5 million. In addition, after-tax gains of $1 million were recorded during 2001 on similar forward exchange contracts expiring during the year.

     During 2001, Global purchased approximately 100% of a Chilean distribution company. In order to hedge final Chilean peso denominated payments required to be made on the acquisition, Global entered into a forward exchange contract to purchase Chilean Pesos for United States Dollars. This transaction did not qualify for hedge accounting, and, as such, upon settlement of the transaction, Global recognized an after-tax loss of $0.5 million. Furthermore, as a requirement to obtain certain debt financing necessary to fund the acquisition, and in order to hedge against fluctuations in the United States Dollar to Chilean Peso foreign exchange rates, Global entered into a forward contract with a notional value of $150 million to exchange Chilean Pesos for United States Dollars. This transaction expires in October 2002 and is considered a hedge for accounting purposes. As of

December 31, 2001, the derivative asset value of $4 million has been recorded to OCI, net of taxes ($1.4 million). In addition, Global holds a 50% interest in another Chilean distribution company, which was anticipating paying its U.S. investors a return of capital. In order to hedge the risk of fluctuations in the Chilean Peso to United States Dollar exchange rate, the distribution company entered into a forward exchange contract to purchase United States Dollars for Chilean Pesos. Global's after-tax share of the loss on settlement of this transaction (recorded by the distribution company) was $0.3 million.

     In January 2002, RGE entered into a series of nine cross currency interest rate swaps for the purpose of hedging its exposure to fluctuations in the Brazilian Real to United States Dollar exchange rates with respect to its United States Dollar denominated debt principal payments due in 2003 through 2006. The instruments convert the variable LIBOR based interest payments on the loan balance to variable CDI based interest payments. CDI is the Brazilian interbank interest rate. As a result, the distribution company has hedged its foreign currency exposure but is still at risk for variability in the Brazilian CDI interest rate during the terms of the instruments. Global's share of the notional value of the instruments is approximately $15 million for the instruments maturing in May, June and July of 2003 through 2005 and approximately $19 million for the instruments maturing in May, June and July 2006. Also in January 2002, the distribution company entered into two similar cross currency interest rate swaps to hedge the United States Dollar denominated interest payments due on the debt in February 2002 and May 2002. Global's share of the notional value of these two instruments is approximately $3 million each.


     Commodity Contracts

     The availability and price of energy commodities are subject to fluctuations from factors such as weather, environmental policies, changes in supply and demand, state and federal regulatory policies and other events. To reduce price risk caused by market fluctuations, we enter into derivative contracts, including forwards, futures, swaps and options with approved counterparties, to hedge our anticipated demand. These contracts, in conjunction with owned electric generation capacity, are designed to cover estimated electric customer commitments.

     During 2001, Power entered into electric physical forward contracts and gas futures and swaps with a maximum term of approximately one year, to hedge our forecasted BGS requirements and gas purchases requirements for generation. These transactions qualified for hedge accounting treatment under SFAS 133 and were settled prior to the end of 2001. The majority of the marked-to-market valuations were reclassified from OCI to earnings during the quarter ended September 30, 2001. As of December 31, 2001, we did not have any outstanding derivatives accounted for under this methodology. However, there was substantial activity during the year ended December 31, 2001. In 2001, the values of these forward contracts, gas futures and swaps as of June 30 and September 30 were $(34.2) million and $(0.4) million.

     Also as of December 31, 2001, PSE&G had entered into 330 MMBTU of gas futures, options and swaps to hedge forecasted requirements. As of December 31, 2001, the fair value of those instruments was $(137) million with a maximum term of approximately one year. PSE&G utilizes derivatives to hedge its gas purchasing activities which, when realized, are recoverable through the LGAC. Accordingly, these commodity contracts are recognized at fair value as derivative assets or liabilities on the balance sheet and the offset to the change in fair value of these derivatives is recorded as a regulatory asset or liability.

     We use a value-at-risk (VAR) model to assess the market risk of our commodity business. This model includes fixed price sales commitments, owned generation, native load requirements, physical contracts and financial derivative instruments. VAR represents the potential gains or losses for instruments or portfolios due to changes in market factors, for a specified time period and confidence level. PSEG estimates VAR across its commodity business using a model with historical volatilities and correlations.

     The Risk Management Committee (RMC) established a VAR threshold of $25 million. If this threshold was reached, the RMC would be notified and the portfolio would be closely monitored to reduce risk and potential adverse movements. In anticipation of the completion of the current BGS contract with PSE&G on July 31, 2002, the VAR threshold was increased to $75 million.

     The measured VAR using a variance/co-variance model with a 95% confidence level and assuming a one-week time horizon as of December 31, 2001 was approximately $18 million, compared to the December 31, 2000 level of $19 million. This estimate was driven by our assumption that Power would enter into contracts for approximately 50% of its generating capacity during the BGS auction. Since Power obtained contracts in excess of this amount, the VAR at December 31, 2001 would have been even lower. This estimate, however, is not necessarily indicative of actual results, which may differ due to the fact that actual market rate fluctuations may differ from forecasted fluctuations and due to the fact that the portfolio of hedging instruments may change over the holding period and due to certain assumptions embedded in the calculation.


     Interest Rates

     PSEG, PSE&G, Power and Energy Holdings are subject to the risk of fluctuating interest rates in the normal course of business. Our policy is to manage interest rate risk through the use of fixed rate debt, floating rate debt, interest rate swaps and interest rate lock agreements. As of December 31, 2001, a hypothetical 10% change in market interest rates would result in a $3 million, $4 million, and $2 million, change in annual interest costs related to short-term and floating rate debt at PSEG, PSE&G, and Energy Holdings, respectively. The following table shows details of the interest rate swaps at PSEG, PSE&G, Power and Energy Holdings and their associated values that are still open at December 31, 2001:


                                                  Total                                  Fair         Other
                                     Project    Notional       Pay                      Market    Comprehensive
Underlying Securities                Percent     Amount        Rate     Receive Rate     Value       Income
----------------------------------- --------- ------------ ----------- -------------- ---------- --------------
PSEG:
  Enterprise Capital Trust II                                             3-month
   Securities .....................    100%    $   150.0      5.975%       LIBOR       $  (5.1)     $  (3.0)
PSE&G:
                                                                          3-month
  Transition Funding Bonds ........    100%    $   497.0      6.287%       LIBOR       $ (18.5)     $    --
Power:
  Construction Loan --                                                    3-month
   Waterford ......................    100%    $   177.5       4.23%       LIBOR       $   2.3      $   1.3
Energy Holdings:
  Construction Loan -- Tunisia                                            3-month
   (US$)...........................     60%    $    60.0       6.9  %      LIBOR       $  (4.4)     $  (1.7)
  Construction Loan -- Tunisia                                            3-month
   (EURO) .........................     60%    $    67.2       5.2  %     EURIBOR*     $  (1.5)     $  (0.6)
  Construction Loan -- Poland                                             3-month
   (US$)...........................     55%    $    85.0       8.4  %      LIBOR       $ (30.1)     $  (8.5)
  Construction Loan -- Poland                                             3-month
   (PLN) ..........................     55%    $    37.6      13.2  %     WIBOR**      $ (21.9)     $  (9.3)
                                                                          3-month
  Construction Loan -- Oman........     81%    $    18.2       6.3  %      LIBOR       $  (3.3)     $  (1.7)
  Construction Loan --                                                    3-month
   Kalaeloa .......................     50%    $    57.3       6.6  %      LIBOR       $  (1.8)     $  (1.2)
  Construction Loan --                                                    3-month
   Guadalupe ......................     50%    $   126.8       6.57%       LIBOR       $  (4.1)     $  (2.7)
                                                                          3-month
  Construction Loan -- Odessa......     50%    $   138.3       7.39%       LIBOR       $  (6.0)     $  (3.9)
                                               ---------     ------    --------------  -------      -------
Total Energy Holdings .............            $   590.4                               $ (73.1)     $ (29.6)
                                               ---------                               -------      -------
Total PSEG ........................            $ 1,414.9                               $ (94.4)     $ (31.3)
                                               =========                               =======      =======

*     EURIBOR -- EURO Area Inter-Bank Offered Rate
**    WIBOR -- Warsaw Inter-Bank Offered Rate

     We expect to reclass approximately $14 million of open interest rate swaps from OCI to earnings during the next twelve months. As of December 31, 2001, there was $31.3 million balance remaining in the Accumulated Other Comprehensive Loss Account, as indicated in the table above.

     We have also entered into several interest rate swaps that were closed out during 2001 and are being amortized to earnings over the life of the underlying debt. These items, along with their current and anticipated effect on earnings are discussed below.

     In February 2001, we entered into various forward-interest rate swaps, with an aggregate notional amount of $400 million, to hedge the interest rate risk related to the anticipated issuance of debt. On April 11, 2001, Power issued $1.8 billion in fixed-rate Senior Notes and closed out the forward starting interest rate swaps. The aggregate loss, net of tax, of $3.2 million was classified as Accumulated Other Comprehensive Loss and is being amortized and charged to interest expense over the life of the debt. During the year ended December 31, 2001, approximately $0.6 million was reclassified from OCI to earnings. Management expects it will amortize approximately $0.8 million from OCI to earnings during the next twelve months.

     In March 2001, $160 million of non-recourse bank debt originally incurred to fund a portion of the purchase price of Global's interest in Chilquinta Energia, S.A. was refinanced. The private placement offering by Chilquinta Energia Finance Co. LLC, a Global affiliate, of senior notes was structured in two tranches: $60 million due 2008 at an interest rate of 6.47% and $100 million due 2011 at an interest rate of 6.62%. An extraordinary loss of $2 million (after-tax) was recorded in connection with the refinancing of the $160 million non-recourse bank debt.


     Equity Securities

     Resources has investments in equity securities and limited partnerships. Resources carries its investments in equity securities at their approximate fair value as of the reporting date. Consequently, the carrying value of these investments is affected by changes in the fair value of the underlying securities. Fair value is determined by adjusting the market value of the securities for liquidity and market volatility factors, where appropriate. The aggregate fair values of such investments, which had quoted market prices at December 31, 2001 and December 31, 2000 were $34 million and $115 million, respectively. The potential change in fair value resulting from a hypothetical 10% change in quoted market prices of these investments amounted to $3 million and $9 million at December 31, 2001 and December 31, 2000, respectively.


     Credit Risk

     Credit risk relates to the risk of loss that we would incur as a result of non-performance by counterparties pursuant to the terms of their contractual obligations. We have established credit policies that we believe significantly minimize credit risk. These policies include an evaluation of potential counterparties' financial condition (including credit rating), collateral requirements under certain circumstances and the use of standardized agreements, which may allow for the netting of positive and negative exposures associated with a single counterparty.

     As a result of the BGS auction, Power has contracted to provide generating capacity to the direct suppliers of New Jersey electric utilities, including PSE&G, commencing August 1, 2002. These bilateral contracts are subject to credit risk. This credit risk relates to the ability of counterparties to meet their payment obligations for the power delivered under each BGS contract. This risk is substantially higher than the risk associated with potential nonpayment by PSE&G under the BGS contract expiring July 31, 2002 since PSE&G is a rate-regulated entity. Any failure to collect these payments under the new BGS contracts could have a material impact on our results of operations, cash flows, and financial position.

     In December 2001, Enron Corp. (Enron) filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code. Power had entered into a variety of energy trading contracts with Enron and its affiliates in the Pennsylvania-New Jersey-Maryland Power Pool (PJM) area as part of its energy trading activities. We took proper steps to mitigate our exposures to both Enron and other counterparties who could have been affected by Enron. As of December 31, 2001, we owed Enron approximately $23 million, net, and Enron held a letter of credit from Power for approximately $40 million.

     As a result of the California energy crisis, Pacific Gas & Electric Company (PG&E) filed for protection under Chapter 11 of the US Bankruptcy Code on April 6, 2001. GWF, Hanford and Tracy had combined pre-petition receivables due from PG&E, for all plants amounting to approximately $62 million. Of this amount, approximately $25 million had been reserved as an allowance for doubtful accounts resulting in a net receivable balance of approximately $37 million. Global's pro-rata share of this gross receivable and net receivable was approximately $30 million and $18 million, respectively.

     In December 2001, GWF, Hanford and Tracy reached an agreement with PG&E which stipulates that PG&E will make full payment of the $62 million in 12 equal installments, including interest by the end of 2002. On December 31, 2001, PG&E paid GWF $8 million, representing the initial installment payment and all accrued interest due, pursuant to the agreement.

     As of December 31, 2001, GWF, Hanford and Tracy still had combined pre-petition receivables due from PG&E for all plants amounting to approximately $57 million. Global's pro-rata share of this receivable was $27 million. As a result of this agreement, GWF, Hanford and Tracy reversed the reserve of $25 million which increased operating income by $25 million (of which Global's share was $11 million).


FOREIGN OPERATIONS

     As of December 31, 2001, Global and Resources had approximately $3.4 billion and $1.3 billion, respectively, of international assets. As of December 31, 2001, foreign assets represented 19% of our consolidated assets and the revenues related to those foreign assets contributed 4% to consolidated revenues for the year ended December 31, 2001. For discussion of foreign currency risk and potential asset impairments related to our investments in Argentina, see Note 8. Financial Instruments Energy Trading and Risk Management, Note 9. Commitments and Contingent Liabilities and Note 17. Subsequent Events.


ACCOUNTING ISSUES

     Critical Accounting Policies and Other Accounting Matters

     Our most critical accounting policies include the application of SFAS No. 71 "Accounting for the Effects of Certain Types of Regulation" (SFAS 71) for PSE&G, our regulated transmission and distribution business; Emerging Issues Task Force (EITF) 98-10, "Accounting for Contracts Involved in Energy Trading and Risk Management Activities" (EITF 98-10) and EITF 99-19, "Reporting Revenue Gross as a Principal versus Net as an Agent" (EITF 99-19), for our Energy Trading business; and SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", as amended (SFAS 133), to account for our various hedging transactions, and SFAS 52, "Foreign Currency Translation" and its impacts on Global's foreign investments.


     Accounting for the Effects of Regulation

     PSE&G prepares its financial statements in accordance with the provisions of SFAS No. 71, which differs in certain respects from the application of GAAP by non-regulated businesses. In general, SFAS 71 recognizes that accounting for rate-regulated enterprises should reflect the economic effects of regulation. As a result, a regulated utility is required to defer the recognition of costs (a regulatory asset) or the recognition of obligations (a regulatory liability) if it is probable that, through the rate-making process, there will be a corresponding increase or decrease in future rates. Accordingly, PSE&G has deferred certain costs, which will be amortized over various future periods. To the extent that collection of such costs or payment of liabilities is no longer probable as a result of changes in regulation and/or PSE&G's competitive position, the associated regulatory asset or liability is charged or credited to income.

     As a result of New Jersey deregulation legislation and regulatory orders issued by the BPU, certain regulatory assets and liabilities were recorded. The amortization of two of these regulatory liabilities will have a significant effect on our annual earnings. They include the estimated amount of MTC revenues to be collected in excess of the authorized amount of $540 million and the amount of excess electric distribution depreciation reserves. The amount of these regulatory liabilities will be amortized to earnings over the four-year transition period from August 1, 1999 through July 31, 2003.

     The MTC was authorized by the BPU as an opportunity to recover up to $540 million (net of tax) of our unsecuritized generation-related stranded costs on a net present value basis. As a result of the appellate reviews of the Final Order, PSE&G's securitization transaction was delayed until the first quarter of 2001, causing a delay in the implementation of the Securitization Transition Charge (STC) which would have reduced the MTC. As a result, MTC was being recovered at a faster rate than intended under the Final Order and a significant overrecovery was probable. In order to properly recognize the recovery of the allowed unsecuritized stranded costs over the transition period, PSE&G recorded a regulatory liability and Power recorded a charge to net income of $88 million, pre-tax, or $52 million, after tax, in the third quarter of 2000 for the cumulative amount of estimated collections in excess of the allowed unsecuritized stranded costs from August 1, 1999 through September 30, 2000. PSE&G then began deferring a portion of these revenues each month to recognize the estimated collections in excess of the allowed unsecuritized stranded costs. As of December 31, 2001, this deferred amount was $168 million and is aggregated with the Societal Benefits Clause. After deferrals, pre-tax MTC revenues recognized were $220 million in 1999, $239 million in 2000, and $196 million in 2001. In 2002 and 2003, we expect to record approximately $90 million and $121 million, respectively.

     The amortization of the Excess Depreciation Reserve is another significant regulatory liability affecting our earnings. As required by the BPU, PSE&G reduced its depreciation reserve for its electric distribution assets by $569 million and recorded such amount as a regulatory liability to be amortized over the period from January 1, 2000 to July 31, 2003. In 2000 and 2001, $125 million was amortized and recorded as a reduction of depreciation expense pursuant to the Final Order. The remaining $319 million will be amortized through July 31, 2003.

     See Note 4. Regulatory Assets and Liabilities of Notes for further discussion of these and other regulatory issues.


     Accounting, Valuation and Presentation of Our Energy Trading Business

     Accounting -- We account for our energy trading business in accordance with the provisions of EITF 98-10, which requires that energy trading contracts be marked to market with gains and losses included in current earnings.

     Valuation -- Since the vast majority of our energy trading contracts have terms of less than one year, valuations for these contracts are readily obtainable from the market exchanges, such as PJM, and over the counter quotations. The valuations also include a credit reserve and a liquidity reserve, which is determined using financial quotation systems, monthly bid-ask prices and spread percentages. We have consistently applied this valuation methodology for each reporting period presented. The fair values of these contracts and a more detailed discussion of credit risk are reflected in Note
8. Financial Instruments, Energy Trading and Risk Management.

     Presentation -- EITF 99-19 provided guidance on the issue of whether a company should report revenue based on the gross amount billed to the customer or the net amount retained. The guidance states that whether a company should recognize revenue based on the gross amount billed or the net retained requires significant judgment, which depends on the relevant facts and circumstances. Based on the analysis and interpretation of EITF 99-19, we report all of the energy trading revenues and energy trading-related costs on a gross basis for physical bilateral energy and capacity sales and purchases. We report swaps, futures, option premiums, firm transmission rights, transmission congestion credits, and purchases and sales of emission allowances on a net basis. The prior year financial statements have been reclassified accordingly. One of the primary drivers of our determination that these contracts should be presented on a gross basis was that we retain counterparty risk.


     SFAS 133 -- Accounting for Derivative Instruments and Hedging Activities

     SFAS 133 established accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires an entity to recognize the fair value of derivative instruments held as assets or liabilities on the balance sheet. In accordance with SFAS 133, the effective portion of the change in the fair value of a derivative instrument designated as a cash flow hedge is reported in OCI, net of tax, or as a Regulatory Asset (Liability). Amounts in accumulated OCI are ultimately recognized in earnings when the related hedged forecasted transaction occurs. The change in the fair value of the ineffective portion of the derivative instrument designated as a cash flow hedge is recorded in earnings. Derivative instruments that have not been designated as hedges are adjusted to fair value through earnings. We have entered into several derivative instruments, including hedges of anticipated electric and gas purchases, interest rate swaps and foreign currency hedges which have been designated as cash flow hedges.

     The fair value of the derivative instruments is determined by reference to quoted market prices, listed contracts, published quotations or quotations from counterparties. In the absence thereof, we utilize mathematical models based on current and historical data. The fair value of most of our derivatives is determined based upon quoted market prices. Therefore, the effect on earnings of valuations from our models is minimal.

     For additional information regarding Derivative Financial Instruments, See
Note 8--Financial Instruments Energy Trading and Risk Management--Derivative Instruments and Hedging Activities of Notes.


     SFAS 52--Foreign Currency Translation

     Our financial statements are prepared using the United States Dollar as the reporting currency. In accordance with SFAS 52 "Foreign Currency Translation", foreign operations whose functional currency is deemed to be the local (foreign) currency, asset and liability accounts are translated into United States Dollars at current exchange rates and revenues and expenses are translated at average exchange rates prevailing during the period. Translation gains and losses (net of applicable deferred taxes) are not included in determining net income but are reported in other comprehensive income. Gains and losses on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

     The determination of an entity's functional currency requires management's judgment. It is based on an assessment of the primary currency in which transactions in the local environment are conducted, and whether the local currency can be relied upon as a stable currency in which to conduct business. As economic and business conditions change, we are required to reassess the economic environment and determine the appropriate functional currency. The impact of foreign currency accounting could have a material adverse impact on our financial condition, results of operation and net cash flows.


     Other Accounting Issues

     For additional information on our accounting policies and the implementation of recently issued accounting standards, see Note 1. Organization and Summary of Significant Accounting Policies and Note 2. Accounting Matters of Notes, respectively.

FORWARD LOOKING STATEMENTS

     Except for the historical information contained herein, certain of the matters discussed in this report constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those anticipated. Such statements are based on management's beliefs as well as assumptions made by and information currently available to management. When used herein, the words "will", "anticipate", "intend", "estimate", "believe", "expect", "plan", "hypothetical", "potential", variations of such words and similar expressions are intended to identify forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The following review of factors should not be construed as exhaustive or as any admission regarding the adequacy of our disclosures prior to the effective date of the Private Securities Litigation Reform Act of 1995.

     In addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, factors that could cause actual results to differ materially from those contemplated in any forward-looking statements include, among others, the following:

    o because a portion of our business is conducted outside the United States, adverse international developments could negatively impact our business;

    o credit, commodity, and financial market risks may have an adverse impact;

    o energy obligations, available supply and trading risks may have an adverse impact;

    o the electric industry is undergoing substantial change;

    o generation operating performance may fall below projected levels;

    o ability to obtain adequate and timely rate relief;

    o we and our subsidiaries are subject to substantial competition from well capitalized participants in the worldwide energy markets;

    o our ability to service debt could be limited;

    o if our operating performance or cash flow from minority interests falls below projected levels, we may not be able to service our debt;

    o power transmission facilities may impact our ability to deliver our output to customers;

    o government regulation affects many of our operations;

    o environmental regulation significantly impacts our operations;

    o we are subject to more stringent environmental regulation than many of our competitors;

    o insurance coverage may not be sufficient;

    o acquisition, construction and development may not be successful; and

    o recession, acts of war or terrorism could have an adverse impact


QUALITATIVE AND QUANTITATIVE DISCLOSURES ABOUT MARKET RISK

     Information relating to quantitative and qualitative disclosures about market risk is set forth under the caption "Qualitative and Quantitative Disclosures About Market Risk" Management's Discussion and Analysis of Financial Condition and Results of Operations. Such information is incorporated herein by reference.

                 PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
                       CONSOLIDATED STATEMENTS OF INCOME
               (Millions of Dollars, except for Per Share Data)

                                                                 For The Years Ended December 31,
                                                            ------------------------------------------
                                                                 2001            2000          1999
                                                            --------------   -----------   -----------
OPERATING REVENUES
  Electric                                                     $ 4,156        $  3,837      $  4,081
  Gas Distribution                                               2,293           2,140         1,717
  Trading                                                        2,403           2,724         1,842
  Other                                                            963             794           687
                                                               ---------      --------      --------
   Total Operating Revenues                                      9,815           9,495         8,327
                                                               ---------      --------      --------
OPERATING EXPENSES
  Electric Energy Costs                                          1,119             960           922
  Gas Costs                                                      1,596           1,471         1,107
  Trading Costs                                                  2,256           2,647         1,800
  Operation and Maintenance                                      2,264           1,984         1,903
  Depreciation and Amortization                                    522             362           536
  Taxes Other Than Income Taxes                                    166             182           196
                                                               ---------      --------      --------
   Total Operating Expenses                                      7,923           7,606         6,464
                                                               ---------      --------      --------
OPERATING INCOME                                                 1,892           1,889         1,863
Other Income and Deductions                                         21              33             7
Interest Expense                                                  (705)           (574)         (490)
Preferred Securities Dividend Requirements and Premium
  on Redemption                                                    (72)            (94)          (94)
                                                               ---------      --------      --------
INCOME BEFORE INCOME TAXES,
  EXTRAORDINARY ITEM AND
  CUMULATIVEEFFECT OF A CHANGE IN
  ACCOUNTING PRINCIPLE                                           1,136           1,254         1,286
Income Taxes                                                      (373)           (490)         (563)
                                                               ---------      --------      --------
INCOME BEFORE EXTRAORDINARY ITEM AND
  CUMULATIVE EFFECT OF A CHANGE IN
  ACCOUNTING PRINCIPLE                                             763             764           723
Extraordinary Item (net of tax -- 2001, $1; 1999, $345)             (2)             --          (804)
Cumulative Effect of a Change in Accounting Principle
  (net of tax)                                                       9              --            --
                                                               ---------      --------      --------
NET INCOME (LOSS)                                              $   770        $    764      $    (81)
                                                               =========      ========      ========
WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING (000's)                                          208,226         215,121       219,814
                                                               =========      ========      ========
EARNINGS PER SHARE (BASIC AND DILUTED):
INCOME BEFORE EXTRAORDINARY ITEM AND
  CUMULATIVE EFFECT OF A CHANGE IN
  ACCOUNTING PRINCIPLE                                         $  3.67        $   3.55      $   3.29
Extraordinary Item (net of tax)                                  (0.01)             --         (3.66)
Cumulative Effect of a Change in Accounting Principle
  (net of tax)                                                    0.04              --            --
                                                               ---------      --------      --------
NET INCOME (LOSS)                                              $  3.70        $   3.55     $   (0.37)
                                                               =========      ========     =========
DIVIDENDS PAID PER SHARE OF COMMON
  STOCK                                                        $  2.16        $   2.16     $    2.16
                                                               =========      ========     =========

See Notes to Consolidated Financial Statements.

                 PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
                          CONSOLIDATED BALANCE SHEETS
                                    ASSETS
                             (Millions of Dollars)

                                                                           December 31,
                                                                    --------------------------
                                                                        2001           2000
                                                                    ------------   -----------
CURRENT ASSETS
  Cash and Cash Equivalents                                           $    169      $    102
  Accounts Receivable:
   Customer Accounts Receivable                                            824           778
   Other Accounts Receivable                                               348           431
   Allowance for Doubtful Accounts                                         (43)          (44)
  Unbilled Electric and Gas Revenues                                       291           357
  Fuel                                                                     509           431
  Materials and Supplies, net of valuation reserves -- 2001, $2;
   2000, $11                                                               174           155
  Prepayments                                                               74            31
  Energy Trading Contracts                                                 454           799
  Restricted Cash                                                           13             1
  Assets held for Sale                                                     422            48
  Other                                                                     24            50
                                                                      --------      --------
   Total Current Assets                                                  3,259         3,139
                                                                      --------      --------
PROPERTY, PLANT AND EQUIPMENT
  Generation                                                             4,884         2,860
  Transmission and Distribution                                          9,500         8,479
  Other                                                                    502           608
                                                                      --------      --------
   Total                                                                14,886        11,947
  Accumulated depreciation and amortization                             (4,822)       (4,266)
                                                                      --------      --------
   Net Property, Plant and Equipment                                    10,064         7,681
                                                                      --------      --------
NONCURRENT ASSETS
  Regulatory Assets                                                      5,220         4,995
  Long-Term Investments, net of accumulated amortization and net
   of valuation allowances -- 2001, $30; 2000, $72                       4,818         4,545
  Nuclear Decommissioning Fund                                             817           716
  Other Special Funds                                                      222           122
  Goodwill, net of accumulated amortization                                649            78
  Other                                                                    348           250
                                                                      --------      --------
   Total Noncurrent Assets                                              12,074        10,706
                                                                      --------      --------
TOTAL ASSETS                                                          $ 25,397      $ 21,526
                                                                      ========      ========

See Notes to Consolidated Financial Statements.

                 PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
                          CONSOLIDATED BALANCE SHEETS
                        LIABILITIES AND CAPITALIZATION
                             (Millions of Dollars)

                                                                      December 31,
                                                               ---------------------------
                                                                     2001           2000
                                                                     ----           ----
CURRENT LIABILITIES
  Long-Term Debt Due Within One Year                             $  1,213       $    667
  Commercial Paper and Loans                                        1,338          2,885
  Accounts Payable                                                    790          1,001
  Energy Trading Contracts                                            602            730
  Other                                                               751            429
                                                                 --------       --------
   Total Current Liabilities                                        4,694          5,712
                                                                 --------       --------
NONCURRENT LIABILITIES
  Deferred Income Taxes and ITC                                     3,205          3,107
  Regulatory Liabilities                                              373            470
  Nuclear Decommissioning                                             817            716
  OPEB Costs                                                          476            448
  Cost of Removal                                                     146            157
  Other                                                               488            415
                                                                 --------       --------
   Total Noncurrent Liabilities                                     5,505          5,313
                                                                 --------       --------
COMMITMENTS AND CONTINGENT LIABILITIES                                 --             --
                                                                 --------       --------
CAPITALIZATION:
  LONG-TERM DEBT                                                   10,301          5,297
                                                                 --------       --------
   SUBSIDIARIES' PREFERRED SECURITIES:
   Preferred Stock Without Mandatory Redemption                        80             95
   Preferred Stock With Mandatory Redemption                           --             75
   Guaranteed Preferred Beneficial Interest in Subordinated
     Debentures                                                       680          1,038
                                                                 --------       --------
     Total Subsidiaries' Preferred Securities                         760          1,208
                                                                 --------       --------
  COMMON STOCKHOLDERS' EQUITY:
   Common Stock, issued; 2001 and 2000, 231,957,608 shares          3,599          3,604
   Treasury Stock, at cost; 2001 -- 26,118,590 shares,
  2000 -- 23,986,290 shares                                          (981)          (895)
   Retained Earnings                                                1,809          1,493
   Accumulated Other Comprehensive Loss                              (290)          (206)
                                                                 --------       --------
     Total Common Stockholders' Equity                              4,137          3,996
                                                                 --------       --------
      Total Capitalization                                         15,198         10,501
                                                                 --------       --------
TOTAL LIABILITIES AND CAPITALIZATION                             $ 25,397       $ 21,526
                                                                 ========       ========

See Notes to Consolidated Financial Statements.

                 PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Millions of Dollars)

                                                                For The Years Ended December 31,
                                                            ----------------------------------------
                                                                 2001            2000          1999
                                                                 -----           ----          ----
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                           $   770        $    764      $    (81)
  Adjustments to reconcile net income (loss) to net cash
   flows from operating activities:
  Extraordinary Loss - net of tax                                   2              --           804
  Depreciation and Amortization                                   522             362           536
  Amortization of Nuclear Fuel                                     99              96            92
  Recovery (Deferral) of Electric Energy and Gas Costs -
   net                                                            (86)             16            61
  Excess Unsecuritized Stranded Costs                              54             115            --
  Provision for Deferred Income Taxes and ITC - net              (179)            (11)         (215)
  Investment Distributions                                         73              56           134
  Equity Income from Partnerships                                (107)            (28)          (53)
  Unrealized Gains on Investments                                 (67)            (39)          (63)
  Leasing Activities                                               (7)             74             6
  Proceeds from Sale of Capital Leases                            104              89           125
  Proceeds from Withdrawal/Sale of Partnerships                    75              --            71
  Net Changes in certain current assets and liabilities:
   Inventory -- Fuel and Materials and Supplies                   (84)           (145)            9
   Accounts Receivable and Unbilled Revenues                      272            (299)         (236)
   Prepayments                                                    (40)              8             8
   Accounts Payable                                              (406)            260            57
   Other Current Assets and Liabilities                           511             (47)           59
  Other                                                          (164)            (42)          114
                                                              ---------      --------      --------
   Net Cash Provided By Operating Activities                    1,342           1,229         1,428
                                                              ---------      --------      --------
CASH FLOWS FROM INVESTING ACTIVITIES
  Additions to Property, Plant and Equipment, excluding
   IDC and AFDC                                                (2,053)           (959)         (582)
  Net Change in Long-Term Investments                            (709)           (678)       (1,127)
  Acquisitions, Net of Cash Provided                             (756)            (14)          (49)
  Other                                                          (260)            (53)          (70)
                                                              ---------      --------      --------
   Net Cash Used In Investing Activities                       (3,778)         (1,704)       (1,828)
                                                              ---------      --------      --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net Change in Short-Term Debt                                (1,512)            913           916
  Issuance of Long-Term Debt                                    6,317           1,200         1,143
  Redemption/Purchase of Long-Term Debt                        (1,292)         (1,033)         (676)
  Redemption of Preferred Securities                             (448)             --            --
  Purchase of Treasury Stock                                      (91)           (298)         (400)
  Cash Dividends Paid on Common Stock                            (449)           (464)         (474)
  Other                                                           (22)             --            11
                                                              ---------      --------      --------
   Net Cash Provided By (Used In) Financing Activities          2,503             318           520
                                                              ---------      --------      --------
Net Change In Cash And Cash Equivalents                            67            (157)          120
Cash And Cash Equivalents At Beginning Of Period                  102             259           139
                                                              ---------      --------      --------
Cash And Cash Equivalents At End Of Period                    $   169        $    102      $    259
                                                              =========      ========      ========
Income Taxes Paid                                             $    87        $    485      $    534
Interest Paid                                                 $   700        $    550      $    494

See Notes to Consolidated Financial Statements.

                 PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
             CONSOLIDATED STATEMENTS OF COMMON STOCKHOLDERS' EQUITY
                                  (Millions)

                                                  Common               Treasury
                                                  Stock                  Stock
                                           -------------------- -----------------------
                                            Shs.      Amount        Shs.       Amount
                                           ------ ------------- ----------- -----------
Balance as of January 1, 1999               232       3,603         (5)          (207)
 Net Income (Loss)                           --          --         --             --
 Other Comprehensive Income (Loss),
  net of tax:
  Currency Translation Adjustment,
    net of tax of $(17)                      --          --         --             --
  Other Comprehensive Income
     (Loss)                                  --          --         --             --
 Comprehensive Income (Loss)                 --          --         --             --
 Cash Dividends on Common Stock              --          --         --             --
 Purchase of Treasury Stock                  --          --        (11)          (400)
 Other                                       --           1         --             10
                                            ---      -------       ---        -------
Balance as of December 31, 1999             232       3,604        (16)          (597)
                                            ---      -------       ---        -------
 Net Income (Loss)                           --          --         --             --
 Other Comprehensive Income (Loss),
  net of tax:
  Currency Translation Adjustment,
    net of tax of $(0)                       --          --         --             --
  Other Comprehensive Income
     (Loss)                                  --          --         --             --
 Comprehensive Income (Loss)                 --          --         --             --
 Cash Dividends on Common Stock              --          --         --             --
 Purchase of Treasury Stock                  --          --         (8)          (298)
                                            ---      -------       ---        -------
Balance as of December 31, 2000             232      $ 3,604       (24)       $  (895)
                                            ---      -------       ---        -------
 Net Income (Loss)                           --          --         --             --
 Other Comprehensive Income (Loss),
  net of tax:

  Currency Translation Adjustment,
    net of tax $(12)                         --          --         --             --
  Change in Fair Value of Derivative
    Instruments, net of tax $(31) and
    minority interest $(6)                   --          --         --             --
  Cumulative Effect of Change in
    Accounting Principle, net of tax
       $(14)                                 --          --         --             --
  Reclassification Adjustments for
    Net Amounts included in
  net income, net of tax of $19 and
    minority interest of $3                  --          --         --             --
  Pension Adjustments, net of tax
          $(1)                               --          --         --             --
  Change in Fair Value of Equity
    Investments, net of tax $(1)             --          --         --             --
    Other Comprehensive Income
     (Loss)                                  --          --         --             --
 Comprehensive Income (Loss)                 --          --         --             --
 Cash Dividends on Common Stock              --          --         --             --
 Purchase of Treasury Stock                  --          --         (2)           (92)
 Other                                       --           (5)       --              6
                                            ---      -------       ---        -------
Balance as of December 31, 2001             232      $ 3,599       (26)       $  (981)
                                            ===      =======       ===        =======



                                                           Accumulated
                                                              Other
                                              Retained    Comprehensive
                                              Earnings    Income (Loss)      Total
                                           ------------- --------------- -------------
Balance as of January 1, 1999                  1,748            (46)         5,098
 Net Income (Loss)                               (81)            --            (81)
 Other Comprehensive Income (Loss),
  net of tax:
  Currency Translation Adjustment,
    net of tax of $(17)                           --           (158)          (158)
  Other Comprehensive Income
     (Loss)                                       --             --           (158)
 Comprehensive Income (Loss)                      --             --           (239)
 Cash Dividends on Common Stock                 (474)            --           (474)
 Purchase of Treasury Stock                       --             --           (400)
 Other                                            --             --             11
                                              ------         ------         ------
Balance as of December 31, 1999                1,193           (204)         3,996
                                              ------         ------         ------
 Net Income (Loss)                               764             --            764
 Other Comprehensive Income (Loss),
  net of tax:
  Currency Translation Adjustment,
    net of tax of $(0)                            --             (2)            (2)
                                                                            ------
  Other Comprehensive Income
     (Loss)                                       --             --             (2)
                                                                            ------
 Comprehensive Income (Loss)                      --             --            762
 Cash Dividends on Common Stock                 (464)            --           (464)
 Purchase of Treasury Stock                       --             --           (298)
                                              ------         ------         ------
Balance as of December 31, 2000               $ 1,493        $ (206)        $3,996
                                              ------         ------         ------
 Net Income (Loss)                               770             --            770
 Other Comprehensive Income (Loss),
  net of tax:

  Currency Translation Adjustment,
    net of tax $(12)                              --            (34)           (34)
  Change in Fair Value of Derivative
    Instruments, net of tax $(31) and
    minority interest $(6)                        --            (57)           (57)
  Cumulative Effect of Change in
    Accounting Principle, net of tax
       $(14)                                      --            (15)           (15)
  Reclassification Adjustments for
    Net Amounts included in
  net income, net of tax of $19 and
    minority interest of $3                       --             26             26
  Pension Adjustments, net of tax
          $(1)                                    --             (2)            (2)
  Change in Fair Value of Equity
    Investments, net of tax $(1)                  --             (2)            (2)
                                                                            ------
    Other Comprehensive Income
     (Loss)                                       --             --            (84)
                                                                            ------
 Comprehensive Income (Loss)                      --             --            686
 Cash Dividends on Common Stock                 (449)            --           (449)
 Purchase of Treasury Stock                       --             --            (92)
 Other                                            (5)            --             (4)
                                              ------         ------         ------
Balance as of December 31, 2001               $1,809         $ (290)        $4,137
                                              ======         ======         ======

See Notes to Consolidated Financial Statements.

                 PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 1. Organization and Summary of Significant Accounting Policies


Organization

     We have four principal direct wholly-owned subsidiaries: Public Service Electric and Gas Company (PSE&G), PSEG Power LLC (Power), PSEG Energy Holdings Inc. (Energy Holdings) and PSEG Services Corporation (Services).

     PSE&G is an operating public utility providing electric and gas service in certain areas within the State of New Jersey. Following the transfer of its generation-related assets to Power in August 2000, PSE&G continues to own and operate its transmission and distribution business.

     Power has three principal direct wholly-owned subsidiaries: PSEG Nuclear LLC (Nuclear), PSEG Fossil LLC (Fossil) and PSEG Energy Resources & Trade LLC (ER&T) and currently operates in two reportable segments, generation and energy trading. Power and its subsidiaries were established to acquire, own and operate the electric generation-related business of PSE&G pursuant to the Final Decision and Order (Final Order) issued by the New Jersey Board of Public Utilities (BPU) under the New Jersey Electric Discount and Energy Competition Act (Energy Competition Act) discussed below. Power also has a finance company subsidiary, PSEG Power Capital Investment Co. (Power Capital), which provides certain financing for Power's subsidiaries.

     Energy Holdings participates in three energy-related reportable segments through its wholly-owned subsidiaries: PSEG Global Inc. (Global), PSEG Resources Inc. (Resources) and PSEG Energy Technologies Inc. (Energy Technologies). Energy Holdings also has a finance subsidiary, PSEG Capital Corporation (PSEG Capital) and is also the parent of Enterprise Group Development Corporation (EGDC), a commercial real estate property management business, and is conducting a controlled exit from this business.

     Services provides management and administrative services at cost to us and our subsidiaries.


Summary of Significant Accounting Policies

     Consolidation

     Our consolidated financial statements include our accounts and those of our subsidiaries. We and our subsidiaries consolidate those entities in which we have a controlling interest. Those entities in which we and our subsidiaries do not have a controlling interest are being accounted for under the equity method of accounting. For investments in which significant influence does not exist, the cost method of accounting is applied. All significant intercompany accounts and transactions are eliminated in consolidation.


     Regulation

     PSE&G prepares its financial statements in accordance with the provisions of Statement of Financial Standards SFAS 71. In general, SFAS 71 recognizes that accounting for rate-regulated enterprises should reflect the economic effects of regulation. As a result, a regulated utility is required to defer the recognition of costs (a regulatory asset) or the recognition of obligations (a regulatory liability) if it is probable that, through the rate-making process, there will be a corresponding increase or decrease in future rates. Accordingly, PSE&G has deferred certain costs and recoveries, which will be amortized over various future periods. To the extent that collection of such costs or payment of liabilities is no longer probable as a result of changes in regulation and/or PSE&G's competitive position, the associated regulatory asset or liability is charged or credited to income. PSE&G's transmission and distribution business continues to meet the requirements for application of SFAS 71.

                 PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- Continued


     Derivative Financial Instruments

     We use derivative financial instruments to manage our risk from changes in interest rates, commodity prices and foreign currency exchange rates, pursuant to our business plans and prudent practices.

     On January 1, 2001, we adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", as amended (SFAS 133). SFAS 133 established accounting and reporting standards for derivative instruments, including certain derivative instruments included in other contracts, and for hedging activities. It requires an entity to recognize the fair value of derivative instruments held as assets or liabilities on the balance sheet. For cash flow hedging purposes, changes in the fair value of the effective portion of the gain or loss on the derivative are reported in Other Comprehensive Income (OCI) or as a Regulatory Asset (Liability), net of tax. Amounts in accumulated OCI are ultimately recognized in earnings when the related hedged forecasted transaction occurs. The change in the fair value of the ineffective portion of the gain or loss on a derivative instrument designated as a cash flow hedge is recorded in earnings. Derivative instruments that have not been designated as hedges are adjusted to fair value through earnings. We recorded a cumulative effect in a change in accounting principle of $9 million, net of tax and a decrease to OCI of ($15) million, respectively, in connection with the adoption of SFAS 133.

     The fair value of the derivative instruments is determined by reference to quoted market prices, listed contracts, published quotations or quotations from counterparties. In the absence thereof, we utilize mathematical models based on current and historical data.

     Prior to the adoption of SFAS 133, we accounted for the results of our derivative activities for hedging purposes utilizing the settlement method. The settlement method provided for recognizing gains or losses from derivatives when the related physical transaction was completed. Derivatives that were not entered into for hedging purposes were valued at fair value and changes in fair value were recorded in earnings.

     For additional information regarding Derivative Financial Instruments, See
Note 8. Financial Instruments, Energy Trading and Risk Management.


     Commodity Contracts

     PSE&G enters into natural gas commodity forwards, futures, swaps and options with counterparties to reduce exposure to price fluctuations from factors such as weather, changes in demand and changes in supply. These instruments, in conjunction with physical gas supply contracts, are designed to cover estimated gas customer commitments. In accordance with SFAS 133, such energy contracts are recognized at fair value as derivative assets or liabilities on the balance sheet. These derivatives, when realized, are recoverable through the Levelized Gas Adjustment Clause (LGAC). Accordingly, the offset to the change in fair value of these derivatives is specified as a regulatory asset or liability.

     Power enters into electricity forward purchases and natural gas commodity futures and swaps with counterparties to manage exposure to electricity and natural gas price risk. These contracts, in conjunction with owned electric generating capacity, are designed to manage price risk exposure for electric customer commitments. In accordance with SFAS 133, such energy contracts are recognized at fair value as derivative assets or liabilities on the balance sheet and the effective portion of the gain of loss on the contracts is reported in OCI, net of tax. Amounts in accumulated OCI are ultimately recognized in earnings when the related hedged forecasted transaction occurs.

     Power also enters into forwards, futures, swaps and options as part of its energy trading operations. Effective January 1, 1999, Power adopted Emerging Issues Task Force (EITF) Issue

                 PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- Continued

98-10, "Accounting for Contracts Involved in Energy Trading and Risk Management Activities" (EITF 98-10). EITF 98-10 requires that energy trading contracts be marked to market with gains and losses included in current earnings.

     The vast majority of these commodity-related contracts have terms of less than one year. Valuations for these contracts are readily obtainable from the market exchanges, such as PJM, and over the counter quotations. The fair value of the financial instruments that are marked to market are based on management's best estimates. The valuations also take into account a liquidity reserve, which is determined by using financial quotation systems, monthly bid-ask prices and spread percentages. The valuations also take into account credit reserves, discussed in Note 8. Financial Instruments, Energy Trading and Risk Management -- Credit Risk. We have consistently applied this valuation methodology for each reporting period presented.

     In July 2000, EITF 99-19, "Reporting Revenue Gross as a Principal versus Net as an Agent" (EITF 99-19), provided guidance on the issue of whether a company should report revenue based on the gross amount billed to the customer or the net amount retained. The guidance states that whether a company should recognize revenue based on the gross amount billed or the net retained requires significant judgment, which depends on the relevant facts and circumstances. Based on the analysis and interpretation of EITF 99-19, we report all of the energy trading revenues and energy trading-related costs on a gross basis for physical bilateral energy and capacity sales and purchases. We continue to report swaps, futures, option premiums, firm transmission rights, transmission congestion credits, and purchases and sales of emission allowances on a net basis. The prior year financial statements have been reclassified accordingly.

     For additional information regarding commodity-related contracts, See Note 8 -- Financial Instruments, Energy Trading and Risk Management


     Revenues and Fuel Costs

     Electric and Gas Revenues are recorded based on services rendered to customers during each accounting period. PSE&G records unbilled revenues for the estimated amount customers will be billed for services rendered from the time meters were last read to the end of the respective accounting period.

     Prior to August 1, 1999, fuel revenue and expense flowed through the Electric Levelized Energy Adjustment Clause (LEAC) mechanism. Variances in fuel revenues and expenses were subject to deferral accounting and had no direct effect on earnings. Under the LEAC and the Levelized Gas Adjustment Clause
(LGAC), any LEAC and LGAC underrecoveries or overrecoveries, together with interest (in the case of net overrecoveries), are deferred and included in operations in the period in which they are reflected in rates. Following the transfer of generation-related assets and liabilities in August 2000, Power bears the full risks and rewards of changes in nuclear and fossil generating fuel costs and replacement power costs.


     Cash and Cash Equivalents

     Cash and cash equivalents consists primarily of working funds and highly liquid marketable securities (commercial paper and money market funds) with an original maturity of three months or less.

                 PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- Continued

     Restricted Cash

     Transition Funding has deposited funds with a Trustee which are required to be used for payment of principal, interest and other expenses related to its transition bonds (see Note 3. Regulatory Issues and Accounting Impacts of Deregulation). Accordingly, these funds are classified as "Restricted Cash" on our Consolidated Balance Sheets.


     Materials and Supplies and Nuclear Fuel

     PSE&G's materials and supplies are carried on the books at average cost in accordance with rate based regulation. The carrying value of the materials and supplies and nuclear fuel for our non-utility subsidiaries is valued at lower of cost or market.


     Depreciation and Amortization

     PSE&G calculates depreciation under the straight-line method based on estimated average remaining lives of the several classes of depreciable property. These estimates are reviewed on a periodic basis and necessary adjustments are made as approved by the BPU. The depreciation rate stated as a percentage of original cost of depreciable property was 3.32% for 2001 and 3.52% for 2000 and 1999. PSE&G has certain regulatory assets and liabilities resulting from the use of a level of depreciation expense in the ratemaking process that differs from the amount that is recorded under generally accepted accounting principles (GAAP) for non-regulated companies.

     Power calculates depreciation on generation-related assets based on the assets' estimated useful lives determined based on planned operations, rather than using depreciation rates prescribed by the BPU in rate proceedings. The estimated useful lives are from 3 years to 20 years for general plant. The estimated useful lives for buildings and generating stations are as follows:

            Class of Property                  Estimated Useful Life
            -----------------                  ---------------------
              Fossil Production                    25-55 years
              Nuclear Generation                     30 years
              Pumped Storage                         45 years


     Nuclear fuel burnup costs are charged to fuel expense on a units-of-production basis over the estimated life of the fuel. Rates for the recovery of fuel used at all nuclear units include a provision of one mill per kilowatt-hour (kWh) of nuclear generation for spent fuel disposal costs.

     Energy Holdings calculates depreciation on property, plant and equipment under the straight line method with estimated useful lives from 3 years to 40 years.


     Unamortized Loss on Reacquired Debt and Debt Expense

     Bond issuance costs and associated premiums and discounts are generally amortized over the life of the debt issuance. In accordance with Federal Energy Regulatory Commission (FERC) regulations, PSE&G's costs to reacquire debt are deferred and amortized over the remaining original life of the retired debt. When refinancing debt, the unamortized portion of the original debt issuance costs of the debt being retired must be amortized over the life of the replacement debt. Gains and losses on reacquired debt associated with PSE&G's regulated operations will continue to be deferred and amortized to interest expense over the period approved for ratemaking purposes. For our non-utility subsidiaries, all gains and losses on reacquired debt are reflected in earnings as an extraordinary item.

                 PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- Continued

     Allowance for Funds Used During Construction (AFDC) and Interest Capitalized During Construction (IDC)

     AFDC represents the cost of debt and equity funds used to finance the construction of new utility assets under the guidance of SFAS 71. The amount of AFDC capitalized was reported in the Consolidated Statements of Income as a reduction of interest charges. The rates used for calculating AFDC in 2001, 2000 and 1999 were 6.71%, 6.45% and 5.29%, respectively. Effective April 1, 1999, AFDC was no longer used for any capital projects related to our generation assets. Interest related to these capital projects is now capitalized in accordance with SFAS No. 34, "Capitalization of Interest Cost." In 2001, 2000 and 1999, AFDC amounted to $2 million, $1 million and $3 million, respectively.

     IDC represents the cost of debt used to finance the construction of non-utility facilities. The amount of IDC capitalized is reported in the Consolidated Statements of Income as a reduction of interest charges. The weighted average rates used for calculating IDC in 2001 and 2000 were 7.98% and 9.98%, respectively. In 2001, 2000 and 1999, IDC amounted to $80 million, $35 million and $13 million, respectively.


     Income Taxes

     We and our subsidiaries file a consolidated Federal income tax return and income taxes are allocated to our subsidiaries based on the taxable income or loss of each subsidiary. Investment tax credits were deferred in prior years and are being amortized over the useful lives of the related property.


     Property, Plant and Equipment

     PSE&G's additions to plant, property and equipment and replacements that are either retirement units or property record units are capitalized at original cost. The cost of maintenance, repair and replacement of minor items of property is charged to appropriate expense accounts. At the time units of depreciable property are retired or otherwise disposed, the original cost adjusted for net salvage value is charged to accumulated depreciation.

     Our non-regulated subsidiaries only capitalize costs which increase the capacity or extend the life of an existing asset, represent a newly acquired or constructed asset or represent the replacement of a retired asset. The cost of maintenance, repair and replacement of minor items of property is charged to appropriate expense accounts. Environmental costs are capitalized if the costs mitigate or prevent future environmental contamination or if the costs improve existing assets' environmental safety or efficiency. All other environmental expenditures are expensed.


     Assets Held For Sale

     For a discussion of the pending sale of certain investments in Argentina, see Note 9. Commitments and Contingent Liabilities.

     EGDC is conducting a controlled exit from the real estate business. In 1999, a pre-tax charge of $11 million was recorded for a property held for sale. This amount is recorded in operations and maintenance expense. Since EGDC has been conducting a controlled exit from the real estate business, gains and losses from property sales are considered to be in the normal course of business of EGDC. As of December 31, 2001 and December 31, 2000, EGDC has three properties and four properties, respectively, reported as Assets Held for Sale amounting to $23 and $13 million, respectively.


     Foreign Currency Translation/Transactions

     The assets and liabilities of foreign operations are translated into United States dollars at current exchange rates and revenues and expenses are translated at average exchange rates for the year. Resulting translation adjustments are reflected as a separate component of stockholders' equity.

                 PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- Continued

     Transaction gains and losses that arise from exchange rate fluctuations on normal operating transactions denominated in a currency other than the functional currency are included in earnings as incurred.


     Capital Leases as Lessee

     The Consolidated Balance Sheets include assets and related obligations applicable to capital leases under which the entity is a lessee. The total amortization of the leased assets and interest on the lease obligations equals the net minimum lease payments included in rent expense for capital leases. Capital leases of PSE&G relate primarily to its corporate headquarters. See
Note 9 -- Commitments and Contingent Liabilities


     Impairment of Long-Lived Assets

     We and our unregulated subsidiaries review long-lived assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In the event that facts and circumstances indicate that the carrying amount of long-lived assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a writedown is required. If this review indicates that the assets will not be recoverable, the carrying value of our assets would be reduced to their estimated market value. Upon deregulation, PSE&G evaluated the recoverability of its generation related assets and recorded an extraordinary, non-cash charge to earnings. For the impact of the application of SFAS 121, see Note 3. Regulatory Issues and Accounting Impacts of Deregulation.


     Goodwill

     We classified the cost in excess of fair value of the net assets as goodwill (including tax attributes) of companies acquired in purchase business transactions.

     Goodwill recorded in connection with acquisitions that occurred prior to July 1, 2001 is amortized on a straight line basis over its estimated useful life, principally over a forty year period, except for certain amounts with lives determined to be shorter than forty years. For a discussion of recent accounting standards with respect to recent business combinations and goodwill, see Note 2. "Accounting Matters".

     We evaluate the recoverability of goodwill by estimating the future discounted cash flows of the businesses to which goodwill relates. The rate used in determining discounted cash flows is a rate corresponding to our cost of capital. Estimated cash flows are then determined by disaggregating our business segments to an operational and organizational level for which meaningful identifiable cash flows can be determined. When estimated future discounted cash flows are less than the carrying value of the net assets (tangible or identifiable intangibles) and related goodwill, impairment losses of goodwill are charged to operations. Impairment losses, limited to the carrying value of goodwill, represent the excess sum of the carrying value of the net assets (tangible or identifiable intangibles) and goodwill over the discounted cash flows of the business being evaluated. In determining the estimated future cash flows, we consider current and projected future levels of income as well as business trends, prospects and economic conditions.

     For a discussion of recent accounting standards with respect to recent business combinations and goodwill, see Note 2. Accounting Matters and Note 9. Commitments and Contingent Liabilities.

                 PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- Continued

     Use of Estimates

     The process of preparing financial statements in conformity with GAAP requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.


     Nuclear Decommissioning Trust Funds

     Funds in our Nuclear Decommissioning Trust are stated at fair value. Changes in the fair value of the trust funds are also reflected in the accrued liability for nuclear decommissioning.


     Reclassifications

     Certain reclassifications of amounts reported in prior periods have been made to conform with the current presentation.


     Current Assets and Current Liabilities

     The fair value of the current assets and liabilities approximate their carrying amounts.


Note 2. Accounting Matters

     In July 2001, the FASB issued SFAS No. 141, "Business Combinations" (SFAS
141). SFAS 141 was effective July 1, 2001 and requires that all business combinations on or after that date be accounted for under the purchase method. Upon implementation of this standard, there was no impact on our financial position or results of operations and we do not believe it will have a substantial effect on our strategy.

     Also in July 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets" (SFAS 142). Under SFAS 142, goodwill is considered a nonamortizable asset and will be subject to an annual review for impairment and an interim review when events or circumstances occur. SFAS 142 is effective for all fiscal years beginning after December 15, 2001. The impact of adopting SFAS 142 is likely to be material to our financial position and statement of operations. For additional information relating to potential asset impairments, see Note 9. Commitments and Contingent Liabilities.

     Also in July 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations" (SFAS 143). Under SFAS 143, the fair value of a liability for an asset retirement obligation should be recorded in the period in which it is created with an offsetting amount to an asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. SFAS 143 is effective for fiscal years beginning after June 15, 2002. We are currently evaluating this guidance and cannot predict the impact on our financial position or results of operations; however, such impact could be material.

     In August 2001, FASB issued SFAS No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets" (SFAS 144). Under SFAS 144 long-lived assets to be disposed of will be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continued operations or in discontinued operations. Discontinued operations will no longer be measured at net realizable value or include amounts for operating losses that have not yet occurred. SFAS 144 also broadens the reporting of discontinued operations. SFAS 144 is effective for fiscal years beginning after December 15, 2001. We are currently evaluating this guidance, which may have a material impact on our financial position or results of operations.

                 PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- Continued


Note 3. Regulatory Issues and Accounting Impacts of Deregulation

New Jersey Energy Master Plan Proceedings and Related Orders

     Following the enactment of the Energy Competition Act, the BPU rendered a Final Order relating to PSE&G's rate unbundling, stranded costs and restructuring proceedings (Final Order). PSE&G, pursuant to the Final Order, transferred its electric generating facilities and wholesale power contracts to Power and its subsidiaries on August 21, 2000 in exchange for a promissory note in an amount equal to the purchase price.

     The generating assets were transferred at the price specified in the BPU order -- $2.443 billion plus $343 million for other generating related assets and liabilities. Because the transfer was between affiliates, PSE&G and Power recorded the sale at the net book value of the assets and liabilities rather than the transfer price. The difference between the total transfer price and the net book value of the generation-related assets and liabilities was recorded as an equity adjustment on PSE&G's and Power's Consolidated Balance Sheets. These amounts are eliminated on our consolidated financial statements. Power paid the promissory note on January 31, 2001, with funds provided from us via equity contributions and loans.

     Also in the Final Order, the BPU concluded that PSE&G should recover up to $2.94 billion (net of tax) of its generation-related stranded costs through securitization of $2.4 billion, plus an estimated $125 million of transaction costs, and an opportunity to recover up to $540 million (net of tax) of its unsecuritized generation-related stranded costs on a net present value basis. The $540 million is subject to recovery through a market transition charge
(MTC). PSE&G remits the MTC revenues to Power as part of the BGS contract as provided for by the Final Order.

     In September 1999, the BPU issued its order approving PSE&G's petition relating to the proposed securitization transaction (Finance Order) which authorized, among other things, the imposition of a non-bypassable transition bond charge (TBC) on PSE&G's customers; the sale of PSE&G's property right in such charge to a bankruptcy-remote financing entity; the issuance and sale of $2.525 billion of securitization bonds by such entity as consideration for such property right, including an estimated $125 million of transaction costs; and the application by PSE&G of the transition bond proceeds to retire outstanding debt and/or equity. Transition Funding issued the transition bonds on January 31, 2001; and the TBC and a 2% rate reduction became effective on February 7, 2001 in accordance with the Final Order. An additional 2% rate reduction became effective on August 1, 2001 bringing the total rate reduction to 9% since August 1, 1999. These rate reductions and the TBC were funded through the MTC rate.

     On January 31, 2001, $2.525 billion of securitization bonds (non-recourse asset backed securities) were issued by Transition Funding, in eight classes with maturities ranging from 1 year to 15 years. Also on January 31, 2001, PSE&G received payment from Power on its $2.786 billion promissory note used to finance the transfer of PSE&G's generation business. The proceeds from these transactions were used to pay for certain debt issuance and related costs for securitization, retire a portion of PSE&G's outstanding short-term debt, reduce PSE&G common equity, loan funds to us and make various short-term investments.

     In order to properly recognize the recovery of the allowed unsecuritized stranded costs over the transition period, we recorded a charge to net income of $88 million, pre-tax, or $52 million, after tax, in the third quarter of 2000 for the cumulative amount of estimated collections in excess of the allowed unsecuritized stranded costs from August 1, 1999 through September 30, 2000. As of December 31, 2001, the amount of estimated collections in excess of the allowed unsecuritized stranded costs was $168 million.

                 PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- Continued

Extraordinary Charge and Other Accounting Impacts of Deregulation

     In April 1999, PSE&G determined that SFAS 71 was no longer applicable to the electric generation portion of its business in accordance with the requirements of Emerging Issues Task Force Issue 97-4, "Deregulation of the Pricing of Electricity -- Issues Related to the Application of FASB Statements No. 71 and No. 101" (EITF 97-4). Accordingly, in 1999, we recorded an extraordinary charge to earnings of $804 million (after tax), consisting primarily of the write-down of PSE&G's nuclear and fossil generating stations in accordance with SFAS 121. As a result of this impairment analysis, the net book value of the generating stations was reduced by approximately $5.0 billion (pre-tax) or $3.1 billion (net of tax). This amount was offset by the creation of a $4.057 billion (pre-tax), or $2.4 billion (net of tax) regulatory asset, as provided for in the Final Order and Finance Order.

     In addition to the impairment of PSE&G's electric generating stations, the extraordinary charge consisted of various accounting adjustments to reflect the absence of cost of service regulation in the electric generation portion of its business. The adjustments primarily related to materials and supplies, general plant items and liabilities for certain contractual and environmental obligations.

     In accordance with the Final Order, PSE&G also reclassified a $569 million excess depreciation reserve related to PSE&G's electric distribution assets from Accumulated Depreciation to a Regulatory Liability. Such amount is being amortized in accordance with the terms of the Final Order over the period from January 1, 2000 to July 31, 2003


Note 4. Regulatory Assets and Liabilities

     At December 31, 2001 and December 31, 2000, respectively, we had deferred the following regulatory assets and liabilities on the Consolidated Balance
Sheets:

                                                            December
                                                      ---------------------
                                                         2001        2000
                                                      ---------   ---------
                                                      (Millions of Dollars)
Regulatory Assets
Stranded Costs to be Recovered ....................    $4,105      $4,057
SFAS 109 Income Taxes .............................       302         285
OPEB Costs ........................................       212         232
Societal Benefits Charges (SBC) ...................         4         135
Environmental Costs ...............................        87          13
Unamortized Loss on Reacquired Debt and Debt
  Expense .........................................        92         104
Underrecovered Gas Costs ..........................       120          --
Unrealized Losses on Gas Contracts ................       137          --
Non-Utility Generation Transition Charge (NTC).....        --           7
Other .............................................       161         162
                                                       ------      ------
  Total Regulatory Assets .........................    $5,220      $4,995
                                                       ======      ======
Regulatory Liabilities
Excess Depreciation Reserve .......................    $  319      $  444
Non-Utility Generation Transition Charge (NTC).....        48          --
Overrecovered Gas Costs ...........................        --          26
Other .............................................         6          --
                                                       ------      ------
  Total Regulatory Liabilities ....................    $  373      $  470
                                                       ======      ======

                 PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- Continued

     Stranded Costs To Be Recovered: This reflects deferred costs to be recovered through the securitization transition charge which was authorized by the Final Order and Finance Order.

     SFAS 109 Income Taxes: This amount represents the portion of deferred income taxes that will be recovered through future rates, based upon established regulatory practices, which permit the recovery of current taxes.

     OPEB Costs: Includes costs associated with the adoption of SFAS No. 106. "Employers' Accounting for Benefits Other Than Pensions" which were deferred in accordance with EITF Issue 92-12, "Accounting for OPEB Costs by Rate Regulated Enterprises". Prior to the adoption of SFAS 106, post-retirement benefits costs were recognized on a cash basis. SFAS 106 required that these costs be accrued as the benefits were earned. Accordingly, a liability and a regulatory asset were recorded for the total benefits earned at the implementation date. Beginning January 1, 1998, we commenced the amortization of this regulatory asset over 15 years. See Note 12. Pension, Other Postretirement Benefit and Savings Plans for additional information.

     Societal Benefit Charges (SBC): The SBC includes costs related to PSE&G's electric transmission and distribution business as follows: 1) social programs which include the universal service fund; 2) nuclear plant decommissioning; 3) demand side management (DSM) programs; 4) manufactured gas plant remediation;
5) consumer education; 6) Under and overrecovered electric bad debt expenses; and 7) MTC overrecovery.

     Environmental Costs: Represents environmental investigation and remediation costs which are probable of recovery in future rates.

     Unamortized Loss on Reacquired Debt and Debt Expense: Represents bond issuance costs, premiums, discounts and losses on reacquired long-term debt.

     Underrecovered/Overrecovered Gas Costs: Represents gas costs in excess of or below the amount included in rates and probable of recovery in the future.

     Unrealized Losses on Gas Contracts: This represents the recoverable portion of unrealized losses associated with contracts used in the company's gas distribution business.

     Non-utility Generation Transition Charge (NTC): This clause was established to account for above market costs related to non-utility generation contracts. The charge for the stranded NTC recovery was initially set at $183 million annually. Any NUG contract costs and/or buyouts are charged to the NTC. Proceeds from the sale of the energy and capacity purchased under these NUG contracts are also credited to this account.

     Other Regulatory Assets: Includes Decontamination and Decommissioning Costs, Plant and Regulatory Study Costs, Repair Allowance Tax Deficiencies and Interest, Property Abandonments and Oil and Gas Property Write-Down and recovery of costs related to Transition Funding's interest rate swap.

     Excess Depreciation Reserve: As required by the BPU, PSE&G reduced its depreciation reserve for its electric distribution assets by $569 million and recorded such amount as a regulatory liability to be amortized over the period from January 1, 2000 to July 31, 2003. In 2000 and 2001, $125 million was amortized. The remaining $319 million will be amortized through July 31, 2003.

     Other Regulatory Liabilities: This includes the following: 1) Interest on amounts collected from customers that are used to fund incentives for choosing a third party gas supplier; 2) Interest on amounts collected early from customers relating to the Transitional Energy Facility Assessment tax; and 3) Amounts collected from customers in order for Transition Funding to obtain a AAA rating on its transition bonds.

                 PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- Continued

Note 5. Long-Term Investments

     Long-Term Investments are primarily those of Energy Holdings' subsidiaries:

                                                  December 31,
                                             ----------------------
                                                2001         2000
                                             ----------   ---------
                                             (Millions of Dollars)
Leveraged Leases .........................     $2,784      $2,253
  Partnerships:
   General Partnerships ..................         44          46
   Limited Partnerships ..................        615         479
                                               ------      ------
     Total ...............................        659         525
                                               ------      ------
Corporate Joint Ventures .................      1,111       1,584
Securities ...............................          6           6
Other Investments ........................        258         177
                                               ------      ------
     Total Long-Term Investments .........     $4,818      $4,545
                                               ======      ======


Leveraged Leases

     Resources' net investment in leveraged leases is comprised of the following elements:

                                                               December 31,
                                                         -------------------------
                                                             2001          2000
                                                         -----------   -----------
                                                           (Millions of Dollars)
Lease rents receivable ...............................    $  3,644      $  3,175
Estimated residual value of leased assets ............       1,414         1,040
                                                          --------      --------
                                                             5,058         4,215
Unearned and deferred income .........................      (2,274)       (1,962)
                                                          --------      --------
  Total investments in leveraged leases ..............       2,784         2,253
Deferred taxes arising from leveraged leases .........      (1,175)       (1,031)
                                                          --------      --------
  Net investment in leverage leases ..................    $  1,609      $  1,222
                                                          ========      ========


     Resources' pre-tax income and income tax effects related to investments in leveraged leases are as follows:

                                                     Years ended December 31,
                                                   -----------------------------
                                                     2001       2000       1999
                                                   --------   --------   -------
                                                       (Millions of Dollars)
Pre-tax income .................................     $206       $163      $112
                                                     ----       ----      ----
Income tax effect on pre-tax income ............     $ 62       $ 58      $ 41
Amortization of investment tax credits .........     $ (1)      $ (1)     $ (1)


     Resources, as lessor, leases property and equipment, through leveraged leases, with terms ranging from 4 to 45 years. The lease investments are recorded on a net basis by summing the lease rents receivable over the lease term and adding the residual value, if any, less unearned income and deferred taxes to be recognized over the lease term. Leveraged leases are recorded net of non-recourse debt.

                 PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- Continued

     Income on leveraged leases is recognized by a method which produces a constant rate of return on the outstanding net investment in the lease, net of the related deferred tax liability, in the years in which the net investment is positive. Initial direct costs are deferred and amortized using the interest method over the lease period.


Partnership Investments and Corporate Joint Ventures

     Partnership investments of approximately $615 million and corporate joint ventures of approximately $1.1 billion are those of Resources, Global and EGDC. Energy Holdings accounts for such investments under the equity method of accounting. As of December 31, 2001 Energy Holdings had approximately $1.5 billion of investments accounted for under the equity method of accounting.

     Summarized results of operations and financial position of all affiliates in which Global uses the equity method of accounting are presented below:

                                             Foreign     Domestic      Total
                                            ---------   ----------   ---------
                                                  (Millions of Dollars)
December 31, 2001
Condensed Income Statement Information
Revenue .................................    $  819       $  473      $1,292
Gross Profit ............................       317          165         482
Minority Interest .......................       (20)          --         (20)
Net Income ..............................       141           91         232
Condensed Balance Sheet Information
Assets:
  Current Assets ........................    $  341       $  131      $  472
  Property, Plant & Equipment ...........     1,198        1,406       2,604
  Goodwill ..............................       863           50         913
  Other Non-current Assets ..............       616           23         639
                                             ------       ------      ------
Total Assets ............................    $3,018       $1,610      $4,628
                                             ------       ------      ------
Liabilities:
  Current Liabilities ...................    $  415       $  109      $  524
  Debt* .................................       761          658       1,419
  Other Non-current Liabilities .........       132          212         344
  Minority Interest .....................        25           --          25
                                             ------       ------      ------
Total Liabilities .......................     1,333          979       2,312
Equity ..................................     1,685          631       2,316
                                             ------       ------      ------
Total Liabilities & Equity ..............    $3,018       $1,610      $4,628
                                             ------       ------      ------

                 PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- Continued


                                             Foreign     Domestic      Total
                                            ---------   ----------   ---------
                                                  (Millions of Dollars)
December 31, 2000
Condensed Income Statement Information
Revenue .................................    $1,059       $  452      $1,511
Gross Profit ............................       434          256         690
Minority Interest .......................       (25)          --         (25)
Net Income ..............................       156          162         318
Condensed Balance Sheet Information
Assets:
  Current Assets ........................    $  504       $  130      $  634
  Property, Plant & Equipment ...........     2,355        1,349       3,704
  Goodwill ..............................     1,201           --       1,201
  Other Non-current Assets ..............       464           77         541
                                             ------       ------      ------
Total Assets ............................    $4,524       $1,556      $6,080
                                             ------       ------      ------
Liabilities:
  Current Liabilities ...................    $  818       $   99      $  917
  Debt* .................................       696          732       1,428
  Other Non-current Liabilities .........       174           90         264
  Minority Interest .....................       129            1         130
                                             ------       ------      ------
Total Liabilities .......................     1,817          922       2,739
Equity ..................................     2,707          634       3,341
                                             ------       ------      ------
Total Liabilities & Equity ..............    $4,524       $1,556      $6,080
                                             ------       ------      ------

----------
*     Debt is non-recourse to us, Energy Holdings, and Global.


December 31, 1999
Condensed Income Statement Information
Revenue .................................    $1,184         $423      $1,607
Gross Profit ............................       416          265         681
Minority Interest .......................       (23)          --         (23)
Net Income ..............................       110          155         265


Purchase Business Combinations/Asset Acquisitions

     In December 2001, Global acquired Empresa de Electricidad de los Andes S.A. (Electroandes) for $227 million, subject to certain purchase price adjustments pending completion in April 2002. Electroandes is the sixth largest electric generator in Peru with a 6% market share. Electroandes' main assets include four hydroelectric facilities with a combined installed capacity of 183 MW and 460 miles of transmission lines located in the Central Andean region (northeast of Lima). In addition, Electroandes has the exclusive rights to develop a 100 MW expansion of an existing station and a 150 MW greenfield hydroelectric facility. In 2000, Electroandes generated 1,150 GWH of electrical energy, of which 97% was sold through power purchase agreements to mining companies in the region. We have not finalized the allocation of the purchase price as of December 31, 2001. An estimation of this allocation was prepared and included as part of our consolidated financial

                 PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- Continued

statements. The purchase price was allocated $15 million to Current Assets, $78 million to Property, Plant and Equipment, $164 million to Goodwill, and $30 million to Current Liabilities.

     In August 2001, Global purchased a 94% equity stake in SAESA and all of its subsidiaries from Compania de Petroleos de Chile S.A. (COPEC). The SAESA group of companies consists of four distribution companies and one transmission company that provide electric service in the southern part of Chile. Additionally, Global purchased from COPEC approximately 14% of Empresa Electrica de la Frontera S.A. (Frontel) not owned by SAESA. SAESA also owns a 50% interest in the Argentine distribution company Empresa Electrica del Rio Negro S.A. In 2001 Global spent $447 million (net of $16 million in cash acquired) to acquire a 94% interest in SAESA and a 14% interest in Frontel. In October 2001, Global completed a tender offer for an additional 6% of publicly trades SAESA shares, for approximately $25 million. We have not finalized the allocation of the purchase price as of December 31, 2001. An estimation of this allocation was prepared and included as part of our consolidated financial statements. The total purchase price of $488 million was allocated $55 million to Current Assets, $210 million to Property, Plant and Equipment, $315 million to Goodwill, $10 million to Other Non-Current Assets, $46 million to Current Liabilities, $39 million to Long-Term Debt, $17 million to Deferred Taxes and Other Non-Current Liabilities.

     In June 2001, Global exercised its option to acquire an additional 49% of Empresa Distribuidora de Electricidad de Entre Rios S.A. (EDEERSA), an electric distribution company providing electric service to more than 230,000 customers in the Province of Entre Rios, Argentina, bringing its total ownership of EDEERSA to 90%. The additional ownership was purchased for $110 million. An estimation of this allocation was prepared and included as part of our consolidated financial statements. The purchase price was allocated approximately $22 million to Current Assets, $114 million to Property, Plant and Equipment, $30 million to Goodwill, $15 million to Current Liabilities, and $41 million to Long-Term Debt. We have not finalized the allocation of the purchase price as of December 31, 2001.

     In 2000, Global acquired a 49% interest in Tanir Bavi Power Company Private Ltd., which was constructing a 220 MW barge mounted, combined-cycle generating facility located near Mangalore in the state of Karnataka, India. In January 2001, Global acquired an additional 25% interest in the project bringing its total ownership interest to 74%. In November 2001, the facility achieved full commercial operation. Power from the facility will be sold to the Karnataka Electricity Board pursuant to a seven year fixed price power purchase agreement with a five-year renewal term.


Other Investments

     Other investments primarily include amounts related to Life Insurance and Energy Technologies investments in DSM projects. As of December 31, 2001, amounts related to such items were $108 million and $47 million, respectively. As of December 31, 2000, amounts related to such items were $89 million and $56 million, respectively.

                 PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- Continued


Note 6. Schedule of Consolidated Capital Stock and Other Securities

                                                 Outstanding      Current
                                                    Shares       Redemption
                                               At December 31,     Price     December 31,   December 31,
                                                     2001        Per Share       2001           2000
                                              ----------------- ----------- -------------- -------------
                                                                               (Millions of Dollars)
PSEG Common Stock (no par) (A)
  Authorized 500,000,000 shares; issued and
   outstanding at December 31, 2001,
   205,839,018 shares and at December 31,
   2000, shares 207,971,318 .................                                   $2,618         $2,709
PSEG Preferred Securities (B)
  PSEG Quarterly Guaranteed Preferred
   Beneficial Interest in PSEG's Subordinated
   Debentures (D) (E) (G)
   7.44% ....................................     9,000,000            --       $  225         $  225
   Floating Rate ............................       150,000            --          150            150
   7.25% ....................................     6,000,000            --          150            150
                                                                                ------         ------
   Total Quarterly Guaranteed Preferred
     Beneficial Interest in PSEG's
     Subordinated Debentures ................                                   $  525         $  525
                                                                                ======         ======
PSE&G Preferred Securities
PSE&G Cumulative Preferred Stock (C)
  without Mandatory Redemption (D) (E) $100
  par value series
   4.08% ....................................       146,221         103.00      $   15         $   15
   4.18% ....................................       116,958         103.00          12             12
   4.30% ....................................       149,478         102.75          15             15
   5.05% ....................................       104,002         103.00          10             10
   5.28% ....................................       117,864         103.00          12             12
   6.92% ....................................       160,711            --           16             16
  $25 par value series
   6.75% ....................................            --            --           --             15
                                                                                ------         ------
  Total Preferred Stock without Mandatory
   Redemption ...............................                                   $   80         $   95
                                                                                ======         ======
  With Mandatory Redemption (D) (E) $100
   par value series
   5.97% ....................................            --            --       $   --         $   75
                                                                                ------         ------
  Total Preferred Stock with Mandatory
   Redemption ...............................                                   $   --         $   75
                                                                                ======         ======
  PSE&G Monthly Guaranteed Preferred
   Beneficial Interest in PSE&G's
   Subordinated Debentures (D) (E) (F)
   9.375% ...................................            --            --       $   --         $  150
   8.00% ....................................     2,400,000          25.00          60             60
                                                                                ------         ------

                 PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- Continued


                                           Outstanding      Current
                                              Shares       Redemption
                                         At December 31,     Price     December 31,   December 31,
                                               2001        Per Share       2001           2000
                                        ----------------- ----------- -------------- -------------
                                                                         (Millions of Dollars)
   Total Monthly Guaranteed Preferred
     Beneficial Interest in PSE&G's
     Subordinated Debentures ..........                                     $60           $210
                                                                            ===           ====
  PSE&G Quarterly Guaranteed Preferred
   Beneficial Interest in PSE&G's
   Subordinated Debentures (D) (E) (F)
   8.625% .............................            --     --                $--           $208
   8.125% .............................     3,800,000     --                 95             95
                                                                            ---           ----
   Total Quarterly Guaranteed Preferred
     Beneficial Interest in PSE&G's
     Subordinated Debentures ..........                                     $95           $303
                                                                            ===           ====

(A) Our Board of Directors authorized the repurchase of up to 30 million shares of its common stock in the open market. At December 31, 2001, we had repurchased approximately 26.5 million shares of common stock at a cost of approximately $997 million. The repurchased shares have been held as treasury stock or used for other corporate purposes. Total authorized and unissued shares include 7,302,488 shares of common stock available for issuance through our Dividend Reinvestment and Stock Purchase Plan and various employee benefit plans. In 2001 and 2000, no shares of common stock were issued or sold through these plans.

(B) We have authorized a class of 50,000,000 shares of Preferred Stock without par value, none of which is outstanding.

(C) At December 31, 2001, there were an aggregate of 6,704,766 shares of $100 par value and 10,000,000 shares of $25 par value Cumulative Preferred Stock which were authorized and unissued and which, upon issuance, may or may not provide for mandatory sinking fund redemption. If dividends upon any shares of Preferred Stock are in arrears in an amount equal to the annual dividend thereon, voting rights for the election of a majority of PSE&G's Board of Directors become operative and continue until all accumulated and unpaid dividends thereon have been paid, whereupon all such voting rights cease, subject to being revived from time to time.

(D) At December 31, 2001 and 2000, the annual dividend requirement of our Trust Preferred Securities (Guaranteed Preferred Beneficial Interest in our Subordinated Debentures) and their embedded costs were $38,433,000 and 4.91%, respectively.

     At December 31, 2001 and 2000, the annual dividend requirement and embedded dividend rate for PSE&G's Preferred Stock without mandatory redemption was $10,127,383 and 5.03%, $10,886,758 and 5.18%, respectively, and for our Preferred Stock with mandatory redemption was $1,119,375 and 6.02%, $4,477,500 and 6.02%, respectively.

     At December 31, 2001 and 2000, the annual dividend requirement and embedded cost of the Monthly Income Preferred Securities (Guaranteed Preferred Beneficial Interest in PSE&G's Subordinated Debentures) was $7,768,750 and 4.90%, $18,862,500 and 5.50%, respectively.

                 PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- Continued

           At December 31, 2001 and 2000, the annual dividend requirement of the Quarterly Income Preferred Securities (Guaranteed Preferred Beneficial Interest in PSE&G's Subordinated Debentures) and their embedded costs were $16,439,584 and 4.97%, $25,658,750 and 5.18%, respectively.

(E)        For information concerning fair value of financial instruments, see
           Note 8. Financial Instruments, Energy Trading and Risk Management.

(F) PSE&G Capital L.P., PSE&G Capital Trust I and PSE&G Capital Trust II were formed and are controlled by PSE&G for the purpose of issuing Monthly and Quarterly Income Preferred Securities (Monthly and Quarterly Guaranteed Preferred Beneficial Interest in PSE&G's Subordinated Debentures). The proceeds were loaned to PSE&G and are evidenced by PSE&G's Deferrable Interest Subordinated Debentures. If and for as long as payments on PSE&G's Deferrable Interest Subordinated Debentures have been deferred, or PSE&G has defaulted on the indentures related thereto or its guarantees thereof, PSE&G may not pay any dividends on its common and preferred stock. The Subordinated Debentures and the indentures constitute a full and unconditional guarantee by PSE&G of the Preferred Securities issued by the partnership and the trusts.

(G) Enterprise Capital Trust I, Enterprise Capital Trust II, Enterprise Capital Trust III and Enterprise Capital Trust IV were formed and are controlled by us for the purpose of issuing Quarterly Trust Preferred Securities (Quarterly Guaranteed Preferred Beneficial Interest in PSEG's Subordinated Debentures). The proceeds were loaned to us and are evidenced by our Deferrable Interest Subordinated Debentures. If and for as long as payments on our Deferrable Interest Subordinated Debentures have been deferred, or we have defaulted on the indentures related thereto or its guarantees thereof, PSEG may not pay any dividends on its common and preferred stock. The Subordinated Debentures constitute our full and unconditional guarantee of the Preferred Securities issued by the trusts.


Note 7. Schedule of Consolidated Debt

LONG-TERM
Interest Rates                                     Maturity            2001        2000
------------------------------------------   --------------------   ---------   ---------
                                                                    (Millions of Dollars)
PSEG
Extendible Notes LIBOR plus 0.40%            2001 ...............    $   --      $  300
Floating Rate Notes-LIBOR plus 0.875% (A)    2002 ...............       275         275
                                                                     ------      ------
Principal Amount Outstanding (C) ..............................         275         575
Amounts Due Within One Year (D) ...............................        (275)       (300)
                                                                     ------      ------
  Total Long-Term Debt of PSEG ................................      $   --      $  275
                                                                     ======      ======
PSE&G
First and Refunding Mortgage Bonds (B):
  7.875%                                     2001 ...............    $   --      $  100
  6.125%                                     2002 ...............       258         258
  6.875%-8.875%                              2003 ...............       300         300
  6.50%                                      2004 ...............       286         286
  9.125%                                     2005 ...............       125         125
  6.75%                                      2006 ...............       147         147
  6.25%                                      2007 ...............       113         113
  Variable                                   2008-2012 ..........        --          66

                 PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- Continued


LONG-TERM
Interest Rates                           Maturity            2001         2000
--------------------------------   --------------------   ----------   ----------
                                                           (Millions of Dollars)
  6.75%--7.375%                    2013-2017 ..........        330          330
  6.45%--9.25%                     2018-2022 ..........        139          139
  Variable                         2018-2022 ..........         --           14
  5.20%--7.50%                     2023-2027 ..........        434          434
  5.45%--6.55%                     2028-2032 ..........        499          499
  Variable                         2028-2032 ..........         --           25
  5.00%--8.00%                     2033-2037 ..........        160          160
Medium-Term Notes:
  7.19%                            2002 ...............        290          290
  8.10%--8.16%                     2008-2012 ..........         60           60
  7.04%                            2018-2022 ..........          9            9
  7.15%--7.18%                     2023-2027 ..........         39           39
                                                               ---          ---
  Total First and Refunding Mortgage Bonds ............      3,189        3,394
                                                             -----        -----
Unsecured Bonds-7.43% (L)          2002 ...............         --          300
Unsecured Bonds-Variable           2027 ...............         --           19
                                                             -----        -----
  Total Unsecured Bonds ...............................         --          319
                                                             -----        -----
Principal Amount Outstanding (C) ......................      3,189        3,713
Amounts Due Within One Year (D) .......................       (547)        (100)
Net Unamortized Discount ..............................        (16)         (23)
                                                             -----        -----
  Total Long-Term Debt of PSE&G (E) ...................     $2,626       $3,590
                                                            ======       ======
Transition Funding
Securitization Bonds (I):
5.46% ..........................   2004 ...............     $   52           --
5.74% ..........................   2007 ...............        369           --
5.98% ..........................   2008 ...............        183           --
LIBOR plus 0.30% ...............   2011 ...............        496           --
6.45% ..........................   2013 ...............        328           --
6.61% ..........................   2015 ...............        454           --
6.75% ..........................   2016 ...............        220           --
6.89% ..........................   2017 ...............        370           --
                                                            ------       ------
Principal Amount Outstanding (C) ......................      2,472           --
Amounts Due Within One Year (I) .......................       (121)          --
                                                            ------       ------
  Total Long-Term Debt of Transition Funding ..........     $2,351           --
                                                            ======       ======
Power
Senior Notes:
  6.88% ........................   2006 ...............     $  500           --
  7.75% ........................   2011 ...............        800           --
  8.63% ........................   2031 ...............        500           --
Pollution Control Bonds (J)
  5.00% ........................   2012 ...............         66           --
  5.50% ........................   2020 ...............         14           --
  5.85% ........................   2027 ...............         19           --
  5.75% ........................   2031 ...............         25           --

                 PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- Continued


LONG-TERM
Interest Rates                                         Maturity              2001           2000
----------------------------------------------   --------------------   -------------   -----------
                                                                           (Millions of Dollars)
Non-recourse debt (K):
  Variable ...................................   2005 ...............           770            --
                                                                            -------        ------
Principal Amount Outstanding (C) ....................................         2,694            --
Amounts Due Within One Year (D) .....................................            --            --
Net Unamortized Discount ............................................            (9)           --
                                                                            -------        ------
  Total Long-Term Debt of Power .....................................        $2,685            --
                                                                            =======        ======
Energy Holdings
Senior Notes:
     9.125%                                      2004 ...............        $  300         $ 300
     8.625%                                      2008 ...............           400            --
     10.00%                                      2009 ...............           400           400
     8.50%                                       2011 ...............           550            --
                                                                            -------        ------
Principal Amount Outstanding (C) ....................................         1,650           700
Net Unamortized Discount ............................................            (6)           (5)
                                                                            -------        ------
  Total Long-Term Debt of Energy Holdings ...........................        $1,644         $ 695
                                                                            -------        ------
PSEG Capital
Medium-Term Notes (F):
  6.73% -- 6.74%                                 2001 ...............            --           170
  3.12% -- 7.72%                                 2002 ...............           228           228
  6.25%                                          2003 ...............           252           252
                                                                            -------        ------
Principal Amount Outstanding (C) ....................................           480           650
                                                                            -------        ------
Amounts Due Within One Year (D) .....................................          (228)         (170)
Net Unamortized Discount ............................................            --            (1)
                                                                            -------        ------
  Total Long-Term Debt of PSEG Capital ..............................           252           479
                                                                            -------        ------
Global
Non-recourse Debt (G):
  10.01% --10.385% -- Bank Loan                  2001 ...............            --            96
  5.47% -- 10.385% -- Bank Loan                  2002 ...............            41            64
  6.64% -- 9.46% -- Bank Loan                    2003-2019 ..........           711           160
  14.00% -- Minority Shareholder Loan            2027 ...............            10            10
                                                                            -------        ------
Principal Amount Outstanding (C) ....................................           762           330
Amounts Due Within One Year (D) .....................................           (41)          (96)
                                                                            -------        ------
  Total Long-Term Debt of Global ....................................           721           234
                                                                            -------        ------
Resources
  8.60% -- Bank Loan                             2001-2020 ..........            22            24
                                                                            -------        ------
Principal Amount Outstanding (C) ....................................            22            24
Amounts Due Within One Year (D) .....................................            (1)           (1)
                                                                            -------        ------
  Total Long-Term Debt of Resources .................................            21            23
                                                                            -------        ------
Energy Technologies
  2.90% -- 11.65% Various Loans                  2002-2005 ..........             1             1
                                                                            -------        ------
  Total Long-Term Debt of Energy Technologies .......................             1             1
                                                                            -------        ------
  Total Long-Term Debt of Energy Holdings ...........................         2,639         1,432
                                                                            =======        ======
Consolidated Long-Term Debt (H) .....................................       $10,301        $5,297
                                                                            =======        ======

                 PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- Continued

(A) In June 1999, we issued $300 million of Extendible Notes, Series C, due June 15, 2001. At December 31, 2000, the interest rate on Series C was 6.955%. These Extendible Notes were repurchased in 2001 and are no longer outstanding. In November 2000, we issued $275 million of Floating Rate Notes due May 21, 2002 with an interest rate is at three-month LIBOR, plus 0.875%.

(B) PSE&G's First and Refunding Mortgage (Mortgage), securing the Bonds, constitutes a direct first mortgage lien on substantially all of PSE&G's property and franchises.

(C)        For information concerning fair value of financial instruments, see
           Note 8. Financial Instruments, Energy Trading and Risk Management.

(D) The aggregate principal amounts of mandatory requirements for sinking funds and maturities for each of the five years following December 31, 2001 are as follows:


                             Transition      PSEG      Energy        PSEG
 Year     PSEG     PSE&G       Funding      Power     Holdings     Capital     Global     Resources      Total
------   ------   -------   ------------   -------   ----------   ---------   --------   -----------   --------
2002      275        548          --           --         --         228          41           1          1,093
2003       --        300          --           --         --         252          56           1            609
2004       --        286          52           --        300          --         116           1            755
2005       --        125          --          770         --          --          39           1            935
2006                 147          --          500         --          --          39           1            687
                     ---          --          ---        ---         ---         ---           -          -----
          275      1,406          52        1,270        300         480         291           5          4,079
          ===      =====          ==        =====        ===         ===         ===           =          =====

(E) On December 31, 2001 and 2000, PSE&G's annual interest requirement on long-term debt of PSE&G was $220 million and $256 million, of which $220 million and $233 million, respectively, was the requirement for Mortgage Bonds. The embedded interest cost on long-term debt on such dates was 7.46% and 7.30%, respectively. The embedded interest cost on long-term debt due within one year at December 31, 2001 was 6.76%.

(F) PSEG Capital has provided up to $750 million debt financing for Energy Holdings' businesses, except Energy Technologies, on the basis of a net worth maintenance agreement with PSEG. Since 1995, PSEG Capital has limited its borrowings to no more than $650 million. PSEG expects to eliminate this debt in 2003.

(G) Global's projects are generally financed with non-recourse debt at the project level, with the balance in the form of equity investments by the sponsors in the project. The non-recourse debt shown in the above table is that of consolidated subsidiaries which have equity investments in distribution facilities in Argentina, Chile and Peru and generation facilities in India, Oman, Poland and Tunisia. Global's investment exposure on the projects is limited to its invested equity, plus equity commitment guarantees.

(H) At December 31, 2001 and 2000, our annual interest requirement on long-term debt was $645 million and $440 million. The embedded interest cost on long-term debt on such dates was 7.83% and 7.66%, respectively.

(I) At January 31, 2001, Transition Funding issued $2.525 billion of Bonds in eight classes with estimated final payment dates from one year to fifteen years. The net proceeds were remitted to PSE&G as consideration for the property right in the TBC. At December 31, 2001, Transition Funding annual interest requirement on securitization bonds was $148 million. The

                 PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- Continued

           current portion of Transition Funding's debt is based on estimated payment dates, with final estimated payment dates at two years earlier than the final maturity dates for each respective class of Bonds.

(J) On November 20, 2001 and December 5, 2001, Power issued $124 million of Pollution Control Notes in four series with maturities ranging from 11 years to 30 years.

(K) In August 2001, subsidiaries of Power closed with a group of banks on $800 million of non-recourse project financing for projects in Waterford, Ohio and Lawrenceburg, Indiana. The total combined project cost for Waterford and Lawrenceburg is estimated at $1.2 billion. Power's required estimated equity investment in these projects is approximately $400 million. In connection with these projects, ER&T has entered into a five-year tolling agreement pursuant to which it is obligated to purchase the output of these facilities at stated prices. As a result, ER&T will bear the price risk related to the output of these generation facilities upon completion.

(L) On December 7, 2000, PSE&G issued $300 million of Floating Rate Notes at 7.4275%, due December 7, 2002. The proceeds were used for general corporate purposes including the repayment of short-term debt. These notes were repurchased during 2001.


SHORT-TERM DEBT

     At December 31, 2001, we and Energy Holdings had a $753 million and $585 million of short-term debt as detailed below. As of December 31, 2001 the weighted-average short-term debt rates for us and Energy Holdings were 2.8% and 3.3%, respectively.

                                                                                                 Commercial
                                     Maturity         Total         Primary         Amount       Paper (CP)
Company                                Date          Facility       Purpose      Outstanding     Outstanding
------------------------------   ---------------   -----------   ------------   -------------   ------------
  PSEG:
  364-day Credit Facility          March 2002          $570      CP Support          $ --           $475
  5-year Credit Facility           March 2002           280      CP Support            --
  5-year Credit Facility         December 2002          150         Funding           125            N/A
  Bilateral Credit Agreement          N/A          No Limit         Funding           153            N/A

  PSE&G:
  364-day Credit Facility          June 2002            390      CP Support            --             --
  5-year Credit Facility           June 2002            450      CP Support            --             --
  Bilateral Credit Agreement       June 2002             60      CP Support            --             --
  Bilateral Credit Agreement          N/A          No Limit         Funding            --            N/A

  Energy Holdings (A):
  364-day Credit Facility           May 2002            200         Funding            --            N/A
  5-year Credit Facility            May 2004            495         Funding           250            N/A
  Bilateral Credit Agreement          N/A               100         Funding            50            N/A
                                                                                     ----           ----
   Total                                                                             $578           $475
                                                                                     ====           ====

     Energy Holdings' five-year facility also permits up to $250 million of letters of credit to be issued of which $57 million are outstanding as of December 31, 2001. In addition, Global had $285 million of non-recourse short-term debt outstanding as of December 31, 2001.

                 PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- Continued

     As of December 31, 2001, Power had issued letters of credit in the amount of approximately $100 million.


Note 8. Financial Instruments, Energy Trading and Risk Management

     Our operations are exposed to market risks from changes in commodity prices, foreign currency exchange rates, interest rates and equity prices that could affect our results of operations and financial conditions. We manage our exposure to these market risks through our regular operating and financing activities and, when deemed appropriate, hedge these risks through the use of derivative financial instruments. We use the term hedge to mean a strategy designed to manage risks of volatility in prices or rate movements on certain assets, liabilities or anticipated transactions and by creating a relationship in which gains or losses on derivative instruments are expected to counterbalance the losses or gains on the assets, liabilities or anticipated transactions exposed to such market risks. We use derivative instruments as risk management tools consistent with our business plans and prudent business practices and for energy trading purposes.


Fair Value of Financial Instruments

     The estimated fair values were determined using the market quotations or values of instruments with similar terms, credit ratings, remaining maturities and redemptions at December 31, 2001 and December 31, 2000, respectively.

                                                      December 31, 2001       December 31, 2000
                                                    ---------------------   ---------------------
                                                     Carrying      Fair      Carrying      Fair
                                                      Amount       Value      Amount       Value
                                                    ----------   --------   ----------   --------
                                                                (Millions of Dollars)
Long-Term Debt (A):
  PSEG ..........................................     $  275      $  275      $  575      $  575
  Energy Holdings ...............................      2,909       2,971       1,699       1,725
  PSE&G .........................................      3,173       3,290       3,690       3,453
  Transition Funding ............................      2,472       2,575          --          --
  Power .........................................      2,685       2,835          --          --
Preferred Securities Subject to Mandatory
  Redemption:
  PSE&G Cumulative Preferred Securities .........         --          --          75          60
  Monthly Guaranteed Preferred Beneficial
   Interest in PSE&G's Subordinated
   Debentures ...................................         60          60         210         212
  Quarterly Guaranteed Preferred Beneficial
   Interest in PSE&G's Subordinated
   Debentures ...................................         95          96         303         304
  Quarterly Guaranteed Preferred Beneficial
   Interest in PSEG's Subordinated
   Debentures ...................................        525         520         525         474

(A) Includes current maturities. At December 31, 2001 we, Energy Holdings, Power and Transition Funding had interest rate swap agreements outstanding with notional amounts up to $150 million, $599 million, $178 million and $497 million, respectively. For additional information concerning consolidated debt, see Note 7. Schedule of Consolidated Debt. For additional information concerning preferred securities, see Note 6. Schedule of Consolidated Capital Stock and Other Securities.

                 PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- Continued

     Global had $1.048 billion of project debt that is non-recourse to PSEG, Energy Holdings and Global associated with investments in Argentina, India, Chile, Peru, Oman, Poland and Tunisia.

Energy Trading

     Effective January 1, 1999, we adopted EITF 98-10, which requires that energy trading contracts be recognized on the balance sheet at fair value with resulting realized and unrealized gains and losses included in current earnings. In 2001 we recorded $147 million of gains from our Energy Trading segment, including realized gains of $169 million and unrealized losses of $22 million. In 2000 we recorded gains of $77 million, including $22 million of realized gains and $55 million of unrealized gains and in 1999 recorded gains of $42 million, including $37 million of realized gains and $5 million of unrealized gains. Net of broker fees and other trading related expenses, our energy trading business earned margins of $140 million, $72 million and $39 million for the years ended December 31, 2001, 2000 and 1999, respectively. As of December 31, 2001, we had a total of $9 million of unrealized gains on our balance sheet, over 90% of which related to contracts with terms of less than two years.

                                         (Millions of Dollars)
                                        ----------------------
Fair Value December 31, 2000 ..........         $   72
Realized Gains ........................           (169)
Unrealized Losses .....................            (22)
Fair Value of New Contracts ...........            128
                                                ------
Fair Value December 31, 2001 ..........         $    9
                                                ======

     We engage in physical and financial transactions in the electricity wholesale markets and execute an overall risk management strategy to mitigate the effects of adverse movements in the fuel and electricity markets. We actively trade energy, capacity, fixed transmission rights and emissions allowances in the spot, forward and futures markets primarily in PJM, but also throughout the Super Region. We are also involved in the financial transactions that include swaps, options and futures in the electricity markets.

     The fair values as of December 31, 2001 and December 31, 2000 and the average fair values for the periods then ended of our financial instruments related to the energy commodities in the energy trading segment are summarized in the following table:

                                      December 31, 2001                             December 31, 2000
                        --------------------------------------------- ----------------------------------------------
                         Notional   Notional     Fair       Average    Notional   Notional      Fair       Average
                           (mWh)     (MMBTU)     Value    Fair Value     (mWh)     (MMBTU)      Value     Fair Value
                        ---------- ---------- ---------- ------------ ---------- ---------- ------------ -----------
                                         (Millions)                                     (Millions)
Futures and Options
  NYMEX ...............      --         16.0   $  (1.2)    $  (2.0)       17.0       167.0    $    5.7     $  (1.4)
Physical forwards .....     41.0         9.0   $  (2.6)    $  12.1        50.0        10.0    $   13.5     $  13.6
Options -- OTC ........      8.0       803.0   $ (19.4)    $  18.5        12.0       437.0    $  184.2     $  68.0
Swaps .................      --      1,131.0   $  23.9     $   2.3         --        218.0    $ (137.8)    $ (42.5)
Emission Allowances ...      --          --    $   8.3     $  23.8         --          --     $    6.0     $   9.5

     We routinely enter into exchange traded futures and options transactions for electricity and natural gas as part of our energy trading operations. Generally, exchange-traded futures contracts require deposit of margin cash, the amount of which is subject to change based on market movement in exchange rules. The amount of the margin deposits as of December 31, 2001 and 2000 were approximately $2.7 million and $5.8 million, respectively.

                 PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- Continued


Derivative Instruments and Hedging Activities

Commodity Contracts

     The availability and price of energy commodities are subject to fluctuations from factors such as weather, environmental policies, changes in supply and demand, state and federal regulatory policies and other events. To reduce price risk caused by market fluctuations, we enter into derivative contracts, including forwards, futures, swaps and options with approved counterparties, to hedge our anticipated demand. These contracts, in conjunction with owned electric generation capacity, are designed to cover estimated electric customer commitments.

     During 2001, Power entered into electric physical forward contracts and gas futures and swaps with a maximum term of approximately one year, to hedge our forecasted BGS requirements and gas purchases requirements for generation. These transactions qualified for hedge accounting treatment under SFAS 133 and were settled prior to the end of 2001. The majority of the marked-to-market valuations were reclassified from OCI to earnings during the quarter ended September 30, 2001. As of December 31, 2001, we did not have any outstanding derivatives accounted for under this methodology. However, there was substantial activity during the year ended December 31, 2001. In 2001, the values of these forward contracts, gas futures and swaps as of June 30 and September 30 were $(34.2) million and $(0.4) million.

     Also as of December 31, 2001, PSE&G had entered into 330 MMBTU of gas futures, options and swaps to hedge forecasted requirements. As of December 31, 2001, the fair value of those instruments was $(137) million with a maximum term of approximately one year. PSE&G utilizes derivatives to hedge its gas purchasing activities which, when realized, are recoverable through the LGAC. Accordingly, these commodity contracts are recognized at fair value as derivative assets or liabilities on the balance sheet and the offset to the change in fair value of these derivatives is recorded as a regulatory asset or liability.

     We use a value-at-risk (VAR) model to assess the market risk of our commodity business. This model includes fixed price sales commitments, owned generation, native load requirements, physical contracts and financial derivative instruments. VAR represents the potential gains or losses for instruments or portfolios due to changes in market factors, for a specified time period and confidence level. PSEG estimates VAR across its commodity business using a model with historical volatilities and correlations.

     The Risk Management Committee (RMC) established a VAR threshold of $25 million. If this threshold was reached, the RMC would be notified and the portfolio would be closely monitored to reduce risk and potential adverse movements. In anticipation of the completion of the current BGS contract with PSE&G on July 31, 2002, the VAR threshold was increased to $75 million.

     The measured VAR using a variance/co-variance model with a 95% confidence level and assuming a one-week time horizon as of December 31, 2001 was approximately $18 million, compared to the December 31, 2000 level of $19 million. This estimate was driven by our assumption that Power would enter into contracts for approximately 50% of its generating capacity during the BGS auction. Since Power obtained contracts in excess of this amount, the VAR at December 31, 2001 would have been even lower. This estimate, however, is not necessarily indicative of actual results, which may differ due to the fact that actual market rate fluctuations may differ from forecasted fluctuations and due to the fact that the portfolio of hedging instruments may change over the holding period and due to certain assumptions embedded in the calculation.

                 PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- Continued

Interest Rates

     PSEG, PSE&G, Power and Energy Holdings are subject to the risk of fluctuating interest rates in the normal course of business. Our policy is to manage interest rate risk through the use of fixed rate debt, floating rate debt, interest rate swaps and interest rate lock agreements. As of December 31, 2001, a hypothetical 10% change in market interest rates would result in a $3 million, $4 million, and $2 million, change in annual interest costs related to short-term and floating rate debt at PSEG, PSE&G, and Energy Holdings, respectively.


Interest Rate Swaps

     The following table shows details of the interest rate swaps at PSEG, PSE&G, Power and Energy Holdings and their associated values that are still open at December 31, 2001:

                                                  Total                                  Fair         Other
                                     Project    Notional       Pay                      Market    Comprehensive
Underlying Securities                Percent     Amount        Rate     Receive Rate     Value       Income
----------------------------------- --------- ------------ ----------- -------------- ---------- --------------
PSEG:
  Enterprise Capital Trust II                                             3-month
   Securities .....................    100%    $   150.0      5.975%       LIBOR       $  (5.1)     $  (3.0)
PSE&G:
                                                                          3-month
  Transition Funding Bonds ........    100%    $   497.0      6.287%       LIBOR       $ (18.5)     $    --
Power:
  Construction Loan --                                                    3-month
   Waterford ......................    100%    $   177.5       4.23%       LIBOR       $   2.3      $   1.3
Energy Holdings:
  Construction Loan -- Tunisia                                            3-month
   (US$)...........................     60%    $    60.0        6.9%       LIBOR       $  (4.4)     $  (1.7)
  Construction Loan -- Tunisia                                            3-month
   (EURO) .........................     60%    $    67.2        5.2%      EURIBOR*     $  (1.5)     $  (0.6)
  Construction Loan -- Poland                                             3-month
   (US$)...........................     55%    $    85.0        8.4%       LIBOR       $ (30.1)     $  (8.5)
  Construction Loan -- Poland                                             3-month
   (PLN) ..........................     55%    $    37.6       13.2%      WIBOR**      $ (21.9)     $  (9.3)
                                                                          3-month
  Construction Loan -- Oman........     81%    $    18.2        6.3%       LIBOR       $  (3.3)     $  (1.7)
  Construction Loan --                                                    3-month
   Kalaeloa .......................     50%    $    57.3        6.6%       LIBOR       $  (1.8)     $  (1.2)
  Construction Loan --                                                    3-month
   Guadalupe ......................     50%    $   126.8       6.57%       LIBOR       $  (4.1)     $  (2.7)
                                                                          3-month
  Construction Loan -- Odessa......     50%    $   138.3       7.39%       LIBOR       $  (6.0)     $  (3.9)
                                               ---------     ------    --------------  -------      -------
Total Energy Holdings .............            $   590.4                               $ (73.1)     $ (29.6)
                                               ---------     ------    --------------  -------      -------
Total PSEG ........................            $ 1,414.9                               $ (94.4)     $ (31.3)
                                               =========     ======    ==============  =======      =======

*     EURIBOR -- EURO Area Inter-Bank Offered Rate

**    WIBOR -- Warsaw Inter-Bank Offered Rate

                 PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

     We expect to reclass approximately $14.0 million of open interest rate swaps from OCI to earnings during the next twelve months. As of December 31, 2001, there was $31.3 million balance remaining in the Accumulated Other Comprehensive Loss Account, as indicated in the table above.

     We have also entered into several interest rate swaps that were closed out during 2001 and are being amortized to earnings over the life of the underlying debt. These items, along with their current and anticipated effect on earnings are discussed below.

     In February 2001, we entered into various forward-interest rate swaps, with an aggregate notional amount of $400 million, to hedge the interest rate risk related to the anticipated issuance of debt. On April 11, 2001, Power issued $1.8 billion in fixed-rate Senior Notes and closed out the forward starting interest rate swaps. The aggregate loss, net of tax, of $3.2 million was classified as Accumulated Other Comprehensive Loss and is being amortized and charged to interest expense over the life of the debt. During the year ended December 31, 2001, approximately $0.6 million was reclassified from OCI to earnings. Management expects it will amortize approximately $0.8 million from OCI to earnings during the next twelve months.

     In March 2001, $160 million of non-recourse bank debt originally incurred to fund a portion of the purchase price of Global's interest in Chilquinta Energia, S.A. was refinanced. The private placement offering by Chilquinta Energia Finance Co. LLC, a Global affiliate, of senior notes was structured in two tranches: $60 million due 2008 at an interest rate of 6.47% and $100 million due 2011 at an interest rate of 6.62%. An extraordinary loss of $2 million (after-tax) was recorded in connection with the refinancing of the $160 million non-recourse bank debt.


Equity Securities

     Resources has investments in equity securities and limited partnerships. Resources carries its investments in equity securities at their approximate fair value as of the reporting date. Consequently, the carrying value of these investments is affected by changes in the fair value of the underlying securities. Fair value is determined by adjusting the market value of the securities for liquidity and market volatility factors, where appropriate. The aggregate fair values of such investments, which had quoted market prices at December 31, 2001 and December 31, 2000 were $34 million and $115 million, respectively. The potential change in fair value resulting from a hypothetical 10% change in quoted market prices of these investments amounted to $3 million and $9 million at December 31, 2001 and December 31, 2000, respectively.


Foreign Currencies

     The objective of our foreign currency risk management policy is to preserve the economic value of cash flows in non-functional currencies. Toward this end, Holdings' policy is to hedge all significant firmly committed cash flows identified as creating foreign currency exposure. In addition, we typically hedge a portion of exposure resulting from identified anticipated cash flows, providing the flexibility to deal with the variability of longer-term forecasts as well as changing market conditions, in which the cost of hedging may be excessive relative to the level of risk involved.

     As of December 31, 2001, Global and Resources had assets located or held in international locations of approximately $3.4 billion and $1.3 billion, respectively.

     Resources' international investments are primarily leveraged leases of assets located in Australia, Austria, Belgium, China, Germany, the Netherlands, the United Kingdom, and New Zealand with associated revenues denominated in United States Dollars ($US) and therefore, not subject to foreign currency risk.

                 PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

     Global's international investments are primarily in companies that generate or distribute electricity in Argentina, Brazil, Chile, China, India, Italy, Oman, Peru, Poland, Taiwan, Tunisia and Venezuela. Investing in foreign countries involves certain additional risks. Economic conditions that result in higher comparative rates of inflation in foreign countries are likely to result in declining values in such countries' currencies. As currencies fluctuate against the $US, there is a corresponding change in Global's investment value in terms of the $US. Such change is reflected as an increase or decrease in the investment value and Other Comprehensive Income (Loss), a separate component of Stockholder's Equity. As of December 31, 2001, net foreign currency devaluations have reduced the reported amount of Energy Holdings' total Stockholder's Equity by $258 million (after-tax), of which $79 million (after-tax) was caused by the devaluation of the Chilean Peso and $169 million (after-tax) was caused by the devaluation of the Brazilian Real.

     Global holds a 60% ownership interest in a Tunisian generation facility under construction. The Power Purchase Agreement, signed in 1999, contains an embedded derivative that indexes the fixed Tunisian dinar payments to United States Dollar exchange rates. The embedded derivative is being marked to market through the income statement. As of January 1, 2001, a $9 million gain was recorded in the cumulative effect of accounting change for SFAS 133. During 2001, an additional gain of $1.4 million was recorded to the income statement as a result of favorable movements in the United States Dollar to Tunisian dinar exchange rate.

     Global holds approximately a 32% ownership interest in RGE, a Brazilian distribution company whose debt is denominated in United States Dollars. In December 2001, the distribution company entered into a series of three forward exchange contracts to purchase United States Dollars for Brazilian Reals in order to hedge the risk of fluctuations in the exchange rate between the two currencies associated with the upcoming principal payments on the debt. These contracts expire in May, June and July 2002. As of December 31, 2001, Global's share of the fair value and aggregate notional value of the contracts was approximately $13 million. These contracts were established as hedges for accounting purposes resulting in an after tax charge to OCI of approximately $1.2 million. In addition, in order to hedge the foreign currency exposure associated with the outstanding portion of the debt, Global entered into a forward exchange contract in December 2001 to purchase dollars for Brazilian Reals in approximately their share of the total debt outstanding ($61 million). The contract expired prior to December 31, 2001 and was not designated as a hedge for accounting purposes. As a result of unfavorable movements in the United States Dollar to Brazilian Real exchange rates, a loss of $4 million, after-tax was recorded related to this derivative upon maturity of the contract. This amount was recorded in Other Income.

     Through its 50% joint venture, Meiya Power Company, Global holds a 17.5% ownership interest in a Taiwanese generation project under construction where the construction contractor's fees, payable in installments through July 2003, are payable in Euros. To manage the risk of foreign exchange rate fluctuations associated with these payments, the project entered into a series of forward exchange contracts to purchase Euros in exchange for Taiwanese dollars. As of December 31, 2001, Global's share of the fair value and aggregate notional value of these forward exchange contracts was approximately $1 million and $16 million, respectively. These forward exchange contracts were not designated as hedges for accounting purposes, resulting in an after-tax gain of approximately $0.5 million. In addition, after-tax gains of $1 million were recorded during 2001 on similar forward exchange contracts expiring during the year.

     During 2001, Global purchased approximately 100% of a Chilean distribution company. In order to hedge final Chilean peso denominated payments required to be made on the acquisition, Global entered into a forward exchange contract to purchase Chilean pesos for United States Dollars. This transaction did not qualify for hedge accounting, and, as such, upon settlement of the transaction,

                 PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

Global recognized an after-tax loss of $0.5 million. Furthermore, as a requirement to obtain certain debt financing necessary to fund the acquisition, and in order to hedge against fluctuations in the United States Dollar to Chilean Peso foreign exchange rates, Global entered into a forward contract with a notional value of $150 million to exchange Chilean Pesos for United States Dollars. This transaction expires in October 2002 and is considered a hedge for accounting purposes. As of December 31, 2001, the derivative asset value of $4 million has been recorded to OCI, net of taxes ($1.4 million). In addition, Global holds a 50% interest in another Chilean distribution company, which was anticipating paying its U.S. investors a return of capital. In order to hedge the risk of fluctuations in the Chilean peso to United States Dollar exchange rate, the distribution company entered into a forward exchange contract to purchase United States Dollars for Chilean Pesos. Global's after-tax share of the loss on settlement of this transaction (recorded by the distribution company) was $0.3 million.

     In January 2002, RGE entered into a series of nine cross currency interest rate swaps for the purpose of hedging its exposure to fluctuations in the Brazilian Real to United States Dollar exchange rates with respect to its United States Dollar denominated debt principal payments due in 2003 through 2006. The instruments convert the variable LIBOR based interest payments on the loan balance to variable CDI based interest payments. CDI is the Brazilian interbank interest rate. As a result, the distribution company has hedged its foreign currency exposure but is still at risk for variability in the Brazilian CDI interest rate during the terms of the instruments. Global's share of the notional value of the instruments is approximately $15 million for the instruments maturing in May, June and July of 2003 through 2005 and approximately $19 million for the instruments maturing in May, June and July 2006. Also in January 2002, the distribution company entered into two similar cross currency interest rate swaps to hedge the United States Dollar denominated interest payments due on the debt in February 2002 and May 2002. Global's share of the notional value of these two instruments is approximately $3 million each.


Credit Risk

     Credit risk relates to the risk of loss that we would incur as a result of non-performance by counterparties pursuant to the terms of their contractual obligations. We have established credit policies that we believe significantly minimize credit risk. These policies include an evaluation of potential counterparties' financial condition (including credit rating), collateral requirements under certain circumstances and the use of standardized agreements, which may allow for the netting of positive and negative exposures associated with a single counterparty.

     As a result of the BGS auction, Power has contracted to provide generating capacity to the direct suppliers of New Jersey electric utilities, including PSE&G, commencing August 1, 2002. These bilateral contracts are subject to credit risk. This credit risk relates to the ability of counterparties to meet their payment obligations for the power delivered under each BGS contract. This risk is substantially higher than the risk associated with potential nonpayment by PSE&G under the BGS contract expiring July 31, 2002. Any failure to collect these payments under the new BGS contracts could have a material impact on our results of operations, cash flows, and financial position.

     In December 2001, Enron Corp. (Enron) filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code. Power had entered into a variety of energy trading contracts with Enron and its affiliates in the Pennsylvania-New Jersey-Maryland Power Pool (PJM) area as part of its energy trading activities. We took proper steps to mitigate our exposures to both Enron and other counterparties who could have been affected by Enron. As of December 31, 2001, we owed Enron approximately $23 million, net, and Enron held a letter of credit from Power for approximately $40 million.

                 PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

     As a result of the California energy crisis, Pacific Gas & Electric Company (PG&E) filed for protection under Chapter 11 of the US Bankruptcy Code on April 6, 2001. GWF, Hanford and Tracy had combined pre-petition receivables due from PG&E, for all plants amounting to approximately $62 million. Of this amount, approximately $25 million had been reserved as an allowance for doubtful accounts resulting in a net receivable balance of approximately $37 million. Global's pro-rata share of this gross receivable and net receivable was approximately $30 million and $18 million, respectively.

     In December 2001, GWF, Hanford and Tracy reached an agreement with PG&E which stipulates that PG&E will make full payment of the $62 million in 12 equal installments, including interest by the end of 2002. On December 31, 2001, PG&E paid GWF $8 million, representing the initial installment payment and all accrued interest due, pursuant to the agreement.

     As of December 31, 2001, GWF, Hanford and Tracy still had combined pre-petition receivables due from PG&E for all plants amounting to approximately $57 million. Global's pro-rata share of this receivable was $27 million. As a result of this agreement, GWF, Hanford and Tracy reversed the reserve of $25 million which increased operating income by $25 million (of which Global's share was $11 million).


Note 9. Commitments and Contingent Liabilities

Nuclear Insurance Coverages and Assessments

     Our insurance coverages and maximum retrospective assessments for its nuclear operations are as follows:

                                                            Total Site        Power
Type and Source of Coverages                                 Coverage      Assessments
------------------------------------------------------   ---------------  ------------
(Millions of Dollars)
Public and Nuclear Worker Liability (Primary Layer):
  American Nuclear Insurers ........................      $  200.0(A)        $ 10.7
Nuclear Liability (Excess Layer):
  Price-Anderson Act ...............................       9,338.1(B)         277.3
                                                          --------           ------
   Nuclear Liability Total .........................      $9,538.1(C)        $288.0
                                                          ========           ======
Property Damage (Primary Layer):
  Nuclear Electric Insurance Limited (NEIL)
  Primary (Salem/Hope Creek/Peach Bottom) ..........      $  500.0           $ 19.3
Property Damage (Excess Layers):
  NEIL II (Salem/Hope Creek/Peach Bottom) ..........       1,250.0             13.2
  NEIL Blanket Excess
   (Salem/Hope Creek/Peach Bottom) .................       1,000.0(D)           2.1
                                                          --------           ------
  Property Damage Total (Per Site) .................      $2,750.0(E)        $ 34.6
                                                          ========           ======
Accidental Outage:
  NEIL I (Peach Bottom) ............................      $  245.0(F)        $  6.0
  NEIL I (Salem) ...................................         281.3              7.7
  NEIL I (Hope Creek) ..............................         490.0              4.9
                                                          --------           ------
   Replacement Power Total .........................      $1,016.3           $ 18.6
                                                          ========           ======

                 PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

(A) The primary limit for Public Liability is a per site aggregate limit with no potential for assessment. The Nuclear Worker Liability represents the potential liability from workers claiming exposure to the hazard of nuclear radiation. This coverage is subject to an industry aggregate limit, includes annual automatic reinstatement if the Industry Credit Rating Plan (ICRP) Reserve Fund exceeds $400 million, and has an assessment potential under former canceled policies.

(B) Retrospective premium program under the Price-Anderson liability provisions of the Atomic Energy Act of 1954, as amended. Nuclear is subject to retrospective assessment with respect to loss from an incident at any licensed nuclear reactor in the United States. This retrospective assessment can be adjusted for inflation every five years. The last adjustment was effective as of August 20, 1998. This retrospective program is in excess over the Public and Nuclear Worker Liability primary layers.

(C) Limit of liability under the Price-Anderson Act for each nuclear incident.

(D) For property limits in excess of $1.75 billion, we participate in a Blanket Limit policy where the $1 billion limit is shared by Amergen, Exelon, and us among the Clinton, Oyster Creek, TMI-1, Peach Bottom, Salem and Hope Creek sites. This limit is not subject to reinstatement in the event of a loss. Participation in this program significantly reduces our premium and the associated potential assessment.

(E) Effective January 1, 2002, NEIL II coverage was reduced to $600 million.

(F) Peach Bottom has an aggregate indemnity limit based on a weekly indemnity of $2.3 million for 52 weeks followed by 80% of the weekly indemnity for 68 weeks. Salem has an aggregate indemnity limit based on a weekly indemnity of 2.5 million for 52 weeks followed by 80% of the weekly indemnity for 75 weeks. Hope Creek has an aggregate indemnity limit based on a weekly indemnity of $3.5 million for 52 weeks followed by 80% of the weekly indemnity for 110 weeks.

     The Price-Anderson Act sets the "limit of liability" for claims that could arise from an incident involving any licensed nuclear facility in the nation. The "limit of liability" is based on the number of licensed nuclear reactors and is adjusted at least every five years based on the Consumer Price Index. The current "limit of liability" is $9.5 billion. All utilities owning a nuclear reactor, including us, have provided for this exposure through a combination of private insurance and mandatory participation in a financial protection pool as established by the Price-Anderson Act. Under the Price-Anderson Act, each party with an ownership interest in a nuclear reactor can be assessed its share of $88.1 million per reactor per incident, payable at $10 million per reactor per incident per year. If the damages exceed the "limit of liability," the President is to submit to Congress a plan for providing additional compensation to the injured parties. Congress could impose further revenue raising measures on the nuclear industry to pay claims. PSEG Nuclear's LLC maximum aggregate assessment per incident is $277.3 million (based on our ownership interests in Hope Creek, Peach Bottom and Salem) and its maximum aggregate annual assessment per incident is $31.5 million. This does not include the $10.7 million that could be assessed under the nuclear worker policies.

     Further, a decision by the U.S. Supreme Court, not involving us, has held that the Price-Anderson Act did not preclude awards based on state law claims for punitive damages.

     We are a member of an industry mutual insurance company, Nuclear Electric Insurance Limited (NEIL). NEIL provides the primary property and decontamination liability insurance at Salem/Hope Creek and Peach Bottom. NEIL also provides excess property insurance through its decontamination liability, decommissioning liability, and excess property policy and replacement power coverage through its accidental outage policy. NEIL policies may make retrospective premium assessments in

                 PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

case of adverse loss experience. Our maximum potential liabilities under these assessments are included in the table and notes above. Certain provisions in the NEIL policies provide that the insurer may suspend coverage with respect to all nuclear units on a site without notice if the NRC suspends or revokes the operating license for any unit on a site, issues a shutdown order with respect to such unit or issues a confirmatory order keeping such unit down.


Guaranteed Obligations

     Power has guaranteed certain energy trading contracts of ER&T. As of December 31, 2001 Power has issued or primarily executed $506 million of guarantees on behalf of ER&T, of which Power's exposure is $153 million.

     We, Energy Holdings or Global have guaranteed certain obligations of Global's affiliates, including the successful completion, performance or other obligations related to certain of the projects, in an aggregate amount of approximately $230 million as of December 31, 2001. A substantial portion of such guarantees is eliminated upon successful completion, performance and/or refinancing of construction debt with non-recourse project debt.


Hazardous Waste

     The New Jersey Department of Environmental Protection (NJDEP) regulations concerning site investigation and remediation require an ecological evaluation of potential injuries to natural resources in connection with a remedial investigation of contaminated sites. The NJDEP is presently working with industry to develop procedures for implementing these regulations. These regulations may substantially increase the costs of remedial investigations and remediations, where necessary, particularly at sites situated on surface water bodies. PSE&G and predecessor companies owned and/or operated certain facilities situated on surface water bodies, certain of which are currently the subject of remedial activities. The financial impact of these regulations on these projects is not currently estimable. We do not anticipate that the compliance with these regulations will have a material adverse effect on its financial position, results of operations or net cash flows.


PSE&G Manufactured Gas Plant Remediation Program

     PSE&G is currently working with NJDEP under a program (Remediation Program) to assess, investigate and, if necessary, remediate environmental conditions at PSE&G's former manufactured gas plant sites. To date, 38 sites have been identified. The Remediation Program is periodically reviewed and revised by PSE&G based on regulatory requirements, experience with the Remediation Program and available remediation technologies. The long-term costs of the Remediation Program cannot be reasonably estimated, but experience to date indicates that at least $20 million per year could be incurred over a period of about 30 years since inception of the program in 1988 and that the overall cost could be material. The costs for this remediation effort are recovered through the SBC.

     Net of insurance recoveries, costs incurred from January 1, 2001 through December 31, 2001 for the Remediation Program amounted to approximately $22.8 million. Net of insurance recoveries, costs incurred through December 31, 2001 for the Remediation Program amounted to $164.6 million. In addition, at December 31, 2001, PSE&G's estimated liability for remediation costs through 2004 aggregated $87 million. Expenditures beyond 2004 cannot be reasonably estimated.


Passaic River Site

     The EPA has determined that a six mile stretch of the Passaic River in Newark, New Jersey is a "facility" within the meaning of that term under the Federal Comprehensive Environmental

                 PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

Response, Compensation and Liability Act of 1980 (CERCLA) and that, to date, at least thirteen corporations, including PSE&G, may be potentially liable for performing required remedial actions to address potential environmental pollution at the Passaic River "facility." PSE&G and certain of its predecessors operated industrial facilities at properties within the Passaic River "facility," comprised of four former manufactured gas plants (MGP), one operating electric generating station and one former generating station. Costs to clean up former MGPs are recoverable from utility customers under the SBC. The operating station has been transferred to Power, which is responsible for its clean up. We cannot predict what action, if any, the EPA or any third party may take against PSE&G and Power with respect to these matters, or in such event, what costs PSE&G and Power may incur to address any such claims. However, such costs may be material.


Prevention of Significant Deterioration (PSD)/New Source Review

     The EPA and NJDEP issued a demand in March 2000 under section 114 of the Federal Clean Air Act (CAA) requiring information to assess whether projects completed since 1978 at the Hudson and Mercer coal burning units were implemented in accordance with applicable PSD/New Source Review regulations. We completed our response to the section 114 information request in November 2000. In January 2002, we reached an agreement with the state and federal governments to resolve allegations of noncompliance with federal and State of New Jersey New Source Review (NSR) regulations. Under that agreement, we will install advanced air pollution controls over 10 years that will dramatically reduce emissions of NOx, SO2, particulate matter, and mercury from the Hudson and Mercer coal units. The estimated cost of the program is $337 million. We also will pay a $1.4 million civil penalty and spend up to $6 million on supplemental environmental projects.

     The EPA had also asserted that PSD requirements are applicable to Bergen 2, such that we were required to have obtained a permit before beginning actual on-site construction. We disputed that PSD requirements were applicable to Bergen 2. The agreement resolving the NSR allegations concerning Hudson and Mercer also resolved the dispute over Bergen 2, and allowed construction of the unit to be completed and operation to commence.


New Generation and Development

     Power

     PSEG Power New York Inc., an indirect subsidiary of Power, is in the process developing the Bethlehem Energy Center, a 750 MW combined-cycle power plant that will replace the 400 MW Albany Steam Station, which was acquired from Niagara Mohawk Power Corporation (Niagara Mohawk) in May 2000. Pending a final project certification decision that is expected within 12 months, Power will be obligated to pay Niagara Mohawk up to $9 million if it redevelops the Albany Station. However, Power expects this payment will be reduced based on conditions related to the service date and regulatory requirements.

     Power is constructing a 546 MW natural gas-fired, combined cycle electric generation plant at Bergen Generation Station at a cost of approximately $290 million with completion expected in June 2002. Power is also constructing an 1,186 MW combined cycle generation plant at Linden for approximately $590 million expected to be completed in May 2003.

     In August 2001, subsidiaries of Power closed with a group of banks on non-recourse project financing for projects in Waterford, Ohio and Lawrenceburg, Indiana. The Waterford project will be completed in two phases and are expected to achieve commercial operation in June 2002 and May 2003, respectively. The Lawrenceburg project is expected to achieve commercial operation by May 2003. The total combined project cost for Waterford and Lawrenceburg is estimated at $1.2

                 PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

billion. Power's required estimated equity investments for these projects is approximately $400 million. In connection with these projects, ER&T has entered into a five-year tolling agreement pursuant to which it is obligated to purchase the output of these facilities at stated prices. As a result, ER&T will bear the price risk related to the output of these generation facilities which are scheduled to be completed in 2003.

     Power has filed an application with the New York State Public Service Commission for permission to construct and operate a direct generator lead (dedicated transmission line) that would deliver up to 1,200 MW of electricity to the West Side of Manhattan from the Bergen Generating Station. Applications for New Jersey and Federal approvals are expected to be filed in the near future. Estimated costs are not expected to exceed $100 million for one 500 MW line.

     In addition, Power has other commitments to purchase equipment and services to meet its current plans to develop additional generating capacity. The aggregate amount due under these commitments is approximately $ 500 million.


Energy Holdings

     In March 2001, Global, through Dhofar Power Company (DPCO), signed a 20-year concession with the government of Oman to privatize the electric system of Salalah. The project commenced construction in September 2001 and is expected to achieve commercial operation by March 2003. Total project cost is estimated at $277 million. Global's equity investment, including contingencies, is expected to be approximately $82 million.

     In May 2001, GWF Energy LLC (GWF Energy), a 50/50 joint venture between Global and Harbinger GWF LLC, entered into a 10-year power purchase agreement with the California Department of Water Resources to provide 340 MW of electric capacity to California from three new natural gas-fired peaker plants that GWF Energy expects to build and operate in California. Total project cost is estimated at $325 million. The first plant, a 90 MW facility, was completed and began operation in August 2001. Global's permanent equity investment in these plants, including contingencies, is not expected to exceed $100 million after completion of project financing, expected to occur in 2002.

     On February 25, 2002 the Public Utilities Commission of the State of California (CPUC) filed a complaint with the Federal Energy Regulatory Commission (FERC) under Section 206 of the Federal Power Act against sellers who, pursuant to long-term, FERC authorized contracts, provide power to the California Division of Water Resources (DWR).

     GWF Energy LLC, an affiliate of PSEG Global, has a long-term contract to sell wholesale power to the DWR and is a named respondent in this proceeding. The CPUC's complaint, which addresses 44 transactions embodied in 32 contracts with 22 sellers, alleges that collectively, the specified long term wholesale power contracts are priced at unjust and unreasonable levels and requests FERC to abrogate the contracts to enable the State to obtain replacement contracts as necessary or in the alternative, to reform the contracts to provide for just and reasonable pricing, reduce the length of the contracts, and strike from the contracts the specific non-price and conditions found to be unjust and unreasonable. In the event of an adverse ruling by the FERC, Energy Holdings and Global would reconsider any plans to invest in generation facilities in California.

     As of December 31, 2001, Global had $281 million invested in two 1000 MW gas-fired combined cycle electric generating facilities in Texas, including approximately $165 million of notes receivable earning an annual rate of 12%. Of the $165 million outstanding at December 31, 2001, $88 million was repaid in February 2002. Texas Independent Energy's (TIE) funding for these payments to Global

                 PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

were made from equity contributions of $44 million from Global and $44 million from Panda Energy, our partner for this project. Earnings and cash distributions from TIE during 2001 were $15 million and $25 million, respectively, below expectations due to lower energy prices resulting from the over-supply of energy in the Texas power market and mild summer temperatures suppressing demand in the region. Global expects this trend to continue until the 2004-2005 time frame when market prices are expected to increase, as older less efficient plants in the Texas power market are expected to be retired and the demand for electricity is expected to increase. However, no assurances can be given as to the accuracy of these estimates. Current projections of future cash flows for each plant, using independent market studies for estimating gas and electricity prices, market heat rates and capacity prices, do not indicate the investment to be impaired. We believe that those independent market studies are the best available for estimating future prices.


Potential Asset Impairments

     Global has total investment exposure in Argentina of approximately $632 million. The investments include the following minority interests, with investment exposure of approximately $420 million, jointly owned by Global and AES, which are the subject of the Stock Purchase Agreement: a 30% interest in three Argentine electric distribution companies, Empresa Distribuidora de Energia Norte S.A. (EDEN), Empresa Distribuidora de Energia Sur S.A. (EDES), and Empresa Distribuidora La Plata S.A. (EDELAP); a 19% share in the 650 MW Central Termica San Nicolas power plant (CTSN); and a 33% interest in the 850 MW Parana power plant (Parana) nearing completion of construction. In addition to these investments, Global owns a 90% interest in another Argentine company, Empresa Distribuidora de Electricidad de Entre Rios S.A. (EDEERSA), with about $212 million of investment exposure.

     Global's Argentine properties continue to operate, but are faced with considerable fiscal and cash flow uncertainties due to economic, political and social conditions in Argentina. Moreover, Parana, EDEN, EDES, and EDELAP have recently received notices of default from its international lenders related to their non recourse financings. Under a worst-case scenario, if Global were to cease all operations in Argentina, it would record a pre-tax write off of approximately $632 million. See Note 18. Subsequent Events -- for a discussion of the sale to AES.

     As of December 31, 2001, we had recorded unamortized goodwill in the amount of $649 million, of which $479 million was recorded in connection with Global's acquisitions of SAESA and Electroandes in Chile and Peru in August and December of 2001, respectively. The amortization expense related to goodwill was approximately $3 million for the year ended December 31, 2001.

     As of December 31, 2001, our pro-rata share of goodwill included in equity method investees totaled $375 million. Such goodwill is not consolidated on our balance sheet in accordance with generally accepted accounting principles. Global's share of the amortization expense related to such goodwill was approximately $8 million.

     We are currently evaluating the effect of adopting SFAS 142 on the recorded amount of goodwill. Some or all of the goodwill at: Rio Grande Energia
(RGE) totaling $142 million (PSEG share), EDEERSA totaling $63 million and Energy Technologies totaling $53 million could be impaired upon completion of our evaluation. The impact of adopting SFAS 142 is likely to be material to our financial position and statement of operations. As of December 31, 2001, our unamortized goodwill and pro-rata share of goodwill in equity method investees was as follows:

                 PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


                                                                 As of
                                                           December 31, 2001
                                                        ----------------------
                                                         (Millions of Dollars)
 EDEERSA ..............................................         $   63
 SAESA ................................................            315
 ElectroAndes .........................................            164
 Tanir Bavi ...........................................             27
 Chorzow ..............................................              6
   Total Global .......................................            575

 Energy Technologies ..................................             53
 Power ................................................             21
                                                                ------
   Total On Balance Sheet .............................         $  649
                                                                ------
 Global
 ------
 RGE ..................................................         $  142
 Chilquinta/Luz .......................................            174
 Luz Del Sur ..........................................             34
 Kalaeloa .............................................             25
                                                                ------
   Pro-Rata Share of Equity Investee Goodwill .........            375
                                                                ------
    Total Goodwill ....................................         $1,024
                                                                ======

Minimum Lease Payments

     We and our subsidiaries lease administrative office space under various operating leases. As of December 31, 2001 our rental expense under these leases was approximately $10 million dollars. Total future minimum lease payments as of December 31, 2001 are:

                                           (Millions of Dollars)
                                          ----------------------
 2002 ...................................           $14
 2003 ...................................            10
 2004 ...................................            10
 2005 ...................................             7
 2006 ...................................             4
 Thereafter .............................            19
                                                    ---
   Total minimum lease payments .........            64
                                                    ===

     PSE&G has entered into a capital lease for administrative office space. The total future minimum payments and present value of this capital lease as of December 31, 2001 are:

                                                         (Millions of Dollars)
                                                         ----------------------
 2002 ..................................................         $   8
 2003 ..................................................             8
 2004 ..................................................             8
 2005 ..................................................             8
 2006 ..................................................             8
 Thereafter ............................................            62
                                                                 -----
   Total minimum lease payments ........................           102
                                                                 =====
 Less: Imputed Interest ................................           (42)
                                                                 -----
   Present Value of net minimum lease payments .........         $  60
                                                                 =====

                 PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

Note 10. Nuclear Decommissioning Trust


     In accordance with Federal regulations, entities owning an interest in nuclear generating facilities are required to determine the costs and funding methods necessary to decommission such facilities upon termination of operation. As a general practice, each nuclear owner places funds in independent external trust accounts it maintains to provide for decommissioning. PSE&G currently recovers from its customers the amounts to be paid into the trust fund each year and remits these amounts to Power.

     Power maintains the external master nuclear decommissioning trust previously established by PSE&G. This trust contains two separate funds: a qualified fund and a non-qualified fund. Section 468A of the Internal Revenue Code limits the amount of money that can be contributed into a "qualified" fund. Contributions made into a qualified fund are tax deductible. In the most recent study the total cost of decommissioning its share of its five nuclear units was estimated at $986 million in year-end 1995 dollars, excluding contingencies.

     Pursuant to the Final Order, PSE&G will collect $29.6 million annually through the SBC and will remit to Power an equivalent amount solely to fund the trust. The fair market value of these funds as of December 31, 2001 and 2000 was $817 million and $716 million, respectively.

     Contributions made into the Nuclear Decommissioning Trust Funds are invested in debt and equity securities. These marketable debt and equity securities are recorded at amounts that approximate their fair market value. Those securities have exposure to market price risk. The potential change in fair value, resulting from a hypothetical 10% change in quoted market prices of these securities amounts to $82 million. The ownership of the Nuclear Decommissioning Trust Funds was transferred to Nuclear with the transfer of the generation-related assets from PSE&G to Power.

     With the purchase of Atlantic City Electric Company's (ACE) and Delmarva Power and Light Company (DP&L)'s interests in Salem, Peach Bottom and Hope Creek, we received a transfer of $86 million and $50 million representing those companies respective NDT's related to the stations in 2001 and 2000, respectively.

                 PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

Note 11. Income Taxes

     A reconciliation of reported income tax expense with the amount computed by multiplying pretax income by the statutory Federal income tax rate of 35% is as follows:

                                                                         2001          2000           1999
                                                                     -----------   ------------   -----------
                                                                              (Millions of Dollars)
Net Income (Loss) ................................................     $  770          $  764        $  (81)
  Extraordinary Item (Net of Tax -- 2001, $1; 1999, $345).........          2              --           804
  Cumulative Effect of a Change in Accounting Principle (Net
   of Tax) .......................................................         (9)             --            --
                                                                       ------          ------        ------
Net Income before Extraordinary Item .............................        763             764           723
Preferred securities (net) .......................................          5               9             9
                                                                       ------          ------        ------
  Subtotal .......................................................        768             773           732
                                                                       ------          ------        ------
Income taxes:
  Federal - Current ..............................................        249             150           398
            Deferred .............................................         57             228            63
            ITC ..................................................         (3)             (2)          (12)
                                                                       ------          ------        ------
            Total Federal ........................................        303             376           449
                                                                       ------          ------        ------
  State -   Current ..............................................         63             160           132
            Deferred .............................................         (1)            (50)          (13)
                                                                       ------          ------        ------
            Total State ..........................................         62             110           119
                                                                       ------          ------        ------
  Foreign - Current ..............................................          1              --            --
            Deferred .............................................          7               4            (5)
                                                                       ------          ------        ------
            Total Foreign ........................................          8               4            (5)
                                                                       ------          ------        ------
        Total ....................................................        373             490           563
                                                                       ------          ------        ------
Pretax income ....................................................     $1,141          $1,263        $1,295
                                                                       ======          ======        ======


     Reconciliation between total income tax provisions and tax computed at the statutory tax rate on pretax income:

                                                                        2001           2000           1999
                                                                    -----------     ----------     ----------
                                                                              (Millions of Dollars)
Tax computed at the statutory rate ............................       $ 399           $ 442          $ 453
Increase (decrease) attributable to flow through of certain tax adjustments:
   Plant Related Items ........................................         (41)            (15)            35
   Amortization of investment tax credits .....................          (3)             (2)           (12)
   Tax Effects Attributable to Foreign Operations .............         (20)            (14)            (7)
   New Jersey Corporate Business Tax ..........................          41              74             84
   Other ......................................................          (3)              5             10
                                                                      -----           -----          -----
      Subtotal ................................................         (26)             48            110
                                                                      -----           -----          -----
      Total income tax provisions .............................       $ 373           $ 490          $ 563
                                                                      =====           =====          =====
Effective income tax rate .....................................        32.8%           38.8%          43.5%

                 PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

     We provide deferred taxes at the enacted statutory tax rate for all temporary differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities irrespective of the treatment for rate-making purposes. Management believes that it is probable that the accumulated tax benefits that previously have been treated as a flow-through item to PSE&G customers will be recovered from utility customers in the future. Accordingly, an offsetting regulatory asset was established. As of December 31, 2001, PSE&G had a deferred tax liability and an offsetting regulatory asset of $302 million representing the tax costs expected to be recovered through rates based upon established regulatory practices which permit recovery of current taxes payable. This amount was determined using the enacted Federal income tax rate of 35% and State income tax rate of 9%.

     The following is an analysis of deferred income taxes:

                                                                December 31,
                                                             -------------------
                                                               2001      2000
                                                             -------- ----------
Deferred Income Taxes                                           (Millions of
---------------------                                             Dollars)
Assets:
  Current (net) ............................................  $   21    $   23
                                                              ------    ------
  Non-current:
   Unrecovered Investment Tax Credits ......................      19        20
   Nuclear Decommissioning .................................      25        26
   FASB 133 ................................................      16        --
   New Jersey Corporate Business Tax .......................     544       544
   OPEB ....................................................      83        64
   Cost of Removal .........................................      54        55
   Development Fees ........................................      21        17
   Foreign Currency Translation ............................      29        23
   Contractual Liabilities and Environmental Costs .........      35        35
   Market Transition Charge ................................      59        40
                                                              ------    ------
      Total Non-current ....................................     885       824
                                                              ------    ------
      Total Assets .........................................     906       847
                                                              ------    ------
Liabilities:
  Non-current:
   Plant Related Items .....................................     905       842
   Securitization-EMP ......................................   1,594     1,657
   Leasing Activities ......................................   1,146       987
   Partnership Activities ..................................      73       101
   Conservation Costs ......................................      24       124
   Pension Costs ...........................................      94        58
   Taxes Recoverable Through Future Rates (net) ............     130        90
   Income from Foreign Operation ...........................      41        14
   Other ...................................................      11       (16)
                                                              ------    ------
      Total Non-current ....................................   4,018     3,857
                                                              ------    ------
      Total Liabilities ....................................   4,018     3,857
                                                              ------
Summary - Accumulated Deferred Income Taxes
   Net Current Assets ......................................      21        23
   Net Non-current Liability ...............................   3,133     3,033
                                                              ------    ------
      Total ................................................  $3,112    $3,010
                                                              ======    ======

                 PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

Note 12. Pension, Other Postretirement Benefit (OPEB) and Savings Plans

Pension and Other Postretirement Benefit Plans

=============================================================================================================
                                                          Pension Benefits               Other Benefits
                                                    -----------------------------   -------------------------
(Millions of Dollars)                                    2001            2000           2001          2000
-------------------------------------------------   -------------   -------------   -----------   -----------
Change in Benefit Obligation
  Benefit Obligation at Beginning of Year            $  2,494.4      $  2,383.6      $  702.7      $  691.2
  Service Cost                                             62.8            60.5          16.3          12.0
  Interest Cost                                           181.6           172.6          46.6          53.9
  Actuarial (Gain)/Loss                                    90.0            (6.2)          8.2         (20.1)
  Benefits Paid                                          (153.3)         (145.3)        (40.4)        (36.6)
  Plan Amendments                                            --            22.2         (59.6)           --
  Business Combinations                                      --             7.0            --           2.3
                                                     ----------      ----------      --------      --------
  Benefit Obligation at End of Year                     2,675.5         2,494.4         673.8         702.7
                                                     ----------      ----------      --------      --------
Change in Plan Assets
  Fair Value of Assets at Beginning of Year             2,376.1         2,525.6          28.4          28.5
  Actual Return on Plan Assets                            (85.3)          (11.8)         (1.2)         (0.1)
  Employer Contributions                                   90.3             2.8          53.4          36.6
  Benefits Paid                                          (153.3)         (145.3)        (40.4)        (36.6)
  Business Combinations                                      --             4.8            --            --
                                                     ----------      ----------      --------      --------
  Fair Value of Assets at End of Year                   2,227.8         2,376.1          40.2          28.4
                                                     ----------      ----------      --------      --------
Reconciliation of Funded Status
  Funded Status                                          (447.7)         (118.3)       (633.6)       (674.3)
   Unrecognized Net
   Transition Obligation                                   12.7            20.8         275.8         337.9
   Prior Service Cost                                     113.6           129.4            --          25.1
   (Gain) Loss                                            455.6            70.3        (120.1)       (139.0)
                                                     ----------      ----------      --------      --------
  Net Amount Recognized                              $    134.2      $    102.2      $ (477.9)     $ (450.3)
                                                     ==========      ==========      ========      ========
Amounts Recognized In Statement
Of Financial Position
  Prepaid Benefit Cost                               $    160.5      $    125.4      $     --      $    0.0
  Accrued Cost                                            (53.3)          (49.5)       (477.9)       (450.3)
  Intangible Asset                                         19.8            22.6         N/A           N/A
  Accumulated Other Comprehensive Income                    7.2             3.7         N/A           N/A
                                                     ----------      ----------      --------      --------
  Net Amount Recognized                              $    134.2      $    102.2      $ (477.9)     $ (450.3)
                                                     ==========      ==========      ========      ========
Separate Disclosure for Pension Plans
With Accumulated Benefit Obligation
In Excess of Plan Assets:
  Projected Benefit Obligation at End of Year        $     76.3      $     66.7
  Accumulated Benefit Obligation at End of Year      $     61.3      $     52.7
  Fair Value of Assets at End of Year                $      8.4      $      4.5

                 PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


                                                      Pension Benefits                    Other Benefits
                                             ----------------------------------- --------------------------------
(Millions of Dollars)                            2001        2000        1999       2001       2000       1999
-------------------------------------------- ----------- ----------- ----------- ---------- ---------- ----------
Components of Net Periodic Benefit Cost
  Service Cost                                $   62.8    $   60.5    $   68.0    $  16.3    $  12.0    $  13.1
  Interest Cost                                  181.6       172.6       163.3       46.6       53.9       51.3
  Expected Return on Plan Assets                (211.1)     (221.0)     (197.3)      (3.1)      (2.6)      (1.7)
  Amortization of Net
   Transition Obligation                           8.1         8.1         8.1       27.3       30.4       30.4
   Prior Service Cost                             15.9        14.3        14.1        0.0        2.2        2.2
   (Gain)/Loss                                     0.4         0.5         0.8       (5.9)      (3.4)      (3.0)
                                              ---------   ---------   ---------   --------   --------   --------
  Net Periodic Benefit Cost                   $   57.7    $   35.0    $   57.0    $  81.2    $  92.5    $  92.3
                                              =========   =========   =========   ========   ========   ========

Components of Total Benefit Expense
  Net Periodic Benefit Cost                   $   57.7        35.0        57.0    $  81.2    $  92.5    $  92.3
  Effect of Regulatory Asset                        --          --          --       19.3       19.3       19.3
                                              ---------   ---------   ---------   --------   --------   --------
  Total Benefit Expense Including Effect of
   Regulatory Asset                           $   57.7    $   35.0    $   57.0    $ 100.5    $ 111.8    $ 111.6
                                              =========   =========   =========   ========   ========   ========

Components of Other Comprehensive Income
  Decrease in Intangible Asset                $    2.8    $    0.9    $    2.6
  Increase in Additional Minimum Liability         0.7        (1.8)       (3.4)
                                              ---------   ---------   ---------
  Other Comprehensive Income                  $    3.5    $    (0.9)  $    (0.8)    N/A        N/A        N/A
                                              =========   =========   =========   ========   ========   ========

Weighted-Average Assumptions as of
  December 31
  Discount Rate                                    7.25%       7.50%       7.50%      7.25%      7.50%      7.50%
  Expected Return on Plan Assets                   9.00%       9.00%       9.00%      9.00%      9.00%      9.00%
  Rate of Compensation Increase                    4.69%       4.69%       4.69%      4.69%      4.69%      4.69%
  Rate of Increase in Health Benefit Costs
   Administrative Expense                                                             5.00%      5.00%      5.00%
   Dental Costs                                                                       6.00%      6.00%      5.00%
   Pre-65 Medical Costs
     Immediate Rate                                                                   9.50%     10.00%     11.00%
     Ultimate Rate                                                                    6.00%      6.00%      5.00%
     Year Ultimate Rate Reached                                                       2008       2008       2011
   Post-65 Medical Costs
     Immediate Rate                                                                   7.50%      8.00%      7.00%
     Ultimate Rate                                                                    6.00%      6.00%      5.00%
     Year Ultimate Rate Reached                                                       2004       2004       2003

Effect of a Change in the Assumed Rate of
Increase in Health Benefit Costs
  Effect of a 1% Increase On
   Total of Service Cost and Interest Cost                                             4.6        4.5        4.5
   Postretirement Benefit Obligation                                                  45.4       48.5       45.7
  Effect of a 1% Decrease On
   Total of Service Cost and Interest Cost                                            (3.9)      (3.8)      (4.7)
   Postretirement Benefit Obligation                                                 (39.1)     (41.4)     (39.3)

                 PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

     In 1998, the BPU ordered PSE&G to fund in an external trust its annual OPEB obligation to the maximum extent allowable under section 401(h) of the Internal Revenue Code. In 1999, $12 million was funded, as allowed. In 2001, $13 million was funded, as allowed. Remaining OPEB costs will not be funded in an external trust, as mandated by the BPU.

     In October 1999, PSE&G recorded deferred assets and liabilities associated with the payment and collection of co-owner related OPEB costs. Such costs will be amortized over the remainder of the twenty-year period through 2013, in accordance with SFAS 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions". No assurances for recovery of such assets and liabilities can be given.

     We sponsor several qualified and nonqualified pension plans and other postretirement benefit plans covering our, as well as our participating affiliates, current and former employees who meet certain eligibility criteria. The following table provides a reconciliation of the changes in the benefit obligations and fair value of plan assets over each of the two years in the period ended December 31, 2001 and a reconciliation of the funded status for at the end of both years.

     The pension benefits table above provides information relating to the funded status of all qualified and nonqualified pension plans and other postretirement benefit plans on an aggregate basis.


401K Plans

     We sponsor two defined contribution plans. Represented employees of PSE&G, Power and Services are eligible for participation in the PSEG Employee Savings Plan (Savings Plan), while non-represented employees of PSE&G, Power, Energy Holdings and Services are eligible for participation in the PSEG Thrift and Tax-Deferred Savings Plan (Thrift Plan). These plans are 401(k) plans to which eligible employees may contribute up to 25% of their compensation. Employee contributions up to 7% for Savings Plan participants and up to 8% for Thrift Plan participants are matched with employer contributions of cash or PSEG common stock equal to 50% of such employee contributions. For periods prior to March 1, 2002, Employer contributions, related to participant contributions in excess of 5% and up to 7%, were made in shares of PSEG common stock for Savings Plan participants. For periods prior to March 1, 2002, Employer contributions, related to participant contributions in excess of 6% and up to 8%, were made in shares of PSEG common stock for Thrift Plan participants for 2001. The shares for these contributions were purchased in the open market. Beginning on March 1, 2002, and thereafter, all Employer contributions will be made in cash to the each plan. The amount expensed for Employer matching contributions to the plans was approximately $23 million, $22 million, and $21 million in 2001, 2000, and 1999, respectively.


Note 13. Stock Options, Stock Purchase Plan and Stock Repurchase Program

Stock Options

     We apply APB Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations in accounting for stock-based compensation plans, which are described below. Accordingly, compensation expense has been recognized for performance units and dividend equivalent rights issued in tandem with an equal number of options under its fixed stock option grants under the 1989 Long-Term Incentive Plan (1989 LTIP). Performance units and dividend equivalents provide cash payments, dependent upon our future financial performance in comparison to other companies and dividend payments made on our Common Stock, to assist recipients in exercising options granted. Prior to 1997, all options were granted in tandem with performance units and dividend equivalent rights. In 2001, 2000 and 1999, there were no options granted in tandem with performance units and dividend equivalent rights. No compensation cost has been recognized for

                 PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

fixed stock option grants since the exercise price of the stock options equaled the market price of the underlying stock on the date of grant. Had compensation costs for stock option grants been determined based on the fair value at the grant dates for awards under these plans in accordance with SFAS No. 123 "Accounting for Stock-Based Compensation," there would have been a charge to our net income of approximately $9.6 million, $3.6 million and $1.8 million in 2001, 2000 and 1999, respectively, with a $(0.05), $(0.02) and $(0.01) impact on earnings per share in 2001, 2000 and 1999, respectively.

     Under our 1989 LTIP and 2001 Long-Term Incentive Plan (2001 LTIP), non-qualified options to acquire shares of common stock may be granted to officers and other key employees selected by the Organization and Compensation Committee of our Board of Directors, the plan's administrative committee (Committee). Payment by option holders upon exercise of an option may be made in cash or, with the consent of the Committee, by delivering previously acquired shares of PSEG common stock. In instances where an optionee tenders shares acquired from a grant previously exercised that were held for a period of less than six months, an expense will be recorded for the difference between the fair market value at exercise date and the option price. Options are exercisable over a period of time designated by the Committee (but not prior to one year from the date of grant) and are subject to such other terms and conditions as the Committee determines. Vesting schedules may be accelerated upon the occurrence of certain events, such as a change in control. Options may not be transferred during the lifetime of a holder.

     The 1989 LTIP currently provides for the issuance of up to 15,000,000 options to purchase shares of common stock. At December 31, 2001, there were 10,759,350 options available for future grants under the 1989 LTIP.

     The 2001 LTIP currently provides for the issuance of up to 15,000,000 options to purchase shares of common stock. At December 31, 2001, there were 11,169,500 options available for future grants under the 2001 LTIP.

     Since the 1989 LTIP's inception, we have purchased shares on the open market to meet the exercise of stock options. The difference between the cost of the shares (generally purchased on the date of exercise) and the exercise price of the options has been reflected in Stockholders' Equity except where otherwise discussed.

     Changes in common shares under option for the three fiscal years in the period ended December 31, 2001 are summarized as follows:

                 PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

                                    2001                           2000                          1999
                       ------------------------------ ------------------------------ -----------------------------
                                         Weighted                       Weighted                       Weighted
                                          Average                        Average                       Average
                          Options     Exercise Price     Options     Exercise Price     Options     Exercise Price
                       ------------- ---------------- ------------- ---------------- ------------- ---------------
Beginning of year        5,186,099       $  40.38       2,561,883       $  34.60       1,243,800      $  36.01
Granted                  2,833,000          41.84       2,745,500          45.33       1,367,000         33.13
Exercised                 (303,135)         32.83        (110,684)         29.87         (44,167)        30.37
Canceled                   (63,501)         41.20         (10,600)         31.23          (4,750)        28.01
                         ---------       --------       ---------       --------       ---------      --------
End of year              7,652,463          41.24       5,186,099          40.38       2,561,883         34.60
                         ---------       --------       ---------       --------       ---------      --------
Exercisable at end
of year                  2,767,830       $  39.19       1,170,278       $  34.91         412,738      $  35.07
                         ---------       --------       ---------       --------       ---------      --------
Weighted average
fair value of options
granted during the
year                                     $   7.22                       $   8.73                      $   4.20
                                         ========                       ========                      ========

     For this purpose, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 2001, 2000, and 1999, respectively: expected volatility of 28.22%, 26.63%, and 21.45%, risk free interest rates of 4.40%, 6.06%, and 6.16%, expected lives of 4.2 years, 4.4 years, and 4 years, respectively. There was a dividend yield of 5.18% in 2001, 4.77% in 2000, and 6.52% in 1999 on the non-tandem grants.

     The following table provides information about options outstanding at December 31, 2001:

                        Options Outstanding                                   Options Exercisable
--------------------------------------------------------------------   ---------------------------------
                                             Weighted
                                             Average       Weighted                            Weighted
                                            Remaining       Average                            Average
Range of               Outstanding at      Contractual     Exercise       Exercisable at       Exercise
Exercise Prices      December 31, 2001         Life          Price      December 31, 2001       Price
-----------------   -------------------   -------------   ----------   -------------------   -----------
$25.03-$30.02              173,300         5.6 years      $  29.56            173,300         $  29.56
$30.03-$35.03            1,158,663         7.6 years         33.13            782,322            33.13
$35.04-$40.03              774,500         5.9 years         39.31            774,500            39.31
$40.04-$45.04            3,263,000         9.1 years         41.79            400,000            44.06
$45.05-$50.05            2,283,000         8.8 years         46.06            637,708            46.06
-------------            ---------        -------------   --------          ----------        --------
$25.03-$50.05            7,652,463         8.3 years      $  41.22          2,767,830         $  39.19
-------------            ---------        -------------   --------          ----------        --------

     In June 1998, the Committee granted 150,000 shares of restricted common stock to a key executive. An additional 60,000 shares of restricted stock was granted to this executive in November 2001. These shares are subject to restrictions on transfer and subject to risk of forfeiture until earned by continued employment. The shares vest on a staggered schedule beginning on March 31, 2002 and become fully vested on March 31, 2007. The unearned compensation related to this restricted stock grant as of December 31, 2001 is approximately $5 million and is included in retained earnings on the consolidated balance sheets.

                 PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

     In addition, in July 2001, the Committee granted 100,000 shares of restricted common stock to another key executive. These shares are subject to restrictions on transfer and subject to risk of forfeiture until earned by continued employment. The shares vest at one-third per year beginning on July 1, 2002 and become fully vested on July 1, 2004. The unearned compensation related to this restricted stock grant as of December 31, 2001 is approximately $4 million and is included in retained earnings on the consolidated balance sheets.

     Our Stock Plan for Outside Directors provides non-employee directors, as part of their annual retainer, 600 shares of common stock, increased from 300 shares per year beginning in 1999. With certain exceptions, the restrictions on the stock provide that the shares are subject to forfeiture if the individual ceases to be a director at any time prior to the Annual Meeting of Stockholders following his or her 70th birthday. The fair value of these shares is recorded as compensation expense in the consolidated statements of income.


Employee Stock Purchase Plan

     We maintain an employee stock purchase plan for all eligible employees. Under the plan, shares of the common stock may be purchased at 95% of the fair market value. Employees may purchase shares having a value not exceeding 10% of their base pay. During 2001, 2000 and 1999, employees purchased 85,552, 101,986, and 98,099 shares at an average price of $44.02, $37.06, and $38.21 per share, respectively. At December 31, 2001, 1,289,780 shares were available for future issuance under this plan.


Stock Repurchase Program

     In September 1998, our Board of Directors authorized the repurchase of 30 million shares of Common Stock. A total of 24.3 million shares were repurchased at a cost of approximately $905 million under this program as of December 31, 2000, when the authorization expired. In September 2001, the board re-authorized the purchase of the balance of 5.7 million shares. As of December 31, 2001, an additional 2.2 million shares were repurchased at a cost of approximately $92 million.


Note 14. Financial Information by Business Segments

Basis of Organization

     The reportable segments were determined by Management in accordance with SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information" (SFAS 131). These segments were determined based on how Management measures the performance based on segment net income, as illustrated in the following table, and how it allocates resources to our businesses. Our organizational structure supports these segments.


Generation

     The generation segment of our business earns revenues by selling energy on a wholesale basis under contract to power marketers and to load serving entities (LSEs) and by bidding the energy, capacity and ancillary services of Power into the market.

     Electrical energy is produced by generation plants and is ultimately delivered to customers for use in lighting, heating and air conditioning and operation of other electrical equipment. Energy is our principal product and is priced on a usage basis, typically in cents per thousand Watt-hours (kWh) or dollars per million Watt-hours (mWh). Capacity, as a product that is distinct from energy, is a

                 PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

commitment to the Independent System Operator (ISO) that a given unit will be available for dispatch if it is needed to meet system demand. Capacity is typically priced in dollars per MW for a given sale period (e.g., mW-day or mW-year). Capacity generally refers to the power output rating of a generation plant, measured on an instantaneous basis. Ancillary services constitutes another category of energy-related activities supplied by generation unit owners to the ISO.


Energy Trading

     The energy trading segment of our business earns revenues by trading energy, capacity, fixed transmission rights, fuel and emission allowances in the spot, forward and futures markets. Our energy trading segment also earns revenues through financial transactions, including swaps, options and futures in the electricity markets.

     We engage in physical and financial transactions in the electricity wholesale markets and execute an overall risk management strategy to mitigate the effects of adverse movements in the fuel and electricity markets. We actively trade energy, capacity, fixed transmission rights, fuel and emission allowances in the spot, forward and futures markets primarily within PJM, but also throughout the Super Region. We are also involved in financial transactions that include swaps, options and futures in the electricity markets. In addition to participating in each of the major electricity supply and capacity markets in the Super Region, we also market and trade a broad spectrum of other energy and energy-related products. These products include coal, oil, natural gas, sulfur dioxide and nitrous oxide emissions allowances and financial instruments including fixed transmission rights. Our marketing and energy trading activity for these products extends throughout the United States and involves physical and financially settled transactions, futures, options, swaps and basis contracts. None of our trading revenue with any individual counterparty exceeds 10%.

     We have developed a hedging and overall risk management strategy to limit our risk exposure and to track our positions in the wholesale markets. Hedging is used as the primary method for protecting against adverse price fluctuations and involves taking a position in a related financial instrument that is designed to offset the risk associated with the original position. We only use hedging instruments that correspond to the generation, purchase or sale of electricity and the purchase or sale of fuel.


PSE&G

     All operations of this segment are conducted by PSE&G. The PSE&G segment generates revenue from its tariffs under which it provides electric transmission and electric and gas distribution services to residential, commercial and industrial customers in New Jersey. The rates charged for electric transmission are regulated by FERC while the rates charged for electric and gas distribution are regulated by the BPU. Revenues are also earned from a variety of other activities such as sundry sales, the appliance service business, wholesale transmission services and other miscellaneous services.


Global

     Global earns revenues from its investment in and operation of projects in the generation and distribution of energy, both domestically (exclusive of the Super Region included in the Generation segment above) and internationally.


Resources

     Resources receives revenues from its passive investments in leveraged leases, limited partnerships, leveraged buyout funds and marketable securities. Resources operates both domestically and internationally.

                 PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


Energy Technologies

     Energy Technologies earns its revenues from constructing, operating and maintaining heating, ventilating and air conditioning (HVAC) systems and providing energy related services to industrial and commercial customers.


Other

     Our other activities include amounts applicable to PSEG (parent corporation), Energy Holdings (parent corporation), EGDC and intercompany eliminations, primarily relating to intercompany transactions between Power and PSE&G. The net losses primarily relate to financing and certain administrative and general costs at the parent corporations.

                 PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

     Information related to the segments of our business is detailed below:

                                                            Energy
                                           Generation(B)   Trading    PSE&G    Resources
                                          --------------- --------- --------- -----------
                                                       (Millions of Dollars)
For the Year Ended December 31, 2001:
-----------------------------------------
Electric Revenues .......................    $   2,311     $   --    $ 3,798     $   --
Gas Distribution Revenues ...............           --         --      2,293         --
Trading Revenues ........................           --      2,403         --         --
Other Revenues ..........................           --         --         --        215
Total Operating Revenues ................        2,311      2,403      6,091        215
Depreciation and Amortization ...........           95         --        384          4
Interest Income .........................            1         --         21          1
Net Interest Charges ....................          143         --        356        100
Operating Income Before Income
 Taxes ..................................          504        140        324        100
Income Taxes ............................          193         57         89         30
Equity in earnings of unconsolidated
 Subsidiaries ...........................           --         --         --         55
Segment Earnings (Loss) .................          311         83        230         64
Gross Additions to Long-Lived Assets.....        1,456          6        398          1

As of December 31, 2001:
------------------------------------------
Total Assets ............................    $   4,830     $  790    $12,936     $3,026
Investments in equity method
 subsidiaries ...........................           --         --         --        163

For the Year Ended December 31, 2000:
------------------------------------------
Electric Revenues .......................    $   2,203     $   --    $ 2,505     $   --
Gas Distribution Revenues ...............           --         --      2,140         --
Trading Revenues ........................           --      2,724         --         --
Other Revenues ..........................           --         --         --        206
Total Operating Revenues ................        2,203      2,724      4,645        206
Depreciation and Amortization ...........          136         --        213          5
Interest Income .........................            1         --         21          2
Net Interest Charges ....................          198         --        208         79
Operating Income Before Income
 Taxes ..................................          449         72        638        111
Income Taxes ............................          179         29        260         40
Equity in earnings of unconsolidated
 Subsidiaries ...........................           --         --         --         13
Segment Earnings (Loss) .................          270         43        369         65
Gross Additions to Long-Lived Assets.....          479         --        401         --

As of December 31, 2000:
------------------------------------------
Total Assets ............................    $   3,439     $1,091    $15,267     $2,565
Investments in equity method
 subsidiaries ...........................           --         --         --        239

For the Year Ended December 31, 1999:
------------------------------------------
Electric Revenues .......................    $   2,652     $   --    $ 1,429     $   --
Gas Distribution Revenues ...............           --         --      1,717         --
Trading Revenues ........................           --      1,842         --         --
Other Revenues ..........................           --         --         --        179
Total Operating Revenues ................        2,652      1,842      3,146        179
Depreciation and Amortization ...........          224         --        305          1
Interest Income .........................           --         --         12          1
Net Interest Charges ....................          112         --        275         46
Operating Income Before Income
 Taxes ..................................          768         39        356        123
Income Taxes ............................          275         16        219         50
Equity in earnings of unconsolidated
 Subsidiaries ...........................           --         --         --         78
Segment Income before Extraordinary
 Item ...................................          490         23        131         66
Extraordinary Item (A) ..................       (3,204)        --      2,400         --
Segment Earnings (Loss) .................       (2,714)        23      2,531         66
Gross Additions to Long-Lived Assets.....           92         --        387         --



                                                       Energy                     Consolidated
                                           Global   Technologies       Other         Total
                                          -------- -------------- -------------- -------------
                                                         (Millions of Dollars)
For the Year Ended December 31, 2001:
------------------------------------------
Electric Revenues .......................  $  172      $ --          $(2,125)       $ 4,156
Gas Distribution Revenues ...............      --        --               --          2,293
Trading Revenues ........................      --        --               --          2,403
Other Revenues ..........................     280       467                1            963
Total Operating Revenues ................     452       467           (2,124)         9,815
Depreciation and Amortization ...........      15         8               16            522
Interest Income .........................       1         4                5             33
Net Interest Charges ....................      84         5               17            705
Operating Income Before Income
 Taxes ..................................     169       (26)             (75)         1,136
Income Taxes ............................      40        (9)             (27)           373
Equity in earnings of unconsolidated
 Subsidiaries ...........................     143        --               --            198
Segment Earnings (Loss) .................     116       (18)             (16)           770
Gross Additions to Long-Lived Assets.....     167         1               24          2,053

As of December 31, 2001:
------------------------------------------
Total Assets ............................  $4,074      $290          $  (549)        25,397
Investments in equity method
 subsidiaries ...........................   1,541         3               19          1,726

For the Year Ended December 31, 2000:
------------------------------------------
Electric Revenues .......................  $   --      $ --          $  (871)       $ 3,837
Gas Distribution Revenues ...............      --        --               --          2,140
Trading Revenues ........................      --        --               --          2,724
Other Revenues ..........................     169       417                2            794
Total Operating Revenues ................     169       417             (869)       $ 9,495
Depreciation and Amortization ...........       1         7               --            362
Interest Income .........................       1         4                3             32
Net Interest Charges ....................      53         3               33            574
Operating Income Before Income
 Taxes ..................................      69       (14)             (71)         1,254
Income Taxes ............................      12        (4)             (26)           490
Equity in earnings of unconsolidated
 Subsidiaries ...........................     157         2               --            172
Segment Earnings (Loss) .................      40       (10)             (13)           764
Gross Additions to Long-Lived Assets.....      56         7               16            959

As of December 31, 2000:
------------------------------------------
Total Assets ............................  $2,271      $312          $(3,419)       $21,526
Investments in equity method
 subsidiaries ...........................   1,900        --               24          2,163

For the Year Ended December 31, 1999:
------------------------------------------
Electric Revenues .......................  $   --      $ --          $    --        $ 4,081
Gas Distribution Revenues ...............      --        --               --          1,717
Trading Revenues ........................      --        --               --          1,842
Other Revenues ..........................     211       297               --            687
Total Operating Revenues ................     211       297               --          8,327
Depreciation and Amortization ...........       1         5               --            536
Interest Income .........................      --         2               --             15
Net Interest Charges ....................      48        --                9            490
Operating Income Before Income
 Taxes ..................................      69        (9)             (60)         1,286
Income Taxes ............................      24        (2)             (19)           563
Equity in earnings of unconsolidated
 Subsidiaries ...........................     129        --               --            207
Segment Income before Extraordinary
 Item ...................................      28        (6)              (9)           723
Extraordinary Item (A) ..................      --        --               --           (804)
Segment Earnings (Loss) .................      28        (6)              (9)           (81)
Gross Additions to Long-Lived Assets.....       1         8               94            582

(A) See Note 3. Regulatory Issues and Accounting Impacts of Deregulation for discussion of the extraordinary charge recorded by the generation segment in 1999 and the related regulatory asset for securitization recorded by the T&D segment.

(B) Includes approximately $2.1 billion and $870 million charges in 2001 and 2000, respectively, to PSE&G related to the BGS Contract which commenced in August 2000, following the generation-related asset transfer to Power. Such amounts are eliminated in consolidation.

                 PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

     Geographic information for us is disclosed below. The foreign assets and operations noted below were made solely through Energy Holdings.

                                        Revenues (1)                    Assets (2)
                              ---------------------------------   -----------------------
                                        December 31,                   December 31,
                              ---------------------------------   -----------------------
                                 2001        2000        1999        2001         2000
                              ---------   ---------   ---------   ----------   ----------
                                    (Millions of Dollars)          (Millions of Dollars)
United States .............    $9,391      $9,307      $8,178      $20,633      $18,536
Foreign --
  Resources ...............       132         109          89        1,348        1,194
Foreign -- Global .........       292          79          60        3,416        1,796
                               ------      ------      ------      -------      -------
   Total ..................    $9,815      $9,495      $8,327      $25,397      $21,526
                               ======      ======      ======      =======      =======
Assets in foreign
  countries include:
   Argentina                                                       $   737      $   470
   Brazil                                                          $   282      $   295
   Chile                                                           $   880      $   270
   Peru                                                            $   520      $   250
   Netherlands                                                     $   911      $   815
   Other                                                           $ 1,434      $   890
----------------------------                                       -------      -------

(1) Revenues are attributed to countries based on the locations of the investments. Global's revenue includes its share of the net income from joint ventures recorded under the equity method of accounting.

(2) Total assets are net of foreign currency translation adjustment of $(283) million (pre-tax) as of December 31, 2001 and $(225) million (pre-tax) as of December 31, 2000.


     The table below reflects our investment exposure in Latin American countries:

                                                      Investment
                                                     Exposure (C)
                                                    --------------
                                                     December 31,
                                                    --------------
                                                     2001    2000
                                                    ------ -------
                                                     (Millions of
                                                       Dollars)
Argentina .........................................  $632   $622
Brazil ............................................   467    462
Chile .............................................   542    180
Peru ..............................................   387    224
Venezuela .........................................    53     51

(C) The investment exposure consists of invested equity plus equity commitment guarantees. The investments in these Latin American countries are Global's.

                 PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

Note 15. Property, Plant and Equipment and Jointly Owned Facilities

     Information related to Property, Plant and Equipment of PSEG and its subsidiaries is detailed below:

                                                         December 31,
                                                     ---------------------
                                                        2001        2000
                                                     ---------   ---------
                                                     (Millions of Dollars)
  Property, Plant and Equipment:
  Generation:
    Fossil Production (A) ........................    $ 2,233     $ 1,829
    Nuclear Production ...........................        154         130
    Nuclear Fuel in Service ......................        486         417
    Construction Work in Progress (A) ............      2,004         483
    Other ........................................          7           1
                                                      -------     -------
     Total Generation ............................      4,884       2,860
                                                      -------     -------
  Transmission and Distribution:
    Electric Transmission (A) ....................      1,685       1,183
    Electric Distribution ........................      4,254       4,056
    Gas Transmission .............................         74          69
    Gas Distribution .............................      3,121       2,978
    Construction Work in Progress (A) ............         54          43
    Plant Held for Future Use ....................         20          20
    Other ........................................        292         130
                                                      -------     -------
     Total Transmission and Distribution .........      9,500       8,479
                                                      -------     -------
    Other ........................................        502         608
                                                      -------     -------
     Total .......................................    $14,886     $11,947
                                                      =======     =======

(A) These items include the following amounts which relate to our Global segment:

                                                        December 31,
                                                     -------------------
                                                        2001       2000
                                                     ---------   -------
                                                        (Millions of
                                                           Dollars)
  Generation:
    Fossil Production ............................    $  335      $ 10
    Construction Work in Progress ................       317       172
                                                      ------      ----
     Total Generation ............................    $  652      $182
                                                      ------      ----
  Transmission and Distribution:
    Electric Transmission ........................       484        --
    Construction Work in Progress ................        28        --
                                                      ------      ----
     Total Transmission and Distribution .........       512        --
                                                      ------      ----
     Total .......................................    $1,164      $182
                                                      ======      ====

     PSE&G and Power have ownership interests in and are responsible for providing their share of the necessary financing for the following jointly owned facilities. All amounts reflect the share of

                 PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

PSE&G's and Power's jointly owned projects and the corresponding direct expenses are included in Consolidated Statements of Income as operating expenses.

                                                        Plant--December 31, 2001
                                          ----------------------------------------------------
                                           Ownership                           Accumulated
                                            Interest          Plant            Depreciation
                                          -----------   ----------------   -------------------
                                                         (Millions of Dollars)
Coal Generating
   Conemaugh ..........................   22.50%               199                      70
   Keystone ...........................   22.84%               128                      51
Nuclear Generating
   Peach Bottom .......................   50.00%               249                     156
   Salem ..............................   57.41%               671                     582
   Nuclear Support Facilities .........   Various                5                       1
Pumped Storage Facilities
   Yards Creek ........................   50.00%                28                      12
Transmission Facilities ...............   Various               80                      30
Merrill Creek Reservoir ...............   13.91%                 2                      --
Linden SNG Plant ......................   90.00%                 5                       4
                                                         Plant--December 31, 2000
                                          -------------------------------------------------------
                                          Ownership                           Accumulated
                                           Interest         Plant             Depreciation
                                            -----           ----              -----------
                                                           (Millions of Dollars)
Coal Generating
   Conemaugh ..........................   22.50%               198                      63
   Keystone ...........................   22.84%               122                      47
Nuclear Generating
   Peach Bottom .......................   50.00%                88                      10
   Hope Creek .........................   95.00%               606                     508
   Salem ..............................   50.00%               645                     544
   Nuclear Support Facilities .........   Various                5                       1
Pumped Storage Facilities
   Yards Creek ........................   50.00%                28                      11
Transmission Facilities ...............   Various               97                      33
Merrill Creek Reservoir ...............   13.91%                 2                      --
Linden SNG Plant ......................   90.00%                16                      15

                 PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

Note 16. Selected Quarterly Data (Unaudited)

     The information shown below, in our opinion, includes all adjustments, consisting only of normal recurring accruals, necessary to a fair presentation of such amounts. Due to the seasonal nature of the utility business, quarterly amounts vary significantly during the year.

                                                                   Calendar Quarter Ended
                              ------------------------------------------------------------------------------------------------
                                     March 31,                June 30,              September 30,           December 31,
                              ------------------------ ----------------------- ----------------------- -----------------------
                                  2001         2000        2001        2000        2001        2000        2001        2000
                              ------------ ----------- ----------- ----------- ----------- ----------- ----------- -----------
                                                                (Millions where Applicable)
Operating Revenues ..........    $2,814      $ 2,483     $ 2,171     $ 2,159     $ 2,401     $ 2,207     $ 2,429     $ 2,646
Operating Income ............      577           603         402         393         431         392         482         501
Income before
 Extraordinary Item .........      254           270         143         142         172         142         194         210
Extraordinary Item ..........       (2)           --          --          --          --          --          --          --
Cumulative Effective
 Adjustment .................        9            --          --          --          --          --          --          --
Net Income ..................      261           270         143         142         172         142         194         210
Earnings per Share (Basic
 and Diluted) ...............     1.25          1.25        0.68        0.66        0.82        0.66        0.95        0.98
Weighted Average
 Common Shares and
 Potential Dilutive Effect
 of Stock Options
 Outstanding ................      208           216         209         215         208         215         208         215

Note 17. Related Party Transactions

     We enter into a number of contracts with various suppliers, customers and other counterparties in the ordinary course of business. Certain contracts were entered into with subsidiaries of Foster Wheeler Ltd. E. James Ferland, our Chairman of the Board, President and Chief Executive Officer, serves on the Board of Directors of Foster Wheeler. Richard J. Swift, who serves on our Board of Directors, was the President and Chief Executive Officer of Foster Wheeler Ltd. at the time the contracts were entered into. The aggregate open commitment under the contracts is for approximately $200 million of engineering, procurement and construction services related to the development of certain generating facilities for Power and Global. We believe that the contracts were entered into on commercial terms no more favorable than those available in an arms-length transaction from other parties and the pricing is consistent with that available from other third parties.


Note 18. Subsequent Events

     On August 24, 2001, Global entered into a Stock Purchase Agreement to sell its minority interests in certain assets located in Argentina to the AES Corporation (AES), the majority owner. These assets are "Assets Held for Sale" in the December 31, 2001 balance sheet. The sale has not closed, pending receipt of certain lender consents and regulatory approvals.

     On February 6, 2002, AES notified Global of its intent to terminate the Stock Purchase Agreement. In the Notice of Termination, AES alleged that a "Political Risk Event", within the meaning of the Stock Purchase Agreement, had occurred, by virtue of certain decrees of the Government of Argentina, thereby giving AES the right to terminate. We disagree that a "Political Risk Event", as defined in the Stock Purchase Agreement, has occurred and have so notified AES. We will vigorously pursue our rights under the Stock Purchase Agreement including ongoing discussions with AES to successfully resolve the matter. We cannot predict the ultimate outcome.

                 PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Concluded)

     As of December 31, 2001, Global had total investment exposure in Argentina of approximately $632 million. The investments include the following minority interests, with investment exposure of approximately $420 million, jointly owned by Global and AES, which are the subject of the Stock Purchase Agreement: a 30% interest in three Argentine electric distribution companies, Empresa Distribuidora de Energia Norte S.A. (EDEN), Empresa Distribuidora de Energia Sur S.A. (EDES), and Empresa Distribuidora La Plata S.A. (EDELAP); a 19% share in the 650 MW Central Termica San Nicolas power plant (CTSN); and a 33% interest in the 830 MW Parana power plant (Parana) nearing the completion of construction.

     In addition to these investments, Global has $212 million of investment exposure with respect to its 90% interest in another Argentine company, Inversora en Distribucion de Entre Rios S.A. (EDEERSA), inclusive of $63 million of goodwill.

     As of the date of Notice of Termination by AES, we had approximately $18 million of interest receivables due from AES, as provided for in the Stock Purchase Agreement.

                      FINANCIAL STATEMENT RESPONSIBILITY

     Our management is responsible for the preparation, integrity and objectivity of our consolidated financial statements and related notes. The consolidated financial statements and related notes are prepared in accordance with generally accepted accounting principles. The financial statements reflect estimates based upon the judgment of management where appropriate. Management believes that the consolidated financial statements and related notes present fairly our financial position and results of operations. Information in other parts of this Annual Report is also the responsibility of management and is consistent with these consolidated financial statements and related notes.

     The firm of Deloitte & Touche LLP, independent auditors, is engaged to audit our consolidated financial statements and related notes and issue a report thereon. Deloitte & Touche's audit is conducted in accordance with generally accepted auditing standards. Management has made available to Deloitte & Touche all the corporation's financial records and related data, as well as the minutes of directors' meetings. Furthermore, management believes that all representations made to Deloitte & Touche during its audit were valid and appropriate.

     Management has established and maintains a system of internal accounting controls to provide reasonable assurance that assets are safeguarded, and that transactions are executed in accordance with management's authorization and recorded properly for the prevention and detection of fraudulent financial reporting, so as to maintain the integrity and reliability of the financial statements. The system is designed to permit preparation of consolidated financial statements and related notes in accordance with generally accepted accounting principles. The concept of reasonable assurance recognizes that the costs of a system of internal accounting controls should not exceed the related benefits. Management believes the effectiveness of this system is enhanced by an ongoing program of continuous and selective training of employees. In addition, management has communicated to all employees its policies on business conduct, safeguarding assets and internal controls.

     The Internal Auditing Department of Services conducts audits and appraisals of accounting and other operations of PSEG and its subsidiaries and evaluates the effectiveness of cost and other controls and, where appropriate, recommends to management improvements thereto. Management considers the internal auditors' and Deloitte & Touche's recommendations concerning the corporation's system of internal accounting controls and has taken actions that, in its opinion, are cost-effective in the circumstances to respond appropriately to these recommendations. Management believes that, as of December 31, 2001, the corporation's system of internal accounting controls was adequate to accomplish the objectives discussed herein.

     Our Board of Directors carries out its responsibility of financial overview through its Audit Committee, which presently consists of six directors who are not our employees or any of our affiliates. The Audit Committee meets periodically with management as well as with representatives of the internal auditors and Deloitte & Touche. The Audit Committee reviews the work of each to ensure that its respective responsibilities are being carried out and discusses related matters. Both the internal auditors and Deloitte & Touche periodically meet alone with the Audit Committee and have free access to the Audit Committee and its individual members at all times.



            E. JAMES FERLAND                      THOMAS M. O'FLYNN
            Chairman of the Board,           Executive Vice President and
    President and Chief Executive Officer      Chief Financial Officer

            PATRICIA A. RADO
       Vice President and Controller
       (Principal Accounting Officer)

February 15, 2002

INDEPENDENT AUDITORS' REPORT

To the Stockholders and Board of Directors of Public Service Enterprise Group Incorporated:

     We have audited the consolidated balance sheets of Public Service Enterprise Group Incorporated and its subsidiaries (the "Company") as of December 31, 2001 and 2000, and the related consolidated statements of income, common stockholders' equity and cash flows for each of the three years in the period ended December 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2001 and 2000, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

     As discussed in Note 1 to the consolidated financial statements, on January 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities", as amended.




DELOITTE & TOUCHE LLP




Parsippany, New Jersey
February 15, 2002

                                                                     APPENDIX B


                            AUDIT COMMITTEE CHARTER


                                               Effective February 21, 2002


 Committee Role and Organization

     The Audit Committee of the Board of Directors of Public Service Enterprise Group Incorporated (the "Corporation") assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Corporation and performs such other duties as are directed by the Board. The Committee shall have open and free access to all information and is empowered to investigate any matter involving the Corporation or its subsidiaries. The Committee may retain appropriate resources to assist it in discharging its responsibilities.

     The Audit Committee shall consist of three or more Directors who are generally knowledgeable in financial matters, including at least one member with accounting or financial management expertise. Each member shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment. The Board will elect members of the Audit Committee annually and appoint the Chair of the Committee.

     The Committee will meet at least three times per year in discharge of its duties. The Committee shall maintain free and open communication (including private executive sessions) with the independent accountants, the internal auditors, the environmental health and safety auditors and management.


 Independent Auditor

     The independent auditor is ultimately accountable to the Board of Directors. The Board of Directors, with input from the Audit Committee, has authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor. The Board, in its discretion, may propose the outside auditor to shareholders for ratification.

     The Audit Committee shall ensure that the independent auditor submits on at least an annual basis a formal written statement delineating all relationships between the auditor and the Corporation and certifying the auditor's independence, in accordance with Independence Standards Board Standard No. 1. The Audit Committee shall discuss with the auditors their independence and such disclosed relationships that may impact on the objectivity or independence of the independent auditor and make appropriate recommendations to the Board to assure the independence of the auditor.


 Committee Duties

     In carrying out its oversight responsibilities, the Committee will:

        o Review the adequacy of the Audit Committee Charter annually and submit Charter revisions to the Board for consideration, as required.

        o Review the annual audited financial statements with the independent auditors, management and the internal auditors. This review will cover both the acceptability and the quality of the Corporation's financial statements, including the matters required by Statement on Auditing Standards No. 61.

        o Review with the independent auditors, management and the internal auditors the acceptability and application of policies and practices with respect to accounting, reporting and auditing, and the adequacy of internal controls.

        o   Review the audit and non-audit fees of the independent auditors.

            Recommend to the Board of Directors the inclusion of the audited financial statements in the Corporation's Form 10-K Annual Report to the Securities and Exchange Commission.

        o Issue an annual Audit Committee Report for inclusion in the Corporation's Proxy Statement.

        o Provide oversight of the internal audit and environmental, health and safety audit functions of the Corporation, including review and discussion of reports at least annually by these functions summarizing audit findings and implementation by management of recommendations made by the auditors.

        o Review the status of pending material litigation, and legal and business conduct compliance.

        o   Report Audit Committee activities to the Board.

                                                                      APPENDIX C










                 PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

                         2001 LONG-TERM INCENTIVE PLAN

























                                                     Effective November 21, 2000

                 PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

                         2001 LONG-TERM INCENTIVE PLAN



                                   ARTICLE I

                                    PURPOSE


     Section 1.1 Purposes. This Public Service Enterprise Group Incorporated 2001 Long-Term Incentive Plan is intended to advance the interests of the Company and its Affiliates by affording an incentive to officers and other key Employees to acquire a proprietary interest in the Company in order to induce them to exert their maximum efforts toward the Company's success, to remain in its employ and to more closely align the interests of such key Employees with the long-term interests of the Company's Stockholders. The Plan is also intended to attract to the Company and its Affiliates individuals of experience and ability by providing a more competitive total compensation program.

     Section 1.2 Types of Awards. This Plan allows the Company to grant Non-Qualified Stock Options to officers and key Employees of the Company and its Affiliates.


                                  ARTICLE II

                                  DEFINITIONS


     When used herein, the words and phrases hereinafter defined shall have the following meanings unless a different meaning is clearly required by the context of the Plan:

     Section 2.1 "Affiliate" shall mean any organization which is a member of a controlled group of corporations (as defined in Code section 414(b) as modified by Code section 415(h)) which includes the Company, or any trades or businesses (whether or not incorporated) which are under common control (as defined in Code section 414(c) as modified by Code section 415(h)) with the Company, or a member of an affiliated service group (as defined in Code section 414(m)) which includes the Company, or any other entity required to be aggregated with the Company pursuant to regulations promulgated pursuant to Code section 414(o).

     Section 2.2 "Board of Directors" shall mean the Board of Directors of the Company.

     Section 2.3 "Code" shall mean the Internal Revenue Code of 1986, as amended, or as it may be amended from time to time.

     Section 2.4 "Committee" shall mean the Organization and Compensation Committee of the Board of Directors, the membership on which shall be limited to Directors of the Company who are not Employees.

     Section 2.5 "Common Stock" shall mean the Common Stock, without nominal or par value of the Company.

     Section 2.6 "Company" shall mean Public Service Enterprise Group Incorporated, a New Jersey corporation, or any successor thereto.

     Section 2.7 "Director" shall mean a member of the Board of Directors.

     Section 2.8 "Disability" shall mean any physical or mental condition that renders a Participant incapable of performing further work for his or her employer, as certified in writing by a medical practitioner designated and/or approved by the Committee.

     Section 2.9 "Employee" shall mean any person not included in a unit of employees covered by a collective bargaining agreement who is an employee (such term having its customary meaning) of the Company or a Participating Affiliate, whether full-time or part-time, and whether or not an officer or director, and who is receiving remuneration for personal services rendered to the Company or Participating Affiliate other than (1) solely as a director of the Company or a Participating Affiliate, (2) as a temporary employee, (3) as a consultant or
(4) as an independent contractor (regardless of whether a determination is made by the Internal Revenue Service or other governmental agency or court after the individual is engaged to perform such services that the individual is an employee of the Company or Participating Affiliate for the purposes of the Code or otherwise).

     Section 2.10 "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended, or as it may be amended from time to time.

     Section 2.11 "Fair Market Value" shall mean, as of a given date, if the shares of Common Stock are listed as of such date on the NYSE, the closing price on such date. If the shares are not then listed on the NYSE, and if the shares of Common Stock are then listed on any other national securities exchange or traded on the over-the-counter market, the fair market value shall be the closing price on such exchange or on the NASDAQ National Market System or the mean of the closing bid and asked prices of the shares of Common Stock on the over-the-counter market, as reported by the NASDAQ, the National Association of Securities Dealers OTC Bulletin Board or the National Quotation Bureau, Inc., as the case may be, on such date or, if there is no closing price or bid or asked price on that day, the closing price or mean of the closing bid and asked prices on the most recent day preceding such date for which such prices are available.

     Section 2.12 "NASDAQ" shall mean the National Association of Securities Dealers Automated Quotation System.

     Section 2.13 "NYSE" shall mean the New York Stock Exchange, Inc.

     Section 2.14 "Option" shall mean a non-qualified stock option, that is, a stock option which is not intended to qualify as an "incentive stock option" as that term is defined in Section 422(b) of the Code.

     Section 2.15 "Option Price" shall mean the exercise price for any Options granted pursuant to the Plan computed in accordance with Section 6.1(b) or 6.1(d), as appropriate.

     Section 2.16 "Participant" shall mean any officer or key Employee of the Company or an Affiliate who has been granted an Option pursuant to this Plan.

     Section 2.17 "Plan" shall mean this Public Service Enterprise Group Incorporated 2001 Long-Term Incentive Plan, as it may be amended from time-to-time.

     Section 2.18 "Purchase Price" shall mean the Option Price times the number of shares with respect to which an Option is exercised.

     Section 2.19 "Retirement" shall mean the termination of employment by a Participant other than by reason of his death:

     (a) under circumstances entitling the Participant to an immediately payable periodic retirement benefit under any pension plan of his employer, or

     (b)  at or after age 65.

     Section 2.20 "Securities Act" shall mean the Securities Act of 1933, as amended, or as it may be amended from time to time.

     Section 2.21 "Share" shall mean a share of Common Stock.

     Section 2.22 "Stockholders" shall mean the holders of Common Stock entitled to vote in an election of Directors.

                                  ARTICLE III

                          SHARES SUBJECT TO THE PLAN

     Section 3.1 Total Shares Available. The total number of shares of Common Stock that may be subject to Options granted under the Plan shall be 15,000,000 shares in the aggregate, subject to adjustment as provided in Article VIII. Shares of Common Stock issued pursuant to this Plan may be either authorized but unissued shares or shares now or hereafter acquired in the open market by an agent independent of the Company, as selected by the Company. In the event any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available for the granting of other Options under the Plan.

     Section 3.2 Limit on Share Grants. In any given year, no Participant may receive Options under this Plan relating to more than 1,000,000 shares of Common Stock.


                                  ARTICLE IV

                                  ELIGIBILITY

     Section 4.1 Eligible Recipients. Options may be granted from time to time under the Plan to one or more officers or key Employees of the Company or any Affiliate.


                                   ARTICLE V

                          ADMINISTRATION OF THE PLAN

     Section 5.1 Committee. The Committee shall administer the Plan. No member of the Committee shall be eligible to participate in the Plan.

     Within the limits of the express provisions of the Plan, the Committee shall have the authority, subject to such orders or resolutions, not inconsistent with the provisions of the Plan, as may from time to time be issued or adopted by the Board of Directors, in its discretion to determine the individuals to whom, and the time or times at which, Options shall be granted, the number of shares of Common Stock to be subject to each Option, the limitations, restrictions and conditions applicable to each Option grant, the terms and provisions of option agreements that may be entered into in connection with Options (which need not be identical), to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

     In making its determinations relating to Option grants, the Committee may consult with the chief executive officer of the Company and may take into account the recommendations of the chief executive officer with respect to grants made to other Employees. The Committee may also take into account the nature of the services rendered by such individuals, their present and potential contributions to the Company's success and such other factors as the Committee, in its discretion, shall deem relevant.

     The Committee's determinations on the matters regarding this Plan (including matters referred to in this Section 5.1) shall be conclusive and shall be binding on the Company, its Stockholders, its Affiliates, all Participants, all other Employees and all other persons.

     Section 5.2 Section 16 of the Exchange Act. Notwithstanding anything contained herein to the contrary, the Committee shall have the exclusive right to grant Options to persons subject to Section 16 of the Exchange Act and set forth the terms and conditions thereof. With respect to persons subject to
Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3, as amended from time to time (and its successor provisions, if any), under the Exchange Act. To the extent any provision of the Plan or action by the Board of Directors or the Committee fails to so comply, it shall be deemed null and void to the extent required by law and to the extent deemed advisable by the Board of Directors and/or the Committee.

     Section 5.3 Retention of Advisors. The Committee may retain such counsel, consultants or advisors as it shall deem necessary or appropriate in the performance of its duties and may rely upon any opinion or computation received from any such counsel, consultant or advisor. Expenses incurred by the Committee in the engagement of such counsel, consultant or advisor shall be paid by the Company or such Affiliate whose Employees have benefited from the Plan, as determined by the Committee. The Company shall indemnify members of the Committee and any agent of the Committee who is an Employee of the Company or an Affiliate against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person's gross negligence or willful misconduct.


                                  ARTICLE VI

                               TERMS OF OPTIONS

     Section 6.1 Option Provisions. The Committee may grant Options within the limits of the express provisions of the Plan. An Option shall enable the Participant to purchase from the Company, at any time during a specified exercise period, a specified number of shares of Common Stock at a specified Option Price. The character and terms of each Option granted under the Plan shall be determined by the Committee consistent with the provisions of the Plan, including the following:

     (a) The Option Price of the shares of Common Stock related to all Options granted under the Plan shall not be less than the Fair Market Value of such shares of Common Stock as of the time such Option is granted.

     (b) The number of shares of Common Stock subject to an Option granted to any Participant shall, when combined with any other Options granted to such Participant in the same Plan Year, not exceed 1,000,000 shares.

     (c) In no event shall any Option granted under the Plan have an expiration date later than ten (10) years from the date of its grant and all Options granted under the Plan shall be subject to earlier termination as expressly provided in this Article VI.

     (d) Unless otherwise provided in any option agreement under the Plan, an Option granted under the Plan shall become exercisable, in whole at any time or in part from time to time, but in no case may an Option
          (i) be exercised as to less than one hundred (100) shares of Common Stock at any one time, or the remaining shares of Common Stock covered by the Option if less than one hundred (100), and (ii) become fully exercisable more than ten (10) years from the date of its grant. Except as otherwise provided herein, Options shall not be exercisable until one (1) year after the date of grant.

     (e) An Option granted under the Plan shall be exercised by the delivery by the holder thereof to the Company at its principal office (to the attention of the Compensation Manager of PSEG Services Corporation, the Company's subsidiary) of written notice of the number of full shares of Common Stock with respect to which the Option is being exercised, accompanied by payment in full, in cash or by certified or bank check payable to the order of the Company, of the Option Price of such shares of Common Stock, or, at the discretion of the Committee, by the delivery of shares of Common Stock having a Fair Market Value equal to the Option Price, or, at the option of the Committee, by a combination of cash and/or such shares (subject to the restrictions above) held by a Participant that have an exercise value or a Fair Market Value together with such cash that shall equal the Option Price. At the discretion of the Committee, the Option Price may also be paid in full by a broker-dealer to whom the Participant has submitted an exercise notice consisting of a fully endorsed Option, or through any other medium of payment as the Committee, in its discretion, shall authorize.

     (f) The holder of an Option shall have none of the rights of a Stockholder with respect to the shares of Common Stock covered by such holder's Option until such shares of Common Stock shall be issued to such holder upon the exercise of the Option.

     (g) No Options granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution, and any Option granted under the Plan may be exercised during the lifetime of the holder thereof only by the holder. No Option granted under the Plan shall be subject to execution, attachment or other process.

     (h) Except as otherwise provided herein, the right to exercise an Option shall expire when the Participant shall no longer be an Employee of the Company or Affiliate.

     Section 6.2 Retirement or Disability. Except as otherwise provided herein, upon termination of employment with the Company or an Affiliate on account of Retirement or Disability, all Options shall become exercisable in full, and any Participant holding any such Options may exercise such Options at any time within three (3) years after the date of such termination, subject to the provisions of Section 6.5. In addition, and anything contained hereto to the contrary notwithstanding, the term during which a Participant may exercise Options subsequent to the date of termination may, in the Committee's discretion, be modified, subject to applicable law and regulation, from the term specified above, as of the date of grant and as specified in an option agreement evidencing the grant of Options under the Plan.

     Section 6.3 Death. If a Participant dies holding an Option (i) while employed by the Company or a Affiliate or (ii) within three (3) months after the termination of such Participant's employment on account of Retirement or Disability, such Options shall become exercisable in full and, subject to the provisions of Section 6.5, may be exercised by such Participant's personal representative at any time within three (3) years after the Participant's death.

     Section 6.4 Other Termination of Employment. In the event that Participant holding Options terminates employment otherwise than on account of death, Disability or Retirement, then upon such termination, all such Options shall expire and be no longer exercisable.

     Section 6.5 No Extension. An Option may not be exercised pursuant to this
Article VI except to the extent that the Participant holding such Option was entitled to exercise the Option at the time of termination of employment or death and, in any event, may not be exercised after the original expiration date of the Option.

   Section 6.6 Change in Control.

     (a) Notwithstanding anything in this Plan to the contrary, if a Participant's employment is terminated by the Company following a Change in Control (as defined below), (i) all outstanding Options shall immediately vest and become exercisable in full.

     (b) "Change in Control" shall mean the occurrence of any of the following events:

         (i) any "person" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended from time to time (the "Act")) is or becomes the beneficial owner within the meaning of Rule 13d-3 under the Act (a "Beneficial Owner"), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 25% or more of the combined voting power of the Company's then outstanding securities, excluding any person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

         (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on December 15, 1998, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company's Stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on December 15, 1998 or whose appointment, election or nomination for election was previously so approved or recommended; or

         (iii) there is consummated a merger or consolidation of the Company or any direct or indirect wholly owned subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 75% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; or

         (iv) the Stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 75% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

         Notwithstanding the foregoing subparagraphs (i), (ii), (iii) and (iv), a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

     Section 6.7 Vesting on Account of Death. In addition, and notwithstanding anything contained herein to the contrary, in the event an Participant dies during such time as the Participant is employed by the Company or an Affiliate, then any outstanding Options which have not vested and are not exercisable by the Participant as of the date of death shall be automatically deemed vested and exercisable by the Participant's personal representative and/or his legatees in accordance with Section 6.3.

                                  ARTICLE VII

                               LEAVE OF ABSENCE

     Section 7.1 Leaves. For the purposes of the Plan, a Participant who is on military or sick leave or other bona fide leave of absence shall be considered as remaining in the employ of the Company or of a Affiliate or for ninety (90) days or such longer period as such Participant's right to reemployment is guaranteed either by statute or by contract.


                                 ARTICLE VIII

                   ADJUSTMENT UPON CHANGES IN CAPITALIZATION

     Section 8.1 Recapitalization. In the event that the outstanding shares of Common Stock are hereafter changed by reason of recapitalization, reclassification, stock split, combination or exchange of shares of Common Stock or the like, or by the issuance of dividends payable in shares of Common Stock, an appropriate adjustment shall be made by the Committee in the aggregate number of shares of Common Stock available under the Plan, in the number of shares of Common Stock issuable upon exercise of outstanding Options and the Option Price per share. In the event of any consolidation or merger of the Company with or into another company or the conveyance of all or substantially all of the assets of the Company to another company, each then outstanding Option shall, upon exercise, thereafter entitle the holder thereof to such number of shares of Common Stock or other securities or property to which a holder of shares of Common Stock would have been entitled to upon such consolidation, merger or conveyance; and, in any such case, appropriate adjustment, as determined by the Committee, shall be made as set forth above with respect to any future changes in the capitalization of the Company or its successor entity. In the event of the proposed dissolution or liquidation of the Company, all outstanding Options under the Plan will automatically terminate, unless otherwise provided by the Board or any authorized committee thereof; provided, however, that the Committee shall give at least 30 days prior written notice of such event to each Participant during which time he or she shall have a right to exercise his or her unexercised Options, and, subject to prior expiration as otherwise provided in this Plan, each such Stock Option shall be exercisable after receipt of such written notice and prior to the effective date of such transaction.

     Section 8.2 Unexercised Options. Any adjustment in the number of shares of Common Stock shall apply proportionately to only the unexercised portion of the Options granted hereunder. If fractions of shares of Common Stock would result from any such adjustment, the adjustment shall be revised to the next higher whole number of shares of Common Stock.


                                   ARTICLE IX

                              FURTHER CONDITIONS

     Section 9.1 Representation by the Participant. Unless the shares of Common Stock issuable upon the exercise of an Option to be awarded under the Plan have been registered with the Securities and Exchange Commission under the Securities Act prior to the exercise of the Option, the Participant receiving such Option must represent in writing to the Company that such shares of Common Stock are being acquired for investment purposes only and not with a view towards the further resale or distribution thereof and must supply to the Company such other documentation as may be required by the Company, unless in the opinion of counsel to the Company such representation, agreement or documentation is not necessary to comply with such law.

     Section 9.2 Exchange Listing. The Company shall not be obligated to deliver any shares of Common Stock until they have been listed on each securities exchange on which the shares of Common Sock may then be listed or until there has been qualification under or compliance with such state or federal laws, rules or regulations as the Company may deem applicable. The Company shall use reasonable efforts to obtain such listing, qualification and compliance.

     Section 9.3 Tax Withholding. The Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the exercise of any Option, including, but not limited to, (i) the withholding of delivery of shares of Common Stock until the Participant reimburses the Company for the amount the Company is required to withhold with respect to such taxes, (ii) the canceling of any number of shares of Common Stock issuable in an amount sufficient to reimburse the Company for the amount it is required to so withhold or (iii) withholding the amount due from any such Participant's wages or other compensation. A Participant may request that the Company withhold from the shares of Common Stock to be issued upon exercise of an Option that number of shares having a Fair Market Value equal to the tax withholding amount due in order to provide for such withholding tax.


                                   ARTICLE X

                    TERMINATION, MODIFICATION AND AMENDMENT

     Section 10.1 Termination of Plan. The Committee or the Board of Directors may, at any time, terminate the Plan or from time to time make such modifications or amendments of the Plan it may deem advisable.

     Section 10.2 Modification of Outstanding Awards. The Committee may from time to time, at its discretion, alter, amend or suspend any previously granted Option except that the limitation provided by Section 3.2 hereof shall not be exceeded.

     Section 10.3 Effect on Outstanding Awards. No action taken pursuant to Sections 10.1 or 10.2 may materially and adversely affect the rights of a Participant under any outstanding Option without the consent of such Participant.


                                  ARTICLE XI

                          EFFECTIVE DATE OF THE PLAN

   Section 11.1 Effective Date. The effective date of this Plan is January 1,
                                 2001.


                                  ARTICLE XII

                         NOT A CONTRACT OF EMPLOYMENT

     Section 12.1 No Employment Rights Conferred. Nothing contained in the Plan or in any option agreement executed pursuant hereto shall be deemed to confer upon any Participant to whom an Option is or may be granted hereunder any right to remain in the employ of the Company or of an Affiliate or in any way limit the right of the Company, or of any Affiliate, to terminate the employment of any Participant or to terminate any other relationship with a Participant.

                                 ARTICLE XIII

                           OTHER COMPENSATION PLANS

     Section 13.1 No Effect on Other Plans. The adoption of this Plan shall not affect any other stock option plan, incentive plan or any other compensation plan in effect for the Company or any Affiliate, nor shall the Plan preclude the Company or any Affiliate from establishing any other form of stock option plan, incentive plan or any other compensation plan.


                                  ARTICLE XIV

                                 MISCELLANEOUS

     Section 14.1 Non-Assignability. No grant of any "derivative security" (as defined by Rule 16a-1(c) under the Exchange Act) made under the Plan or any rights or interests therein shall be assignable or transferable by a Participant except by will or the laws of descent and distribution and except to the extent it is otherwise permissible under the Exchange Act, nor shall any "derivative security" be subject to execution, attachment or similar process, it being understood that no grant of any "derivative security" shall be assignable or transferable pursuant to a domestic relations order. During the lifetime of a Participant, awards granted hereunder shall be exercisable only by the Participant or the Participant's guardian or legal representative. Any attempted assignment, transfer, pledge, hypothecation, other disposition, levy of attachment or similar process not specifically permitted herein shall be null and void and without effect.

     Section 14.2 Costs and Expenses. The costs and expenses of administering the Plan shall be borne by the Company and its Affiliates and shall not be charged against any award or to any Participant receiving an award.

     Section 14.3 Written Option Agreement. Notwithstanding anything to the contrary contained herein, the Company shall be under no obligation to sell or deliver Common Stock or to make any other payment under this Plan to any Participant unless and until such Participant shall execute a written option agreement in form and substance satisfactory to the Committee.

     Section 14.4 Non-Competition. Any option agreement may contain, among other things, provisions prohibiting Participants from competing with the Company or any Affiliate in a form or forms acceptable to the Committee, in its sole discretion.

     Section 14.5 Transfer of Employment. For the purposes hereof, a Participant shall not be considered as having terminated his/her employment if he/she transfers employment between the Company and an Affiliate or between Affiliates.

     Section 14.6 Governing Law. To the extent not preempted by Federal law, this Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of New Jersey without regard to its Conflicts of Law principles.

     Section 14.7 Rules of Construction. The captions and section numbers appearing in this Plan are inserted only as a matter of convenience. They do not define, limit or describe the scope or intent of the provisions of this Plan. In this Plan, words in the singular number include the plural and in the plural include the singular; and words of the masculine gender include the feminine and the neuter, and when the sense so indicates, words of the neuter gender may refer to any gender.

     Section 14.8 Time for Performance. Whenever the time for payment or performance hereunder shall fall on a weekend or public holiday, such payment or performance shall be deemed to be timely if made on the next succeeding business day; provided, however, that this
Section 14.6 shall not be construed to extend the ten (10) year period referred to in Section 6.1(d).

     Section 14.9 Notices. Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Company (a) on the date it is personally delivered its principal executive offices to the attention of the Compensation Manager of PSEG Services Corporation or (b) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Company (attn: Compensation Manager of PSEG Services Corporation) at such offices; and shall be deemed delivered to a Participant
(a) on the date it is personally delivered to him or her, or (b) three business days after it is sent by registered or certified mail, postage prepaid, addressed to him or her at the last address shown for him or her on the records of the Company.

                                                                      APPENDIX D











                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED


                    MANAGEMENT INCENTIVE COMPENSATION PLAN





















                                  Restated and Amended effective January 1, 2001

                               TABLE OF CONTENTS


I.      PURPOSE ............................................ 1

II.     DEFINITIONS ........................................ 1

III.    ADMINISTRATION ..................................... 2

IV.     ELIGIBILITY ........................................ 2

V.      AWARD FUND ......................................... 3

VI.     TARGET INCENTIVE AWARDS ............................ 3

VII.    AWARDS ............................................. 3

VIII.   LIMITATIONS ........................................ 3

IX.     LIMITATION OF ACTIONS .............................. 4

X.      CLAIMS PROCEDURES .................................. 4

XI.     PLAN AMENDMENT, SUSPENSION OR TERMINATION .......... 4

XII.    OTHER COMPENSATION PLANS ........................... 4

XIII.   MISCELLANEOUS ...................................... 4

                 PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

                    MANAGEMENT INCENTIVE COMPENSATION PLAN

                                  I. PURPOSE

     The purposes of this Plan are to foster attainment of the financial and operating objectives of the Company and its Participating Affiliates, which are important to customers and stockholders by providing incentive to members of management who contribute to attainment of these objectives. This Plan is designed to provide for awards to selected salaried employees in executive or other important positions, who, individually or as members of a group, contribute in a substantial degree to the success of the Company and its Participating Affiliates, and who are in a position to have a direct and significant impact on the growth and success of the Company and its Participating Affiliates, thus affording to them a means of participating in that success and an incentive to contribute further to that success. This Plan also serves to supplement the Company's and Participating Affiliates' salary and benefit programs so as to provide overall compensation for such executives which is competitive with corporations with which the Company and its Participating Affiliates must compete for executive talent and to assist the Company and its Participating Affiliates in attracting and retaining executives who are important to their continued success.


                                II. DEFINITIONS

     The following words and phrases shall have the meanings set forth below:

     (a) "Administrative Regulations" shall mean the procedures and regulations established by the Committee pursuant to Section III hereof for the purpose of administering the Plan.

     (b) "Affiliate" shall mean any organization which is a member of a controlled group of corporations (as defined in Code section 414(b), as modified by Code section 415(h)) which includes the Company; or any trades or businesses (whether or not incorporated) which are under common control (as defined in Code section 414(c), as modified by Code section 415(h)) with the Company; or a member of an affiliated service group (as defined in Code section 414(m)) which includes the Company or any other entity required to be aggregated with the Company pursuant to regulations under Code section 414(o).

     (c) "Award" shall mean the amount determined by the Committee pursuant to
Section VII hereof.

     (d) "Award Fund" shall mean the aggregate amount made available in any Plan Year pursuant to Section V hereof from which awards determined under
Section VII hereof may be made.

     (e) "Code" -- the Internal Revenue Code of 1986, as amended, or as it may be amended from time to time.

     (f) "Committee" shall mean the Organization and Compensation Committee of the Board of Directors of the Company, the membership on which shall be limited to directors of the Company who are not Employees.

     (g) "Company" shall mean Public Service Enterprise Group Incorporated, a New Jersey corporation, or any successor thereto.

     (h) "Employee" shall mean any person not included in a unit of employees covered by a collective bargaining agreement who is an employee (such term having its customary meaning) of the Company or a Participating Affiliate, whether full-time or part-time, and whether or not an officers or director, and who is receiving remuneration for personal services rendered to the Company or Participating Affiliate other than (i) solely as a director of the Company or a Participating Affiliate, (ii) as a temporary employee, (iii) as a consultant or
(iv) as an independent contractor (regardless of whether a determination is made by the Internal Revenue Service or other governmental agency or court after the individual is engaged to perform such services that the individual is an employee of the Company or Participating Affiliate for the purposes of the Code or otherwise).

     (i) "Net Income" shall mean the amount reported by the Company as consolidated income before extraordinary items and the cumulative effect of accounting changes, adjusted, however, by adding any amount that has been expensed (after taxes) for wards under this Plan in computing such Net Income.

     (j) "Participant" shall mean an Employee who is subject to Section 16 of the Securities and Exchange Act of 1934, as amended, or who has been designated by the Committee to participate in the Plan pursuant to Section IV hereof.

     (k) "Participating Affiliate" shall mean any Affiliate of the Company that adopts this Plan with the approval of the Board of Directors of the Company. As a condition to participating in this Plan, such Affiliate shall authorize the Board of Directors of the Company and the Committee to act for it in all matters arising under or with respect to this Plan and shall comply with such other terms and conditions as may be imposed by the Board of Directors of the Company.

     (l) "Plan" shall mean this Public Service Enterprise Group Incorporated Management Incentive Compensation Plan as amended from time to time.

     (m) "Plan Year" shall mean the calendar year.

     (n) "Subsidiary" shall mean any corporation, limited liability company or other entity, domestic or foreign (other than the Company), 50% or more of the total voting power of which is held by the Company and/or a Subsidiary for Subsidiaries.

     (o) " Target Incentive Awards" shall mean the amounts determined by the Committee pursuant to Section VII hereof.


                              III. ADMINISTRATION

     (a) The Committee shall administer the Plan. Subject to the provisions of the Plan, the Committee shall have full and final authority to select Participants, to designate Target Incentive Awards for each Participant and to determine the performance objectives and the amount of all Awards under this Plan. The Committee may not, however, alter Award Fund provided by Article V of this Plan or the maximum Award provided by Article VII of this Plan. The Committee shall also have, subject to the provisions of the Plan, full and final authority to interpret the Plan, to establish and revise such Administrative Regulations as it deems necessary for the proper administration of the Plan and to make any other determinations that it believes necessary or advisable for the administration of the Plan. The committee may delegate such responsibilities, other than final approval of Awards or appeals of alleged adverse determinations under the Plan, to the Chief Executive Officer of the Company or to any other officer of the Company or any Participating Affiliate.

     (b) All decisions and determinations by the Committee shall be final and binding upon all parties, including stockholders, Participants, legal representatives and other Employees.

     (c) The Committee may rely conclusively on the determinations made by the Company's independent public accountants.


                                IV. ELIGIBILITY

     (a) Those Employees who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, and those Employees who are key officers or management Employees of the Company, a Subsidiary or an Affiliate who, in the opinion of the Committee, are in a position to have a direct and significant impact on achieving the Company's long-term objectives are eligible to participate in the Plan.

     (b) The Committee may select such Employees of the Company or Participating Affiliate (individually or by position) for participation in the Plan upon such terms as it deems appropriate, due to the Employee's responsibilities and his/her opportunity to contribute substantially to the attainment of financial and operating objectives of the Company or Participating Affiliate. A determination of participation for a Plan Year shall be made no later than the beginning of that Plan Year. Provided, however, that an Employee whose duties and responsibilities change significantly during a Plan Year may be added or deleted as a Participant by the Committee. Provided further, the Committee may prorate the Incentive Award of any Participant if appropriate to reflect any such change in duties and responsibilities during a Plan Year.

     (c) Participation in the Plan in one Plan Year shall not guarantee participation in another Plan Year.

     (d) The Committee shall have sole discretion as to whether to suspend operation of the Plan for any period of time.


                                 V. AWARD FUND

     In each Plan Year, an Award Fund shall be established equal to 2.5% of Net Income. No amounts are paid under the Plan for any Plan Year unless the Company has Net Income. However, the Committee shall have the right to decrease the amount of the Award Fund in any Plan Year.


                          VI. TARGET INCENTIVE AWARDS

     (a) For each Plan Year, the Committee shall determine:

      (i)        Whether or not the Plan shall be in operation for such Plan
                 Year.

      (ii) The names of those Employees who will participate in the Plan for such Plan Year.

      (iii) The Target Incentive Award for each Participant. For any Participant not subject to Section 162(m) of the Code, other performance measures or objectives, whether quantitative or qualitative, may be established. The Committee shall establish the specific targets for any such selected measurers. These targets may be set at a specific level or may be expressed as relative to the comparable measure at comparison companies or a defined index.

     (b) At any time after the commencement of a Plan Year, but prior to the close thereof, the Committee may, in its discretion, eliminate or add Participants, or increase or decrease the Target Award of any Participant; but the Committee may not alter Award Fund or the maximum Award provided by Articles V and VII of this Plan.


                                  VII. AWARDS

     (a) The chief executive officers of the Company may receive an award not to exceed 10% of the maximum Award Fund for that Plan Year.

     (b) All other Participants may receive an award not to exceed that amount which is 90% of the maximum Award Fund for that Plan Year divided by the number of Participants, other than the chief executive officer, in the Plan for that Plan Year.

     (c) The committee, however, shall have the right to pay to the chief executive officer less than 10% of the maximum Award Fund, and pay to the other Participants, less than that amount which is 90% of the maximum Award Fund divided by the number of Participants, other than the chief executive officer, in the Plan for that Plan Year.

     All such determinations, except in the case of the award for the chief executive officer, shall be made after considering the recommendations of the chief executive officer and such other matters as the Committee shall deem relevant. In making such determinations, the Committee may, in addition to achievement of short-term business objectives, take into account achievement by key executives of long-term goals of the Company. All awards shall be charged against the Award Fund and shall be made in one lump sum cash payment as soon as practicable after determined by the Committee.


                               VIII. LIMITATIONS

     Although this Plan sets the maximum amount that may be paid to a Participant in any given year, the Committee shall retain the right to decrease the maximum or eliminate any Award to any Participants. No director, officer or Employee of the Company, its Subsidiaries or its Affiliates nor any other person shall have the authority to enter into any agreement with any person for the making or payment of an Award or to make any representation or warranty with respect thereto.

     Neither the action of the Company in establishing the Plan, nor any action taken by it or by the Committee under the provisions hereof, nor any provision of the Plan, shall be construed as giving to any Employee the right to be retained in the employ of the Company, its Subsidiaries or its Affiliates.

     The Company may offset against any payments to be made to a Participant or his/her beneficiary under this Plan any amounts owing to the Company, its Subsidiaries or its Affiliates form the Participant for any reason.


                           IX. LIMITATION OF ACTIONS

     Every asserted right of action by or on behalf of the Company or by or on behalf of the stockholder against any past, present or future member of the Committee or director, officer of Employee of the Company or any Subsidiary or Affiliate thereof, arising out of or in connection with this Plan, shall, irrespective of the place where such right of action may arise or be asserted and irrespective of the place of residence of any such member director, officer or Employee, cease and be barred upon the expiration of three years (i) from the date of the alleged act or omission in respect of which such right of action arises or (ii) from the date upon which the Company's Annual Report to Stockholders setting forth the aggregate amount of the awards to all or any part of which such action may relate is made generally available to stockholders, whichever date is earlier; and every asserted right of action by or on behalf of any Employee, past, present or future, or any beneficiary, spouse, child or legal representative thereof, against the Company or any Subsidiary or Affiliate thereof, arising out of or in connection with this Plan, shall, irrespective of the place where such right of action may arise or be asserted, cease and be barred by the expiration of three years from the date of the alleged act or omission in respect of which such right of action arises.


                              X. CLAIMS PROCEDURE

     In the case of any Participant (whether active, retired or terminated) or beneficiary whose claim for an award under this Plan has been denied, the Company shall provide adequate notice in writing of such adverse determination setting forth the specific reasons for such denial in a manner calculated to be understood by the recipient thereof. Such Participant or beneficiary shall be afforded a reasonable opportunity for a full and fair review of the decision denying the claim by the Committee.


                 XI. PLAN AMENDMENT, SUSPENSION OR TERMINATION

     The Board of Directors or the stockholders may discontinue the Plan at any time and may, from time to time, amend or revise the terms of the Plan as permitted by applicable statutes; provided, however, that no such discontinuance, amendment or revision shall materially adversely affect any right or obligation with respect to any award theretofore made. Any amendment or revision that increases the cost of the Plan by a substantial proportion may be made only by the stockholders. The Plan will continue in operation until discontinued as herein provided.

                         XII. OTHER COMPENSATION PLANS

     The adoption of this Plan shall not affect any other incentive compensation plan, stock option plan or any other compensation plan in effect for the Company or any Affiliate, nor shall the Plan preclude the Company or any Affiliate from establishing any other form of incentive compensation plan, stock option plan or any other compensation plan.


                              XIII. MISCELLANEOUS

     (a) The costs and expenses of administering the Plan shall be borne by the Company and its Affiliates and shall not be charged against any Award or to any Participant receiving an Award.

     (b) To the extent not preempted by Federal law, this Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of New Jersey without reference to its Conflict of Laws principles.

     (c) The captions and section numbers appearing in this Plan are inserted only as a matter of convenience. They do not define, limit or describe the scope or intent of the provisions of the Plan. In this Plan, words in the singular number include the plural and in the plural include the singular; and words of the masculine gender include the feminine and the neuter, and when the sense so indicates, words of the neuter gender may refer to any gender. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

     (d) Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Company (a) on the date it is personally delivered its principal executive offices to the attention of the Compensation Manager of PSEG Services Corporation or (b) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Company (attn: Compensation Manager of PSEG Services Corporation) at such offices; and shall be deemed delivered to a Participant (a) on the date it is personally delivered to him or her, or (b) three business days after it is sent by registered or certified mail, postage prepaid, addressed to him or her at the last address shown for him or her on the records of the Company.

     (e) Except as otherwise provided herein, this Plan shall inure to the benefit of and be binding upon the Company, its successors and assigns, including but not limited to any corporation which may acquire all or substantially all of the Company's assets and business or with or into which the Company may be consolidated or merged.

     (f) Failure by the Company or the Committee to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of any such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of any such right or power at any other time or times.

     (g) The Company shall have the right to deduct from any Award payment any sum required to be withheld by federal, state, or local tax law. There is no obligation hereunder that any Participant or other person be advised in advance of the existence of the tax or the amount so required to be withheld.

     The New Jersey Performing Arts Center (NJPAC) is located on the riverfront at McCarter Highway and Center Street, near the Gateway Center and Penn Station. A total of 1,600 parking spaces are available in three surface lots and the underground Military Park garage.



FROM THE SOUTH Via the New Jersey Turnpike: (Northbound) Take the New Jersey Turnpike North to Exit 15W (Newark/The Oranges) for Route 280 westbound. After the toll booth, follow Route 280 West to Exit 15A (Route 21 South-- Downtown). Follow signs to Route 21 (aka McCarter Highway) and turn south onto Route 21. Follow Route 21 to Center Street, make a right on Center Street and turn right at Mulberry Street for adjacent parking or continue two blocks to the Military Park garage, located on the left.

FROM THE NORTH Via the New Jersey Turnpike: (Southbound) Take the New Jersey Turnpike South to Exit 15W or 15E (Newark/ The Oranges). After the toll booth, follow Route 280 West to Exit 15A (Route 21 South-- Downtown). Follow signs to Route 21 (aka McCarter Highway) and turn south onto Route 21. Follow Route 21 to Center Street, make a right on Center Street and turn right at Mulberry Street for adjacent parking or continue two blocks to the Military Park garage, located on the left.

FROM THE WEST Via Route 280: Take Route 280 East to Exit 15 (Route 21 South-- Downtown). At the traffic light at the bottom of the ramp, make a right onto Route 21 South (aka McCarter Highway). Continue on Route 21 South to Center Street, make a right on Center Street and turn right at Mulberry Street for adjacent parking or continue two blocks to the Military Park garage, located on the left.

FROM NEW YORK Via the New Jersey Turnpike: Leave the city through the Lincoln Tunnel and continue west on Route 495, staying left for the entrance to the New Jersey Turnpike. Take the turnpike south to Exit 15W (Newark/The Oranges). After the toll booth, follow Route 280 West to Exit 15A (Route 21 South-- Downtown). Follow signs to Route 21 (aka McCarter Highway) and make a right onto Route 21 South. Follow Route 21 to Center Street, make a right on Center Street and turn right at Mulberry Street for adjacent parking or continue two blocks to the Military Park garage, located on the left.



Via the Garden State Parkway: (Northbound) Follow the Garden State Parkway North to Exit 142 (Route 78). Take Route 78 East. Stay right and follow Route 1 and 9 north to Route 21 (aka McCarter Highway). Travel across the viaduct into downtown Newark. Stay in the left--turn lanes and turn left at the second light. Continue one block and turn right onto Broad Street. Follow Broad Street 18 blocks to Park Place. Bear right at Park Place and enter the Military Park garage to the left or turn right onto Center Street and left at Mulberry Street for adjacent parking.

Via the Garden State Parkway: (Southbound) Take the Garden State Parkway South to Exit 145. Follow signs to Route 280 eastbound. Take Route 280 East to Exit 15 (Route 21 South--Downtown). At the traffic light at the bottom of the ramp, make a right onto Route 21 South (aka McCarter Highway). Continue on Route 21 South to Center Street, make a right on Center Street and turn right at Mulberry Street for adjacent parking or continue two blocks to the Military Park garage, located on the left.

Via Route 78: Take Route 78 East until it splits near Newark Airport. Stay right and follow Route 1 and 9 to Route 21 (aka McCarter Highway). Travel across the viaduct into downtown Newark. Stay in the left-turn lanes and turn left at the second light. Continue one block and turn right onto Broad Street. Follow Broad Street 18 blocks to Park Place. Bear right at Park Place and enter the Military Park garage to the left or turn right onto Center Street and left at Mulberry Street for adjacent parking.

Via Mass Transit: Board the train at New York's Penn Station and travel to Penn Station, Newark. Take the new shuttle bus, dubbed "The Loop" to the NJPAC. To walk, exit the station via Raymond Boulevard and continue two blocks west to Mulberry Street. Turn right on Mulberry and walk two blocks north to the NJPAC.


Directions for reaching Newark, New Jersey, by bus or train may be obtained by calling New Jersey Transit at 1-800-772-2222 from area codes 201, 732, 973 and 908 in New Jersey, 1-800-582-5946 from area code 609 in New Jersey and 1--973--762--5100 from outside of the State.

[PSEG LOGO]




Public Service Enterprise Group Incorporated
80 Park Plaza, Newark, New Jersey 07101-1171





                                [MAPS OMITTED]









Arrangements have been made to provide free parking within close proximity to the New Jersey Performing Arts Center at locations designated (P) on the map above.

Please bring your parking ticket with you to the meeting so that it can be validated by PSEG. Reasonable parking expenses incurred at locations other than those shown above will be reimbursed.

Detailed directions appear on the immediately preceding page.